Exhibit 10.14

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT

among

NOMURA CORPORATE FUNDING AMERICAS, LLC,

as Buyer

ANGEL OAK MORTGAGE, INC.,

as a Seller

and

ANGEL OAK MORTGAGE FUND TRS,

as a Seller

Dated as of December 6, 2018

SCHEDULE 1-A	REPRESENTATIONS AND WARRANTIES RE: HOME$ENSE MORTGAGE LOANS, PORTFOLIO SELECT MORTGAGE LOANS, PLATINUM MORTGAGE LOANS, PRIME JUMBO MORTGAGE LOANS, INVESTOR MORTGAGE LOANS AND AGENCY MORTGAGE LOANS
SCHEDULE 1-B	REPRESENTATIONS AND WARRANTIES RE: RTL MORTGAGE LOANS
SCHEDULE 1-C	REPRESENTATIONS AND WARRANTIES RE: CHERRYWOOD MORTGAGE LOANS AND CRE BRIDGE MORTGAGE LOANS
SCHEDULE 2	AUTHORIZED REPRESENTATIVES
SCHEDULE 3	MORTGAGE LOAN PURCHASE AGREEMENTS
SCHEDULE 4	CRE BRIDGE MORTGAGE LOAN DELIVERABLES

EXHIBIT A-1	FORM OF CONFIRMATION LETTER - [HOME$ENSE MORTGAGE LOANS] [PORTFOLIO SELECT MORTGAGE LOANS] [PLATINUM MORTGAGE LOANS] [PRIME JUMBO MORTGAGE LOANS] [INVESTOR MORTGAGE LOANS] [AGENCY MORTGAGE LOANS]
EXHIBIT A-2	FORM OF CONFIRMATION LETTER - RTL MORTGAGE LOANS
EXHIBIT A-3	FORM OF CONFIRMATION LETTER - CHERRYWOOD MORTGAGE LOANS
EXHIBIT A-4	FORM OF CONFIRMATION LETTER - CRE BRIDGE MORTGAGE LOANS
EXHIBIT B	RESERVED
EXHIBIT C	SELLERS’ TAX IDENTIFICATION NUMBERS
EXHIBIT D	EVIDENCE OF BUYER LISTED AS LOSS PAYEE OF FIDELITY INSURANCE POLICY
EXHIBIT E	FORM OF CONFIRMATION LETTER - MARGIN EXCESS
EXHIBIT F	FORM OF SECTION 8 CERTIFICATE
EXHIBIT G-1	ASSET SCHEDULE FIELDS - HOME$ENSE MORTGAGE LOANS, PORTFOLIO SELECT MORTGAGE LOANS, PLATINUM MORTGAGE LOANS, PRIME JUMBO MORTGAGE LOANS, INVESTOR MORTGAGE LOANS AND AGENCY MORTGAGE LOANS
EXHIBIT G-2	ASSET SCHEDULE FIELDS - RTL MORTGAGE LOANS
EXHIBIT G-3	ASSET SCHEDULE FIELDS - CHERRYWOOD MORTGAGE LOANS
EXHIBIT G-4	ASSET SCHEDULE FIELDS - CRE BRIDGE MORTGAGE LOANS
EXHIBIT H	RESERVED
EXHIBIT I	FORM OF [SERVICER][SUBSERVICER] NOTICE
EXHIBIT J	FORM OF SELLER POWER OF ATTORNEY
EXHIBIT K	HOME$ENSE UNDERWRITING GUIDELINES
EXHIBIT L	PORTFOLIO SELECT UNDERWRITING GUIDELINES
EXHIBIT M	RESERVED
EXHIBIT N	INVESTOR CASH FLOW UNDERWRITING GUIDELINES
EXHIBIT O	RTL UNDERWRITING GUIDELINES
EXHIBIT P	PLATINUM UNDERWRITING GUIDELINES
EXHIBIT Q	PRIME JUMBO UNDERWRITING GUIDELINES
EXHIBIT R	CHERRYWOOD UNDERWRITING GUIDELINES
EXHIBIT S	CRE BRIDGE UNDERWRITING GUIDELINES

MASTER REPURCHASE AGREEMENT

This MASTER REPURCHASE AGREEMENT, is entered into as of December 6, 2018, among ANGEL OAK MORTGAGE, INC., a Maryland corporation (“AOMI Seller” or a “Seller”), ANGEL OAK MORTGAGE FUND TRS, a Delaware statutory trust (“AOMF Seller” or a “Seller”, collectively, the “Sellers”), and NOMURA CORPORATE FUNDING AMERICAS, LLC, a Delaware limited liability company (the “Buyer”).

Section 1. Applicability; Transaction Overview. From time to time, upon the terms and conditions set forth herein, the parties hereto may agree to enter into transactions in which a Seller agrees to transfer to Buyer certain Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to such Seller such Mortgage Loans against the transfer of funds by such Seller. From time to time, a Seller may request a release of Purchased Assets from Buyer in conjunction with an Optional Repurchase. Notwithstanding anything to the contrary herein, this Agreement is not a commitment by Buyer to enter into Transactions with Sellers but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Sellers. Each such transaction involving the transfer of Eligible Mortgage Loans shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. As additional credit enhancement in connection with the Transactions hereunder and as a condition precedent to Buyer entering into the Transactions hereunder, (i) Guarantor shall deliver a full recourse guaranty of all Obligations and (ii) each Pledgor shall deliver a Pledge Agreement to secure the Obligations.

Section 2. Definitions. As used herein, the following terms shall have the following meanings.

“12 Month Bank Statement Mortgage Loan” shall mean a Mortgage Loan with a self-employed Mortgagor whose income was qualified using twelve (12) months of bank statements in accordance with the applicable Underwriting Guidelines.

“24 Month Bank Statement Mortgage Loan” shall mean a Mortgage Loan with a self-employed Mortgagor whose income was qualified using twenty four (24) months of bank statements in accordance with the applicable Underwriting Guidelines.

“1934 Act” shall have the meaning set forth in Section 34(a) hereof.

“Accelerated Repurchase Date” shall have the meaning set forth in Section 16(a)(i) hereof.

“Accepted Servicing Practices” shall mean, with respect to any Purchased Asset, those mortgage servicing practices of prudent mortgage lending institutions which service Mortgage Loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, consistent with the degree of skill and care that such servicers customarily require with respect to similar Mortgage Loans owned or managed by such servicers, and that are in accordance with all applicable Federal, State and local laws and regulations and the terms of the related Loan Documents.

“Actual Disbursed Holdback Amount” shall mean, with respect to the Purchased Assets that are either RTL Mortgage Loans, Cherrywood Mortgage Loans or CRE Bridge Mortgage Loans, the total aggregate Disbursed Holdback Amount disbursed by the applicable Servicer or Subservicer to the related Mortgagor in the prior calendar month.

“Additional Asset” shall have the meaning assigned thereto in Section 7(b) hereof.

“Additional Purchase Price” shall have the meaning assigned thereto in Section 7(c) hereof.

“Adjustable Rate Mortgage Loan” shall mean a Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Agency Mortgage Loan” shall mean a Fannie Mae High Balance Mortgage Loan and a Freddie Mac Super Conforming Mortgage Loan, individually or together as the context may require.

“Aggregate Asset Value” shall mean, as of any date of determination, the sum of the Asset Values of all Purchased Assets less the Excess Concentration Amount.

“Aggregate Facility Purchase Price” shall mean, as of any date of determination, the sum of the Purchase Prices of all Purchased Assets.

“Aggregate Facility Repurchase Price” shall mean, as of any date of determination, the sum of the Repurchase Prices of all Purchased Assets not yet repurchased.

“Aggregate Market Value” shall mean, as of any date of determination, the sum of the Market Values of all Purchased Assets using the most recent Market Value obtained or determined pursuant to the definition of Market Value.

“Agreement” shall mean this Master Repurchase Agreement among Buyer and Sellers, dated as of the date hereof as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.

“AMC” shall mean American Mortgage Consultants, Inc.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 13(a)(xxviii) hereof.

“Anticipated Disbursed Holdback Amount” shall mean, with respect to the Purchased Assets that are RTL Mortgage Loans, Cherrywood Mortgage Loans or CRE Bridge Mortgage Loans, the total aggregate Disbursed Holdback Amount anticipated by AOPB, in each case, to be disbursed to the related Mortgagors in the following calendar month, as reasonably determined by such party.

“AOCB” means Angel Oak Commercial Bridge, LLC, a Delaware limited liability company.

“AOMF Seller Collection Holdback Sub-Account” means that certain segregated sub-account established by Sellers at the Collection Account Bank, exclusively for the benefit of Buyer, into which all Holdback Amounts related to any Purchased Asset that is an RTL Mortgage Loan sold by AOMF Seller to Buyer pursuant to a Transaction hereunder will be deposited upon the occurrence of a Holdback Trigger Event, and which shall be subject to the Collection Account Control Agreement.

“AOMI Seller Collection Holdback Sub-Account” means that certain segregated sub-account established by Sellers at the Collection Account Bank, exclusively for the benefit of Buyer, into which all Holdback Amounts related to any Purchased Asset that is an RTL Mortgage Loan sold by AOMI Seller to Buyer pursuant to a Transaction hereunder will be deposited upon the occurrence of a Holdback Trigger Event, and which shall be subject to the Collection Account Control Agreement.

“AOPB” means Angel Oak Prime Bridge, LLC, a Georgia limited liability company.

“Appraisal” shall mean, with respect to any Eligible Mortgage Loan, an appraisal of the “as is” or “as repaired” fair market value incorporating an interior inspection of the residence on such Mortgaged Property and the after repair value incorporating the Mortgagor’s scope of work of the related Mortgaged Property, given by an Appraisal Firm and obtained in conformity with Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, in compliance with the requirements of Title 11 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Appraisal Firm” means the appraisal firm or other licensed real estate agent or broker acceptable to Buyer, in each case, that (i) holds a Member Appraisal Institute designation, (ii) is licensed or certified under the laws of the state where the applicable Mortgaged Property is located, (iii) has no interest, direct or indirect, in the Mortgaged Property or in any RTL Mortgage Loan made on the security thereof and (iv) their compensation is not affected by the approval or disapproval of the Mortgage Loan.

“Appraisal Value” shall mean, with respect to any Eligible Mortgage Loan, the value of the related Mortgaged Property as set forth in the Appraisal. The Appraisal Value for any Eligible Mortgage Loan shall be deemed to be zero following notice from Buyer to a Seller or knowledge by a Seller that the Asset Value thereof has been reduced to zero in accordance with the definition thereof.

“Approved Diligence Provider” shall mean AMC, Clayton or another due diligence vendor approved by Buyer in its sole discretion.

“Asset Detail and Exception Report” shall have the meaning set forth in the Custodial Agreement.

“Asset File” shall have the meaning set forth in the Custodial Agreement.

“Asset Schedule” shall mean with respect to any Transaction as of any date, an asset schedule in the form of a computer tape or other electronic medium (including an Excel spreadsheet) generated by the related Seller and delivered to Buyer and the Custodian, which provides information (including, without limitation, the information set forth on Exhibits G-1, G-2, G-3 or G-4 attached hereto, as applicable) relating to the Eligible Mortgage Loans in a format reasonably acceptable to Buyer.

“Asset Value” shall have the meaning set forth in the Pricing Side Letter.

“Assignment and Acceptance” shall have the meaning set forth in Section 21 hereof.

“Assignment and Conveyance” shall mean with respect to each Purchased Asset, the applicable Assignment and Conveyance entered into pursuant to the applicable Mortgage Loan Purchase Agreement, between the applicable Seller, as purchaser, and the applicable Originator, as seller.

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of such Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of such Mortgage.

“Assignment of Rents” shall mean, with respect to any Mortgaged Property, an assignment of leases, rents and profits thereunder, notice of transfer or equivalent instrument, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of leases, rents and profits.

“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of each Seller, each Servicer and Buyer listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

“Bailee Letter” shall mean a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Buyer.

“Bank Statement Mortgage Loan” shall mean (i) a 12 Month Bank Statement Mortgage Loan and (ii) a 24 Month Bank Statement Mortgage Loan, individually or together as the context may require.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“BOV” shall mean, with respect to any Eligible Cherrywood Mortgage Loan or any Eligible CRE Bridge Mortgage Loan, a broker’s opinion of the “as is” value, or, with respect to any Eligible CRE Bridge Mortgage Loan, a broker’s opinion of the “as repaired” value of the related Mortgaged Property given by a licensed real estate agent or broker acceptable to Buyer, obtained by or on behalf of the applicable Seller in conformity with customary and usual and business practices, which generally includes three (3) comparable sales and three (3) comparable listings.

“BOV Value” shall mean, with respect to any Eligible Cherrywood Mortgage Loan or any Eligible CRE Bridge Mortgage Loan, the value of the related Mortgaged Property as set forth in the BOV obtained by or on behalf of such Seller; provided, however, that if such determined value is not acceptable to Buyer, then Buyer may require such Seller to obtain (at such Seller’s cost) an additional BOV from another BOV provider selected by Buyer in its sole discretion, and Buyer may adjust such BOV Value as Buyer reasonably deems appropriate. The BOV Value for any Purchased Asset that is a Cherrywood Mortgage Loan or a CRE Bridge Mortgage Loan shall be deemed to be zero following notice from Buyer to the applicable Seller or knowledge by the applicable Seller that the Asset Value thereof has been reduced to zero in accordance with the definition thereof.

“BPO” shall mean, with respect to any Mortgage Loan, a broker’s price opinion of the “as is” fair market value of the related Mortgaged Property given by a licensed real estate agent, appraisal management company or broker acceptable to Buyer, obtained by or on behalf of such Seller in conformity with customary and usual and business practices, which generally includes three (3) comparable sales and three (3) comparable listings.

“BPO Value” shall mean, with respect to any Mortgage Loan, the “as is” or “as repaired” fair market value of the related Mortgaged Property as set forth in the BPO obtained by or on behalf of such Seller; provided, however, that if such determined value is not acceptable to Buyer, then Buyer may require such Seller to obtain (at such Seller’s cost) an additional BPO from a BPO provider selected by Buyer in its sole discretion, and Buyer may adjust such BPO Value as Buyer reasonably deems appropriate. The BPO Value for any RTL Mortgage Loan shall be deemed to be zero following notice from Buyer to a Seller or knowledge by a Seller that the Asset Value thereof has been reduced to zero in accordance with the definition thereof.

“BSI” means Servis One, Inc. d/b/a BSI Financial Services.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the States of New York or Georgia or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” shall mean Nomura Corporate Funding Americas, LLC, its successors in interest and assigns, and with respect to Section 8, its participants.

“Buyer’s Account” shall mean, unless otherwise disclosed to Sellers by Buyer in writing, the following account maintained by Buyer: Account No. 6550561119, for the account of Nomura Corp Funding Americas, Bank of America, N.A., New York, ABA No. 026009593.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).

“Cash Equivalent” means any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Repurchase Date:

(i)                                     direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”); and

(ii)                                  certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts.

“Cashout Refinancing” means any origination of a Mortgage Loan which is a refinancing and which results in a payment being made to the Mortgagor from the proceeds of such Mortgage Loan refinancing.

“Change in Control” shall mean:

(i)                                     any transaction or event as a result of which Guarantor ceases to directly own one hundred percent (100%) of AOMI Seller;

(ii)                                  any transaction or event as a result of which Guarantor ceases to directly own one hundred percent (100%) of AOMF Seller;

(iii)                               the sale, transfer, or other disposition of all or substantially all of either Seller’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction);

(iv)                              Angel Oak Capital Advisors, LLC ceases to be the primary active manager of any Seller or Guarantor; or

(v)                                 the consummation of a merger or consolidation of Guarantor with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), if more than fifty-one percent (51%) of the combined voting power of the continuing or surviving entity’s Capital Stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not owners of the Guarantor immediately prior to such merger, consolidation or other reorganization.

“Cherrywood” means Cherrywood Mortgage, LLC, a Delaware limited liability company.

“Cherrywood Concentration Limit” shall have the meaning assigned thereto in the Pricing Side Letter.

“Cherrywood Investor Mortgage Loan” shall mean a Cherrywood Mortgage Loan that meets the CM300, CM310 or CM320 guidelines set forth in the Cherrywood Underwriting Guidelines.

“Cherrywood Maximum Aggregate Purchase Price” shall have the meaning assigned thereto in the Pricing Side Letter.

“Cherrywood Mortgage Loan” shall mean any first lien commercial mortgage loan, which (a) was originated by Cherrywood in compliance with the Cherrywood Underwriting Guidelines (other than with respect to the Exception Cherrywood Mortgage Loans) and (b) acquired by a Seller.

“Cherrywood Program A Mortgage Loan” shall mean a Cherrywood Mortgage Loan that meets the CM100 or CM300 guidelines set forth in the Cherrywood Underwriting Guidelines.

“Cherrywood Program C Mortgage Loan” shall mean a Cherrywood Mortgage Loan that meets the CM120 or CM320 guidelines set forth in the Cherrywood Underwriting Guidelines.

“Cherrywood Underwriting Guidelines” shall mean the underwriting guidelines set forth in Exhibit R.

“Clayton” shall mean Clayton Holdings LLC.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” means that certain segregated account, for the benefit of Buyer, as referenced in, and subject to, the Collection Account Control Agreement and as held by the Collection Account Bank, into which any Income derived from a Purchased Asset sold by a Seller to Buyer pursuant to a Transaction hereunder shall be deposited.

“Collection Account Bank” shall mean U.S. Bank National Association, in its capacity as bank with respect to the Collection Account Control Agreement.

“Collection Account Control Agreement” shall mean that certain Account Control Agreement, dated as of the date hereof, by and among Sellers, Buyer and the Collection Account Bank, in form and substance acceptable to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time, and which shall provide for Buyer control of the Collection Account as of the date of execution.

“Collection Holdback Sub-Account” shall mean the AOMF Seller Collection Holdback Sub-Account and the AOMI Seller Collection Holdback Sub-Account.

“Collection Period” shall mean the period commencing on the first (1st) day of the month up to but not including the first (1st) day of the following month.

“Concentration Limit” shall have the meaning assigned thereto in the Pricing Side Letter.

“Confidential Information” shall have the meaning set forth in Section 32(b) hereof.

“Confidential Terms” shall have the meaning set forth in Section 32(a) hereof.

“Confirmation” shall have the meaning set forth in Section 3(c)(iii) hereof.

“Construction Loan Management Agreement” shall mean that certain Master Services Agreement, dated as of June 13, 2017, entered into by and between AOPB and the Construction Loan Manager, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Construction Loan Manager” shall mean, with respect to the RTL Mortgage Loans, (a) Land Gorilla, LLC or (b) such other entity retained by Sellers to manage the renovation progress of a Mortgaged Property and approved by Buyer in its good faith discretion.

“Cost Basis” shall mean, with respect to each Mortgage Loan, the sum of (a) (i) to the extent such Mortgage Loan was acquired by Seller within twelve (12) months of the applicable Purchase Date, the related acquisition price paid by Seller for such Mortgage Loan or (ii) otherwise, the “as is” value of such Mortgage Loan, plus (b) the documented cost of improvements with respect to the related Mortgaged Property.

“Costs” shall have the meaning set forth in Section 17(a) hereof.

“CRE Bridge Concentration Limit” shall have the meaning assigned thereto in the Pricing Side Letter.

“CRE Bridge Maximum Aggregate Purchase Price” shall have the meaning assigned thereto in the Pricing Side Letter.

“CRE Bridge Mortgage Loan” shall mean any first lien commercial mortgage loan, which (a) was originated by AOCB in compliance with the CRE Bridge Underwriting Guidelines and (b) acquired by a Seller.

“CRE Bridge Underwriting Guidelines” shall mean the underwriting guidelines set forth in Exhibit S.

“Custodial Agreement” shall mean that certain Custodial Agreement, dated as of the date hereof, by and among Sellers, Buyer and Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodian” shall mean U.S. Bank National Association and any successor thereto under the Custodial Agreement.

“Days Delinquent” shall refer to the number of days a Mortgage Loan is delinquent using the MBA Method of Delinquency.

“Deed” shall mean the deed issued in connection with a foreclosure sale of a Mortgaged Property or in connection with receiving a deed in lieu of foreclosure evidencing title to the related REO Property.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Defaulting Party” shall have the meaning set forth in Section 31(b) hereof.

“Disbursed Holdback Amount” shall mean, with respect to any Purchased Asset that are RTL Mortgage, any Holdback Amount disbursed by AOPB, in each case, to the related Mortgagor in accordance with the applicable Loan Documents.

“Dollars” and “$” shall mean lawful money of the United States of America.

“DSCR” or “Debt-Service Coverage Ratio” shall mean, with respect to any Eligible CRE Bridge Mortgage Loan or Eligible Cherrywood Mortgage Loans), as of the related origination date, an amount equal to (a) the annual Net Operating Income for the related Mortgaged Property, divided by (b) the Annual Debt Service of such Purchased Asset.

“Due Diligence Documents” shall have the meaning set forth in Section 20 hereof.

“Due Diligence Review” shall mean the performance by Buyer or its designee of any or all of the reviews permitted under Section 20 hereof with respect to any or all of the Mortgage Loans proposed to be subject to a Transaction, the Purchased Assets, Sellers, Originators, Pledgors and/or Servicers or Subservicers, as desired by Buyer from time to time.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

“Electronic Tracking Agreement” shall mean that certain Electronic Tracking Agreement, to be entered into by and among Sellers, Buyer, MERSCORP Holdings, Inc. and MERS, as the same may be amended from time to time.

“Eligible Agency Mortgage Loan” shall mean an Agency Mortgage Loan which complies with the representations and warranties set forth on Schedule 1-A with respect thereto, as applicable.

“Eligible Cherrywood Mortgage Loan” shall mean a Cherrywood Mortgage Loan which complies with (a) the representations and warranties set forth on Schedule 1-C with respect thereto and (b) the Cherrywood Concentration Limits. Unless otherwise consented to by Buyer in writing in its sole and absolute discretion, each Eligible Cherrywood Mortgage Loan must:

(i)                                     be a commercial purpose Mortgage Loan;

(ii)                                  have a Mortgagor (or a Sponsor if such Mortgagor is not an individual) with a FICO Score greater than or equal to 550; provided that if the related Mortgagor has a FICO Score less than 550, but greater than or equal to 500, Buyer may, in its sole discretion, approve such Cherrywood Mortgage Loan subject to review of demonstrated offsetting credit factors;

(iii)                               carry the unconditional personal payment Guarantee of the largest percentage owner or most creditworthy principal of the related Mortgagor;

(iv)                              have been originated less than ninety (90) days prior to the related Purchase Date by Cherrywood;

(v)                                 have an unpaid principal balance in an amount (A) greater than or equal to Two Hundred Thousand Dollars ($200,000), but (B) less than Five Million Dollars ($5,000,000);

(vi)                              not be past due as of the related Purchase Date and not have been past due at any point prior to becoming subject to a Transaction hereunder after application of any applicable grace period provided for in the related Loan Documents;

(vii)                           have a Mortgage Note with an outstanding principal balance in an amount that is less than or equal to (A) with respect to any Cherrywood Program A Mortgage Loan, eighty percent (80%), and (B) with respect to any Mortgage Loan secured by a Mortgaged Property that is permitted hereunder and under the Cherrywood Underwriting Guidelines (other than as set forth in clause (A) above), seventy five percent (75%), in each case, of the Appraisal Value of the related Mortgaged Property;

(viii)                        have had a DSCR on the related origination date greater than or equal to 1.10x; and

(ix)                              must have had an environmental review performed upon the related Mortgaged Property in compliance with the Cherrywood Underwriting Guidelines.

“Eligible CRE Bridge Mortgage Loan” shall mean a CRE Bridge Mortgage Loan which complies with (a) the representations and warranties set forth on Schedule 1-C with respect thereto and (b) the CRE Bridge Concentration Limits. Unless otherwise consented to by Buyer in writing in its sole and absolute discretion, each Eligible CRE Bridge Mortgage Loan must:

(i)                                  be secured by a Mortgaged Property that is a Specified Property Type or Other Property Type;

(ii)                               not be secured by a Mortgaged Property or Mortgaged Properties with a subordinate lien;

(iii)                            have an original term to maturity of greater than or equal to one (1) year, but less than or equal to three (3) years;

(iv)                           have an unpaid principal balance in an amount (A) greater than or equal to Five Hundred Thousand Dollars ($500,000), but (B) less than or equal to Twenty Five Million Dollars ($25,000,000);

(v)                              have, as of any date of determination, an LTV that is less than or equal to seventy five percent (75%);

(vi)                           be secured by a Mortgaged Property that is not subject to a ground-up construction, a tear-down, a partial tear-down, a gut rehabilitation, a repurposing project or other substantial construction or rehabilitation, as determined by Buyer in its sole discretion;

(vii)                        be and have been, at all times since origination, less than one hundred twenty (120) Days Delinquent; and

(viii)                     have had a DSCR on the related origination date greater than or equal to 1.00x (taking into consideration any interest reserves).

“Eligible Mortgage Loan” shall mean a Mortgage Loan that is (a) an Eligible Non-QM Mortgage Loan, (b) an Eligible Cherrywood Mortgage Loan, (c) an Eligible CRE Bridge Mortgage Loan, (d) an Eligible RTL Mortgage Loan or (e) an Eligible Agency Mortgage Loan, as applicable, in each case. Unless otherwise consented to by Buyer in writing in its sole and absolute discretion, each Eligible Mortgage Loan must:

(i)                                     have been approved by Buyer as of the related Purchase Date in its sole and absolute discretion;

(ii)                                  have been originated by an Originator;

(iii)                               must have been originated in accordance with and conforms with the applicable Underwriting Guidelines without exception, other than with respect to any Eligible Mortgage Loan that is an Exception Cherrywood Mortgage Loan;

(iv)                              be serviced by a Servicer or Subservicer that has entered into a Servicing Agreement or Subservicing Agreement and Servicer Notice or Subservicer Notice, in each case, in form and substance acceptable to Buyer;

(v)                                 have an Asset File that has been received by the Custodian (which Asset File shall include, but not be limited to, an original Mortgage Note, with a complete chain of endorsement and endorsed in blank, a complete chain of assignments of mortgage with an assignment in blank, a Mortgage with evidence of recording thereon, and a title policy) on or prior to the related Purchase Date;

(vi)                              be secured by a first lien on a Mortgaged Property that is located in a State in the U.S. or in the District of Columbia;

(vii)                           not be secured by a Mortgaged Property that is an Ineligible Property Type;

(viii)                        not have a Mortgagor that is subject to an Insolvency Event;

(ix)                              have a Mortgagor that is a U.S. Person;

(x)                                 not be and never have been, at any time since origination, subject to a foreclosure proceeding; and

(xi)                              not be an REO Property.

“Eligible Non-QM Mortgage Loan” shall mean a Home$ense Mortgage Loan, Portfolio Select Mortgage Loan, a Platinum Mortgage Loan, a Prime Jumbo Mortgage Loan or an Investor Mortgage Loan which (i) complies with the representations and warranties set forth on Schedule 1-A with respect thereto, as applicable, (ii) complies with the Non-QM Sub-limits, as applicable, and (iii) other than Grade Open Mortgage Loans, has been classified as a Grade A Mortgage Loan or a Grade B Mortgage Loan from an Approved Diligence Provider on or prior to the related Purchase Date (as set forth on the related Asset Schedule). No Grade Open Mortgage Loan shall be an Eligible Mortgage Loan if such Mortgage Loan has been subject to a Transaction for more than sixty (60) days and has not been reclassified as a Grade A Mortgage Loan or Grade B Mortgage Loan and no Grade C Mortgage Loan or Grade D Mortgage Loan shall be an Eligible Mortgage Loan unless otherwise approved in Buyer’s sole and absolute discretion.

“Eligible RTL Mortgage Loan” shall mean an RTL Mortgage Loan which complies with (a) the representations and warranties set forth on Schedule 1-B with respect thereto and (b) the RTL Concentration Limits. Unless otherwise consented to by Buyer in writing in its sole and absolute discretion, each Eligible RTL Mortgage Loan must:

(i)                                     be an investor purpose Mortgage Loan;

(ii)                                  be secured by a Mortgaged Property that has an “as is” Appraisal Value or BPO Value, as applicable, greater than or equal to Fifty Thousand Dollars ($50,000);

(iii)                               have an unpaid principal balance in an amount less than Two Million Dollars ($2,000,000);

(iv)                              be secured by a Mortgaged Property that is classified as a single family residential one-to-four family property, a planned unit development, townhouse or condo;

(v)                                 be secured by a Mortgaged Property that is not subject to a ground-up construction, a tear-down, a partial tear-down, a gut rehabilitation, a repurposing project or other substantial construction or rehabilitation, as determined by Buyer in its sole discretion;

(vi)                              have an original term to maturity of less than or equal to one (1) year;

(vii)                           have, as of any date of determination, a Mortgage Note with an outstanding principal balance in an amount that is less than or equal to seventy five percent (75%) of the “after repair” Appraisal Value of the related Mortgaged Property;

(viii)                        to the extent such Eligible RTL Mortgage Loan has a Holdback Amount, have a Holdback Amount which is less than or equal to one hundred percent (100%) of the related “as is” Appraisal Value or BPO Value, as applicable, of the related Mortgaged Property; and

(ix)                              have, as of any date of determination, an LTC that is less than or equal to ninety percent (90%).

“Environmental Issue” shall mean any material environmental issue with respect to any Mortgaged Property, as determined by the Buyer in its good faith discretion, including without limitation, the violation of any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous substances, materials or other pollutants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign analogues, counterparts or equivalents, in each case as amended from time to time.

“EO13224” shall have the meaning set forth in Section 13(a)(xxix) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any Person which, together with any Seller or Guarantor, is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of

Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“Event of Default” shall have the meaning set forth in Section 15 hereof.

“Event of ERISA Termination” shall mean (i) with respect to any Plan, a Reportable Event, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of Sellers or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Sellers or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430 (j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Sellers or any ERISA Affiliate thereof to terminate any Plan (in each case, other than a standard termination), or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Sellers or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Sellers or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.

“Exception Cherrywood Mortgage Loan” shall mean any Cherrywood Mortgage Loan that (a) is documented as an “Exception Mortgage Loan” under the Cherrywood Underwriting Guidelines exceptions limitations, (b) is identified as an “Exception Mortgage Loan” in the related Asset Schedule, (c) has demonstrated compensating factors, (d) was disclosed as having such exceptions to Buyer in writing prior to the related Purchase Date, and (e) is purchased by Buyer hereunder in its sole discretion.

“Excess Concentration Amount” shall mean as of any day an amount equal to the aggregate Purchase Price of Purchased Assets that are (i) Mortgage Loans in excess of any applicable Concentration Limit, (ii) Prime Jumbo Mortgage Loan or an Agency Mortgage Loan in excess of the Prime Jumbo and Agency Maximum Aggregate Purchase Price, (iii) RTL Mortgage Loans in excess of the RTL Maximum Aggregate Purchase Price, (iv) Cherrywood Mortgage Loans in excess of the Cherrywood Maximum Aggregate Purchase Price and (v) CRE Bridge Mortgage Loans in excess of the CRE Bridge Maximum Aggregate Purchase Price.

“Exit Fee” shall have the meaning assigned thereto in the Pricing Side Letter.

“Facility Documents” shall mean this Agreement, the Pricing Side Letter, the Custodial Agreement, Guaranty, the Electronic Tracking Agreement, each Servicing Agreement, each Servicing Notice, each Subservicing Agreement, each Subservicer Notice, each Power of Attorney, the Collection Account Control Agreement, the Holdback Account Control Agreement, each MSR Purchase Agreement, each Assignment and Conveyance, the Mortgage

Loan Purchase Agreements, each Pledge Agreement and any and all other documents and agreements executed and delivered by a Seller in connection with this Agreement or any Transactions hereunder, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof.

“Fannie Mae” shall mean Fannie Mae, or any successor thereto.

“Fannie Mae Guides” shall mean the Fannie Mae Seller’s Guide, the Fannie Mae Servicing Guide and all amendments and additions thereto.

“Fannie Mae High Balance Mortgage Loan” shall mean a Mortgage Loan that (i) is eligible for sale to Fannie Mae in accordance with the high balance loan requirements applicable to mortgage loans with original loan amounts meeting the high-cost area loan limits established by the Federal Housing Finance Agency, as published by Fannie Mae from time to time in accordance with the Fannie Mae Guides and (ii) is otherwise approved by the Buyer in its sole discretion as of any date of determination.

“FDIA” shall have the meaning set forth in Section 33(c) hereof.

“FDICIA” shall have the meaning set forth in Section 33(d) hereof.

“FICO Score” means the credit score of the Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores on the date on which the related Mortgage Loan was originated.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud, with broad coverage on all officers, employees or other persons set forth in the next sentence acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans. For the sake of clarity such policies must protect and insure Seller against losses (i) resulting from fraud, theft, errors, omissions, negligence, dishonest or fraudulent acts committed by a Seller’s personnel, and temporary contract employees or student interns and (ii) in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.

“Financial Statements” shall mean the consolidated financial statements of the Guarantor prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by a nationally recognized independent certified public accounting firm.

“Foreign National” shall have the meaning assigned thereto in the Pricing Side Letter.

“Freddie Mac” shall mean Freddie Mac, or any successor thereto.

“Freddie Mac Guides” shall mean the Freddie Mac Seller/Servicer Guide, and all amendments and additions thereto.

“Freddie Mac Super Conforming Mortgage Loan” shall mean a Mortgage Loan that (i) is eligible for sale to Freddie Mac in accordance with the applicable Super Conforming Mortgage Requirements as set forth in the Freddie Mac Guides and (ii) is otherwise approved by the Buyer in its sole discretion as of any date of determination.

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“GLB Act” shall have the meaning set forth in Section 32(b) hereof.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Grade A Mortgage Loan” shall mean with respect to the applicable Underwriting Guidelines, a Mortgage Loan either purchased or originated in accordance with every applicable credit guideline with no exceptions permitted unless expressly approved by Buyer, all as determined by Approved Diligence Provider.

“Grade B Mortgage Loan” shall mean with respect to the applicable Underwriting Guidelines, a Mortgage Loan that does not meet every applicable credit guideline, but either most characteristics of the Mortgage Loan are within the guidelines or strong compensating factors, all as determined by Approved Diligence Provider.

“Grade C Mortgage Loan” shall mean with respect to the applicable Underwriting Guidelines, a Mortgage Loan that does not meet every applicable credit guideline, and either most characteristics of the Mortgage Loan are outside of the guidelines or there weak or no compensating factors, all as determined by Approved Diligence Provider.

“Grade D Mortgage Loan” shall mean with respect to the applicable Underwriting Guidelines, a Mortgage Loan for which the critical related documents required to perform any review are missing, all as determined by Approved Diligence Provider.

“Grade Open Mortgage Loan” shall mean a Home$ense Mortgage Loan, a Portfolio Select Mortgage Loan, a Platinum Mortgage Loan, a Prime Jumbo Mortgage Loan, an Investor Mortgage Loan or an Agency Mortgage Loan, which has not, as of the related Purchase Date, received a final grade (i.e., Grade A or Grade B), as determined by Approved Diligence Provider.

“Ground Lease” shall mean the ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the holder of the related Mortgage Loan.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean Angel Oak Mortgage Fund, LP and its successors in interest and assigns.

“Guaranty” shall mean the Guaranty, dated as of the date hereof, by Guarantor in favor of the Buyer, as may be amended from time to time.

“High Cost Mortgage Loan” shall mean a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) a “high cost,” “high risk,” “high rate,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).

“Holdback Account” means each segregated account held by the related Holdbank Bank, which account is held by the applicable Seller and into which any Holdback Amounts (exclusive of the related Non-Segregated Holdback Amounts) with respect to the Purchased Assets shall be deposited. Buyer shall have a perfected security interest in each such account and all amounts deposited therein from time to time and the applicable Seller acknowledges that Buyer shall have no obligations of any kind to remit any additional amounts into the related Holdback Account.

“Holdback Account Control Agreement” shall mean, with respect to each Holdback Account, (a) that certain Holdback Deposit Account Control Agreement with respect to the Cherrywood Mortgage Loans, dated as of the date hereof, by and among Sellers, Situs, Buyer and the Cherrywood & CRE Holdback Bank, (b) that certain Holdback Deposit Account Control Agreement with respect to the CRE Bridge Mortgage Loans, dated as of the date hereof, by and among Sellers, Situs, Buyer and the Cherrywood & CRE Holdback Bank, (c) that certain Holdback Account Control Agreement, dated as of the date hereof, by and among Sellers, AOPB, BSI, Buyer and the RTL Holdback Bank, and (d) any other deposit account control agreement, among a Seller or Sellers, a Servicer or Servicers, an Originator or Originators, Buyer

and a bank, in each case, which shall provide for Buyer’s control of the applicable Holdback Account(s) as provided for thereunder and shall be in form and substance acceptable to Buyer, and, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Holdback Amounts” means, with respect to any RTL Mortgage Loan, Cherrywood Mortgage Loan or CRE Bridge Mortgage Loan, the future funding amounts for the related Mortgagor to improve and rehabilitate the related Mortgaged Property in accordance with the applicable Loan Documents.

“Holdback Bank” shall mean (a) with respect to the Cherrywood Mortgage Loans and the CRE Bridge Mortgage Loans, Wells Fargo Bank, National Association, in its capacity as bank with respect to the applicable Holdback Account Control Agreement (in such capacity, the “Cherrywood & CRE Hldback Bank”), (b) with respect to the RTL Mortgage Loans, IBERIABANK, in its capacity as bank with respect to the applicable Holdback Account Control Agreement (in such capacity, the “RTL Holdback Bank”) and (c) any other bank approved by Buyer in its sole discretion with respect to a Holdback Account Control Agreement.

“Holdback Net Asset Value Threshold” shall have the meaning set forth in the Pricing Side Letter.

“Holdback Repurchase Trigger Amount” shall have the meaning set forth in the Pricing Side Letter.

“Holdback Trigger Event” shall mean, as of any date of determination, (i) Guarantor’s Net Asset Value (as such term is defined in the Guaranty) is less than the Holdback Net Asset Value Threshold or (ii) (x) the aggregate Repurchase Price of the RTL Mortgage Loans or CRE Bridge Mortgage Loans exceeds the Holdback Repurchase Trigger Amount and (y) the aggregate Holdback Amount is greater than the Holdback UPB Trigger Amount.

“Holdback UPB Trigger Amount” shall have the meaning set forth in the Pricing Side Letter.

“Homebridge” shall mean Homebridge Financial Services, Inc.

“Home$ense Mortgage Loan” shall mean a Mortgage Loan that meets the Home$ense Underwriting Guidelines.

“Home$ense Underwriting Guidelines” shall mean the underwriting guidelines set forth in Exhibit K.

“Income” shall mean, with respect to any Purchased Asset, without duplication, all principal and income or dividends or distributions received with respect to such Purchased Asset, including any Liquidation Proceeds, insurance proceeds, interest, dividends or other distributions payable thereon or any fees or payments of any kind received less the applicable Servicing Fee.

“Indebtedness” shall mean, with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Indemnified Party” shall have the meaning set forth in Section 17(a) hereof.

“Ineligible Property Type” shall mean a property used for any of the following purposes: a gas station, vacant or unimproved land, heavy industrial, stand-alone religious institution, night club/bar, adult care facility, health care related facility (excluding a medical office), funeral home, campground, educational institution (e.g., schools, etc.), auto dealership, car wash, automotive related use, adult entertainment, a marijuana dispensary or any other cannabis related use, leisure establishment / sports facility, public assistance office, drug treatment clinic, RV park, marina with lake access only, golf course, any property with Environmental Issues unless environmental insurance acceptable to Buyer in its sole discretion is in place, and business plans requiring re-entitlement or discretionary permits.

“Insolvency Event” shall mean, for any Person:

(i)                                     that such Person or any Affiliate shall discontinue or abandon operation of its business; or

(ii)                                  that such Person or any Affiliate shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(iii)                               a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or

(iv)                              the commencement by such Person or any Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s or any Affiliate’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(v)                                 that such Person or any Affiliate shall become insolvent; or

(vi)          if such Person or any Affiliate is a corporation, such Person or any Affiliate, or any of their Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (i), (ii), (iii), (iv) or (v).

“Interest-Only Mortgage Loan” means a Mortgage Loan (i) with an interest-only term of up to ten (10) years, (ii) during its interest-only term the related Mortgagor is only required to make monthly payments of interest (and not principal), (iii) after the expiration of the interest-only term, the related Mortgagor’s monthly payment is recalculated to fully amortize the loan over its remaining life and the related Mortgagor is required to make monthly payments of both principal and interest, (iv) the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence, and (v) the FICO Score of the related Mortgagor at the time of origination complies with the standards set forth in the applicable Underwriting Guidelines.

“Investor Cash Flow Mortgage Loan” shall mean an Investor Mortgage Loan that meets the Investor Cash Flow Underwriting Guidelines.

“Investor Cash Flow Underwriting Guidelines” shall mean the underwriting guidelines set forth in Exhibit N.

“Investor Mortgage Loan” shall mean any Eligible Mortgage Loan (other than any RTL Mortgage Loan and any Prime Jumbo Mortgage Loan) that is originated for investment or business purposes and for which the related Mortgaged Property securing the related Mortgage is non-owner occupied. For the avoidance of doubt, each Investor Cash Flow Mortgage Loan shall be an Investor Mortgage Loan; provided that, not every Investor Mortgage Loan shall be an Investor Cash Flow Mortgage Loan.

“LIBOR Rate” shall mean, with respect to each Pricing Rate Period, the rate of interest (calculated on a per annum basis) equal to the one month ICE Benchmark Administration (or any successor institution or replacement institution used to administer LIBOR) as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4a” on Bloomberg) on related Pricing Rate Determination Date, and if such rate is not available at such time for any reason, then the LIBOR Rate for the relevant Pricing Rate Period shall be the rate at which one (1) month U.S. dollar deposits are offered in immediately available funds by the principal London office of a major bank in the London interbank market, selected by Buyer in its sole discretion, at approximately 11:00 a.m. London time on that day; provided that, if prior to any Remittance Date, Buyer determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, the LIBOR Rate is no longer in existence, or the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be made available or used for determining the interest rate of loans, Buyer may give prompt notice thereof to Seller, whereupon the Pricing Rate for such period, and for all subsequent periods until such notice has been withdrawn by Buyer, shall be an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) (any such rate, a “Successor Rate”), together with any proposed Successor Rate conforming changes, as determined by Buyer in its sole discretion.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Liquidation Proceeds” shall mean, with respect to a Purchased Asset, all cash amounts received by the related Servicer or Subservicer in connection with: (i) the liquidation of the related Mortgaged Property or other collateral constituting security for such Purchased Asset through trustee’s sale, foreclosure sale, disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor, or (ii) the realization upon any deficiency judgment obtained against a Mortgagor.

“Loan Documents” shall mean, with respect to a Mortgage Loan, the related Mortgage Note and each other “Loan Document” (or other similar term) as such term is defined in such

Mortgage Note, all of which shall be included in the related Asset File to be delivered to Custodian pursuant to the terms of the Custodial Agreement.

“LTC” shall mean the ratio of (a) the original principal balance of a Mortgage Loan to (b) the Cost Basis of such Mortgage Loan.

“LTV” shall mean the ratio of (a) the original principal balance of a Mortgage Loan to (b) the “as is” Appraised Value of such Mortgage Loan.

“Margin Call” shall have the meaning assigned thereto in Section 7(b) hereof.

“Margin Deficit” shall have the meaning assigned thereto in Section 7(b) hereof.

“Margin Excess” shall have the meaning assigned thereto in Section 7(c) hereof.

“Market Value” shall mean, as of any date of determination, for each Mortgage Loan, the market value of such Mortgage Loan as determined by the Buyer in its absolute and sole discretion exercised in good faith; provided, that, the Market Value of any Mortgage Loan shall be capped at its par value.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, financial condition of Sellers, Guarantor or Servicers, (b) the ability of Sellers, Guarantor or Servicers to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Facility Documents, or (e) the timely payment by Sellers or Guarantor of any amounts payable under the Facility Documents; in each case as determined by Buyer in good faith.

“Maximum Aggregate Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“MBA Method of Delinquency” shall mean, with respect to Mortgage Loans, the methodology used by the Mortgage Bankers Association for assessing delinquency. For the avoidance of doubt, under the MBA Method of Delinquency, a Mortgage Loan is considered “30 days delinquent” if the Mortgagor fails to make a monthly payment prior to the close of business on the day that immediately precedes the due date on which the next monthly payment is due. For example, a Mortgage Loan will be considered thirty (30) days delinquent if the Mortgagor fails to make a monthly payment originally due on September 1 by the close of business on September 30.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS  Mortgage  Loan”  shall  mean  any  Mortgage  Loan  as  to  which  the  related Mortgage or assignment of mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note, and which is identified as a MERS Mortgage Loan on the related Asset Schedule.

“Minimum  Diversity Increase Amount” shall  have the meaning set forth in  Section 7(g)(ii) hereof.

“Minimum Diversity Reduction Amount” shall have the meaning set forth in Section 7(g)(i) hereof.

“Minimum Diversity Requirement” shall have the meaning set forth in the Pricing Side Letter.

“Minimum Release Amount” shall mean, with respect to a Purchased Asset, an amount equal to the sum of (x) such Mortgage Loan’s Repurchase Price of such Purchased Asset, and (y) any related Exit Fee.

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an Adjustable Rate Mortgage Loan.

“Mortgage” shall mean each mortgage, or deed of trust, security agreement and fixture filing, deed to secure debt, or similar instrument creating and evidencing a first Lien on real property and other property and rights incidental thereto.

“Mortgage Identification Number” shall mean the eighteen digit number permanently assigned by MERS to each Purchased Mortgage Loan which is a MERS Mortgage Loan.

“Mortgage Interest Rate” shall mean with respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Mortgage Loan” shall mean any first lien, one-to-four-family residential loan, RTL Mortgage Loan or commercial real estate loan evidenced by and including a Mortgage Note and a Mortgage, which in no event shall include any mortgage loan which (a) is subject to Section 226.32 of Regulation Z or any similar state or local law (relating to high interest rate credit/lending transactions), (b) includes any single premium credit life or accident and health insurance or disability insurance or (c) is a High Cost Mortgage Loan.

“Mortgage Loan Purchase Agreement” shall mean each mortgage loan purchase agreement pursuant to which a Seller purchased an Eligible Mortgage Loan from an Originator, as set forth on Schedule 3 attached hereto, in each case, to the extent consented to by Buyer pursuant to Section 18(h) hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time and as such Schedule 3 may be amended from time to time upon delivery by Buyer of such amended schedule to Sellers and confirmation thereof by Sellers (which delivery and confirmation may be via e-mail).

“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“MSR Purchase Agreements” shall mean (i) the MSR Purchase Agreement, dated as of the date hereof, between the Buyer, Sellers and AOPB, pursuant to which the Buyer and Sellers, as applicable, have an option to purchase AOPB’s Servicing Rights, as the same may be amended, supplemented or restated from time to time, (ii) the MSR Purchase Agreement, dated as of the date hereof, between the Buyer, AOMF Seller and Homebridge, pursuant to which the Buyer and AOMF Seller, as applicable, have an option to purchase Homebridge’s Servicing Rights, as the same may be amended, supplemented or restated from time to time, and (iii) any other MSR Purchase Agreement entered into by an Originator approved by Buyer pursuant to which the Buyer and Sellers, as applicable, have an option to purchase such Originator’s Servicing Rights, as the same may be amended, supplemented or restated from time to time.

“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Net Operating Income” or “NOI” shall mean net operating income for a Mortgaged Property for the specified period, and generally consists of revenue derived from the use and operation of the Mortgaged Property, consisting primarily of rental income, less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, which Net Operating Income may be adjusted by Buyer, in its sole discretion. For the sake of clarity, Net Operating Income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“Nondefaulting Party” shall have the meaning set forth in Section 31(b) hereof.

“Non-Excluded Taxes” shall have the meaning set forth in Section 8(a) hereof.

“Non-QM Mortgage Loan” shall mean any Eligible Mortgage Loan, other than an RTL Mortgage Loan, a Cherrywood Mortgage Loan, a CRE Bridge Mortgage Loan or an Agency Mortgage Loan.

“Non-QM Sub-limits” shall mean each Non-QM Mortgage Loan concentration limit set forth on Schedule 2 attached to the Pricing Side Letter.

“Non-Segregated Holdback Amount” shall mean, with respect to any Purchased Asset that is an RTL Mortgage Loan or a CRE Mortgage Loan, that has a Holdback Amount, the portion of such Holdback Amount that has not been deposited into the applicable Holdback Account or the Collection Holdback Sub-Account.

“Obligations” shall mean (a) any amounts owed by Sellers to Buyer in connection with any or all Transactions hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable to Buyer hereunder or under any of the Facility Documents; and (b) all other obligations or amounts owed by Sellers to Buyer or an Affiliate of Buyer under any other related contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.

“OFAC” shall have the meaning set forth in Section 13(a)(xxix) hereof.

“Optional Repurchase” shall have the meaning set forth in Section 3(d) hereof.

“Originator” shall mean Angel Oak Home Loans LLC, Angel Oak Mortgage Solutions LLC, AOPB, Cherrywood, AOCB, Homebridge and any other originator approved by the Buyer in its sole discretion exercised in good faith, as applicable, and each of their respective successors in interest.

“Other Property Type” shall mean any property other than a Specified Property Type and an Ineligible Property Type.

“Other Taxes” shall have the meaning set forth in Section 8(b) hereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof) including, but not limited to, Sellers.

“Plan” shall mean, with respect to Sellers, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five years established, maintained or contributed to by Sellers or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Platinum Mortgage Loan” shall mean a Mortgage Loan that meets the Platinum Underwriting Guidelines.

“Platinum Underwriting Guidelines” shall mean the underwriting guidelines set forth in Exhibit P.

“Pledge Agreement” shall mean (i) the pledge agreement, dated as of the date hereof, between Angel Oak Home Loans LLC, as pledgor, and the Buyer, as buyer, pursuant to which Angel Oak Home Loans LLC pledges all of its right, title and interest in and to the pledged collateral and any proceeds thereof to Buyer, as the same may be amended, supplemented or otherwise modified from time to time, (ii) the pledge agreement, dated as of the date hereof, between Angel Oak Mortgage Solutions LLC, as pledgor, and the Buyer, as buyer, pursuant to which Angel Oak Mortgage Solutions LLC pledges all of its right, title and interest in and to the pledged collateral and any proceeds thereof to Buyer, as the same may be amended, supplemented or otherwise modified from time to time, (iii) the pledge agreement, dated as of the date hereof, between Angel Oak Prime Bridge, LLC, as pledgor, and the Buyer, as buyer, pursuant to which Angel Oak Prime Bridge, LLC pledges all of its right, title and interest in and to the pledged collateral and any proceeds thereof to Buyer, as the same may be amended, supplemented or otherwise modified from time to time, (vi) the pledge agreement, dated as of the date hereof, between Cherrywood, as pledgor, and the Buyer, as buyer, pursuant to which Cherrywood pledges all of its right, title and interest in and to the pledged collateral and any proceeds thereof to Buyer, as the same may be amended, supplemented or otherwise modified from time to time, (v) the pledge agreement, dated as of the date hereof, between AOCB, as pledgor, and the Buyer, as buyer, pursuant to which AOCB pledges all of its right, title and interest in and to the pledged collateral and any proceeds thereof to Buyer, as the same may be amended, supplemented or otherwise modified from time to time and (vi) any pledge agreement, between any other originator approved by the Buyer in its sole discretion exercised in good faith, as pledgor, and the Buyer, as buyer, pursuant to which such Originator pledges all of its right, title and interest in and to the pledged collateral and any proceeds thereof to Buyer, as the same may be amended, supplemented or otherwise modified from time to time.

“Pledgor” shall mean Angel Oak Home Loans LLC, Angel Oak Mortgage Solutions LLC, AOPB, Cherrywood, AOCB and any other originator approved by the Buyer in its sole discretion exercised in good faith, as applicable, and each of their respective successors in interest.

“Portfolio Select Mortgage Loan” shall mean a Mortgage Loan that meets Portfolio Select Underwriting Guidelines.

“Portfolio Select Underwriting Guidelines” shall mean the underwriting guidelines set forth in Exhibit L.

“Post-Default Rate” shall have the meaning set forth in the Pricing Side Letter.

“Power of Attorney” shall mean the power of attorney in the form of Exhibit J delivered by each Seller.

“Price Differential” shall mean, with respect to any Purchased Asset as of any date, the aggregate amount obtained by daily application of the applicable Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for the related Transaction to the Repurchase Price for such Purchased Asset on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the later of (i) the Repurchase Date of such Purchased Asset and (ii) the date on which the Repurchase Price for such Purchased Asset is remitted to the Buyer’s Account, in each case reduced by any amount of such Price Differential previously paid by a Seller to Buyer with respect to such Purchased Asset.

“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.

“Pricing Rate Determination Date” shall mean with respect to any Pricing Rate Period with respect to any Transaction, the second (2nd) Business Day preceding the first day of such Pricing Rate Period.

“Pricing Rate Period” shall mean, (i) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (ii) in the case of any subsequent Pricing Rate Period, the period commencing on and including each Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.

“Pricing Side Letter” shall mean that certain letter agreement among the Buyer and the Sellers, as acknowledged by Guarantor, dated as of the date hereof, as the same may be amended from time to time.

“Prime Jumbo and Agency Maximum Aggregate Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“Prime Jumbo Mortgage Loan” shall mean a Mortgage Loan that (i) meets the Prime Jumbo Underwriting Guidelines, and (ii) is otherwise approved by the Buyer in its sole discretion as of any date of determination.

“Prime Jumbo Underwriting Guidelines” shall mean the underwriting guidelines set forth in Exhibit Q.

“Prior Credit Event” shall mean, with respect to any Mortgagor, such Mortgagor is or has previously been subject to a bankruptcy proceeding (including with respect to any bankruptcy proceeding that has been filed, dismissed and/or discharged) or any property previously owned by such Mortgagor was the subject of any of the following: deed-in-lieu, short sale or foreclosure.

“Prohibited Person” shall have the meaning set forth in Section 13(a)(xxix) hereof.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchased Asset” shall mean the collective reference to the Mortgage Loans transferred by Sellers to Buyer in a Transaction hereunder and listed on the Asset Schedule attached to the related Confirmation, which Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement. The term “Purchased Assets” with respect to any Transaction at any time also shall include Additional Assets delivered pursuant to Section 7(b) hereof.

“Purchased Asset Issue” shall mean, with respect to any Purchased Asset and as determined in Buyer’s good faith discretion, (a) the related Mortgage Note, Mortgage or related guarantee, if any, are determined to be unenforceable by Buyer in its good faith discretion; (b) there has occurred and is continuing a Representation Issue; (c) the underlying Mortgaged Property is found to have an Environmental Issue that is not covered by insurance or an escrowed reserve; (d) federal, state or local law enforcement agencies have seized the underlying Mortgaged Property; (e) such Purchased Asset is not an Eligible Mortgage Loan; (f) a BOV, a BPO or an Appraisal, as applicable, is not obtained by the applicable Seller in accordance with the terms of this Agreement; (g) such Purchased Asset is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization history; or (h) the related Asset File has been released from the possession of the Custodian under the Custodial Agreement, other than pursuant to the terms of such Custodial Agreement (including, but not limited to, any such release for a period of time in excess of the applicable time period permitted under such Custodial Agreement).

“Purchase Date” shall mean the date on which Purchased Assets are transferred by a Seller to Buyer or its designee.

“Purchase Price” shall mean with respect to a Purchased Asset, the amount advanced by the Buyer to the related Seller on the Purchase Date for such Purchased Asset which shall be an amount equal to the Asset Value of such Purchased Asset as of the related Purchased Date.

“Purchase Price Percentage” shall have the meaning set forth in the Pricing Side Letter.

“Purchase Price Value” shall mean, with respect to each Purchased Asset that is a CRE Bridge Mortgage Loan, an amount equal to the lower of (a) the applicable Appraisal and (b) the applicable Originator’s underwritten value; provided, however, that if such Purchased Asset was originated in connection with the purchase of the related Mortgaged Property, the Purchase Price Value shall not exceed the purchase price paid by the related Mortgagor in the acquisition of such Mortgaged Property.

“Qualified Insurer” means an insurance company duly authorized and licensed where required by law to transact the related insurance business.

“Qualified Mortgage Loan” shall mean a Home$ense Mortgage Loan, a Portfolio Select Mortgage Loan, a Platinum Mortgage Loan, a Prime Jumbo Mortgage Loan or an Agency Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in 12 CFR 1026.43(e).

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other Person or entity with respect to a Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan. For REO Properties, Records shall include the Asset Files and any other instruments necessary to document or manage an REO Property.

“Register” shall have the meaning set forth in Section 22(b) hereof.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Released Holdback Amount” shall have the meaning set forth in Section 3(f)(iii) hereof.

“Remittance Date” shall mean with respect to each Collection Period (i) the twentieth (20th) calendar day of the first month following such Collection Period, or the next succeeding Business Day, if such calendar day shall not be a Business Day and (ii) the Repurchase Date.

“REO Property” shall mean real property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure, the fee title of which is held by a Seller.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043.

“Representation Issue” shall mean , with respect to each Purchased Asset, the Buyer’s determination, in its good faith judgment, that there is a breach of a representation and warranty with respect to a Purchased Asset (including a breach of any representation set forth on Schedule 1-A, 1-B or 1-C hereof), which materially and adversely affects, as determined by the Buyer in its sole discretion, the value of such Purchased Asset or Buyer’s interest therein.

“Repurchase Assets” shall have the meaning provided in Section 9(a)(i) hereof.

“Repurchase Date” shall mean, with respect to each Purchased Asset, the earliest to occur of (a) the Termination Date, (b) the date of an Optional Repurchase pursuant to Section 3(e) hereof, (c) the date of a mandatory repurchase pursuant to Section 4 hereof, (d) the Accelerated Repurchase Date, (e) the date on which such Purchased Asset has been paid in full, (f) the maturity date of such Purchased Asset (unless such Purchased Asset is in default), (g) the date on which the applicable Seller is to repurchase such Purchased Asset from Buyer as specified in the related Confirmation, if applicable, and (h) to the extent such Purchased Asset is an Eligible Cherrywood Mortgage Loan or an Eligible CRE Bridge Mortgage Loan, the date on which such

Purchased Asset becomes either (i) more than (A) with respect to any such Purchased Asset that is an Eligible Cherrywood Mortgage Loan, ninety (90) Days Delinquent and (B) with respect to any such Purchased Asset that is an Eligible CRE Bridge Mortgage Loan, one hundred twenty (120) Days Delinquent, or (ii) subject to a foreclosure proceeding.

“Repurchase Notice” shall have the meaning provided in Section 4(a) hereof.

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any date of determination, an amount equal to the applicable Purchase Price minus (A) the sum of (i) any Income which has been remitted to the Buyer’s Account and applied to the Repurchase Price of such Purchased Asset (and allocated to the related Mortgage Loan) by Buyer pursuant to this Agreement and (ii) any payments made by a Seller in reduction of the outstanding Repurchase Price in each case before or as of such determination date with respect to such Purchased Asset (and allocated to the related Mortgage Loan), plus (B) (i) any accrued and unpaid Price Differential and (ii) any increased costs, indemnification amounts, taxes and breakage fees allocable the repurchase of such Purchased Asset.

“Requirement of Law” shall mean as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean, (a) as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person and (b) as to any Seller and Guarantor, any manager or director or managing member.

“RTL Concentration Limit” shall have the meaning assigned thereto in the Pricing Side Letter.

“RTL Income” means all Income derived from a Purchased Asset that is a RTL Mortgage Loan.

“RTL Maximum Aggregate Purchase Price” shall have the meaning assigned thereto in the Pricing Side Letter.

“RTL Mortgage Loan” shall mean any first lien, fixed-rate or floating-rate mortgage loan, made solely for investment and business purposes, which is evidenced by a Mortgage Note, and each advance under which is secured by a Mortgage on a non-owner occupied one-to-four family residential property, condominium, townhouse or mixed use property and meets the RTL Underwriting Guidelines.

“RTL Sub-limits” shall mean each RTL Mortgage Loan concentration limit set forth on Schedule 1 attached to the Pricing Side Letter.

“RTL Underwriting Guidelines” shall mean the underwriting guidelines set forth in Exhibit O hereto.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” shall have the meaning set forth in Section 34(a) hereof.

“Section 404 Notice” shall mean the notice required pursuant to Section 404 of the Helping Families Save Their Homes Act of 2009 (P.L. 111-22), which amends 15 U.S.C. Section 1641 et seq., to be delivered by a creditor that is an owner or an assignee of a Mortgage Loan to the related Mortgagor within thirty (30) days after the date on which such Mortgage Loan is sold or assigned to such creditor.

“Section 4402” shall have the meaning set forth in Section 31 hereof.

“Section 8 Certificate” shall have the meaning set forth in Section 8(e)(ii) hereof.

“Seller” shall mean each of Angel Oak Mortgage, Inc., a Maryland corporation and Angel Oak Mortgage Fund TRS, a Delaware statutory trust.

“Servicer” shall mean (i) with respect to the Non-QM Mortgage Loans and the Prime Jumbo Mortgage Loans, SPS, or any successor thereto, (ii) with respect to the RTL Mortgage Loans, AOPB, or any successor thereto, (iii) with respect to the Cherrywood Mortgage Loans and CRE Bridge Mortgage Loans, Situs, (iv) with respect to Agency Mortgage Loans, Homebridge and (v) any other servicer approved by the Buyer in its sole discretion exercised in good faith.

“Servicer Custodial Account” means, with respect to any Servicer, as applicable, each segregated account established for the benefit of Buyer, as referenced in, and subject to, the related Servicer Custodial Account Control Agreement, in each case, into which any Income derived from a Purchased Asset sold by a Seller to Buyer pursuant to a Transaction hereunder and serviced by such Servicer shall be deposited.

“Servicer Custodial Account Bank” shall mean (a) with respect to the Cherrywood Mortgage Loans and the CRE Bridge Mortgage Loans, Wells Fargo Bank, National Association, in its capacity as bank with respect to the applicable Servicer Custodial Account Control Agreement (in such capacity, the “Cherrywood & CRE Servicer Custodial Account Bank”), (b) with respect to the RTL Mortgage Loans, Ameris Bank, in its capacity as bank with respect to the applicable Servicer Custodial Account Control Agreement (in such capacity, the “RTL Servicer Custodial Account Bank”) and (c) any other bank approved by Buyer in its sole discretion with respect to a Servicer Custodial Account Control Agreement.

“Servicer Custodial Account Control Agreement” means (a) with respect to Situs, (i) that certain Servicer Deposit Account Control Agreement with respect to the Cherrywood Mortgage Loans, dated as of the date hereof, by and among Sellers, Situs, Buyer and the Cherrywood & CRE Servicer Custodial Account Bank and (ii) that certain Servicer Deposit Account Control Agreement with respect to the CRE Bridge Mortgage Loans, dated as of the date hereof, by and among Sellers, Situs, Buyer and the Cherrywood & CRE Servicer Custodial Account Bank, (b) with respect to BSI, that certain Deposit Account Control Agreement, dated as of the date hereof, by and among Sellers, BSI, Buyer and the RTL Servicer Custodial Account Bank, and (c) with respect to any other Servicer, any account control agreement, in form and substance acceptable to Buyer, by and among Buyer, Sellers, such Servicer and a depository institution where the related Servicer Custodial Account is held, in each case, which shall provide for Buyer’s control of the applicable Servicer Custodial Account(s) as provided for thereunder and shall be in form and substance acceptable to Buyer, and, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Servicer Notice” shall mean the notice acknowledged by a Servicer substantially in the form of Exhibit I hereto.

“Servicer Termination Event” means, with respect to each Servicer or Subservicer, as applicable, (a) a Default or an Event of Default hereunder, (b) the occurrence of a material breach, a default, an event of default or similar occurrence under the applicable Servicing Agreement or Subservicing Agreement, (c) such Servicer or Subservicer shall become the subject of a bankruptcy proceeding or shall become insolvent, (d) such Servicer or Subservicer shall admit in writing its inability to, or its intention not to, perform any of its obligations under the Facility Documents to which it is a party, (e) the failure of any Seller to enforce such Servicer’s or Subservicer’s obligations under the related Servicing Agreement or Subservicing Agreement, or (f) the failure of such Servicer or Subservicer to perform its obligations under any of the Facility Documents to which it is a party or the related Servicing Agreement or Subservicing Agreement, including, without limitation, the failure of such Servicer or Subservicer to (i) deposit funds in accordance with Section 5(b) hereof, or (ii) deliver reports when required.

“Servicing Agreement” shall mean (a) with respect to the Non-QM Mortgage Loans and the Prime Jumbo Mortgage Loans, that certain Servicing Agreement by and among AOMF Seller, Angel Oak Home Loans LLC and SPS, dated as of September 21, 2018, (b) with respect to the Cherrywood Mortgage Loans and the CRE Bridge Mortgage Loans, that certain Servicing Agreement, dated as of February 19, 2018, by and between AOPB and Situs, as modified by that certain Angel Oak Capital Advisors Form of Additional Loans Addendum, dated as of August 1, 2018, by and between Angel Oak Capital Advisors and Situs, and as further modified by that certain Joinder Agreement for Loan Servicing, dated as of November 29, 2018, by and among AOMI Seller, AOPB and Situs, (c) with respect to the Agency Mortgage Loans, that certain Mortgage Loan Purchase and Servicing Agreement, dated as of October 15, 2018, by and between AOMF Seller and Homebridge, and (d) any other servicing agreement between a Seller or Sellers, on the one hand, and a Servicer, on the other hand, approved by Buyer in its sole discretion, in each case, to the extent consented to by Buyer pursuant to Section 18(g) hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Servicing Fee” shall mean, with respect to any Remittance Date and Purchased Asset, an amount equal to the product of one-twelfth of, for any Home$ense Mortgage Loan, 0.500%, for any Portfolio Select Mortgage Loan, 0.375%, for any Platinum Mortgage Loan, 0.375%, for any Prime Jumbo Mortgage Loan, 0.250%, for any Investor Mortgage Loan, 0.500%, for any RTL Mortgage Loan, 1.000%, for any Cherrywood Mortgage Loan, 0.250%, for any CRE Bridge Mortgage Loan, 0.250%, for any Agency Mortgage Loan, 0.250%, and the unpaid principal balance of the related Purchased Asset as of the last day of the related Collection Period.

“Servicing Retained Mortgage Loans” shall mean the RTL Mortgage Loans originated by AOPB and transferred by a Seller to the Buyer in a Transaction hereunder on a servicing retained basis and the Agency Mortgage Loans originated by Homebridge and transferred by a Seller to the Buyer in a Transaction hereunder on a servicing retained basis.

“Servicing Released  Mortgage  Loans”  shall  mean  all  Purchased  Assets  that  are  not Servicing Retained Mortgage Loans, and that are transferred by a Seller to the Buyer in a Transaction hereunder on a servicing released basis.

“Servicing Rights” shall mean rights of any Person to administer, manage, service or subservice, the Purchased Assets or to possess related Records.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“SIPA” shall have the meaning set forth in Section 34(a) hereof.

“Situs” means Situs Asset Management LLC.

“Special Purpose Entity” shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in one or more Mortgage Loans, does not engage in any business unrelated to the Mortgage Loans, does not have any assets other than as otherwise expressly permitted by this Agreement or the other Facility Documents, has its own separate books and records and will not commingle its funds in each case which are separate and apart from the books and records of any other Person, and is subject to all of the limitations on the powers set forth in the organizational documentation of such Person as in effect on the date hereof, and holds itself out as a Person separate and apart from any other Person and otherwise complies with all of the covenants set forth in Section 14(v) hereof.

“Specified Property Type” shall mean a property used for any of the following purposes: a multifamily, office, storage, mixed use, retail or an industrial property; provided, that, with respect to mixed use properties, each purpose must be one of the purposes as set forth in this definition for such property to be considered a “Specified Property Type”; provided, further, that, for the avoidance of doubt, in no event shall any such purpose be one of the purposes as set forth in the definition of “Ineligible Property Type”.

“Sponsor” shall mean, with respect to any Mortgage Loan, any Person with more than a twenty percent (20%) ownership interest in the related Mortgagor, or the related monied Person, including any direct co-obligor on the related Mortgage Note, guarantor of such Mortgagor or any Person other than such Mortgagor providing a financial backstop.

“SPS” means Select Portfolio Servicing, Inc.

“Subservicer” shall mean (i) with respect to the RTL Mortgage Loans, BSI, and (ii) any other subservicer approved by Buyer in its sole discretion exercised in good faith to service Purchased Assets.

“Subservicer Notice” shall mean the notice acknowledged by a Subservicer substantially in the form of Exhibit I hereto.

“Subservicing Agreement” shall mean (i) with respect to the RTL Mortgage Loans, the subservicing agreement by and between AOPB and BSI, dated as of July 26, 2017, and (ii) any other subservicing agreement between any Servicer and a Subservicer approved by the Buyer in its reasonable discretion.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Take-out  Commitment”  shall  mean  a  commitment  of  a  Seller  to sell  one  or  more Mortgage Loans to a Take-out Investor in an arms-length transaction, and the corresponding Take-out Investor’s commitment back to such Seller to effectuate the foregoing.

“Take-out Investor” shall mean any Person (other than an Affiliate of either Seller) that has entered into a Take-out Commitment; provided that to the extent Purchased Assets are sent pursuant to a Bailee Letter with a third party bailee that is not a nationally known bank to a Take-out Investor prior to purchase, such Take-out Investor must be approved by Buyer in its reasonable discretion.

“Taxes” shall have the meaning set forth in Section 8(a) hereof.

“Termination Date” shall have the meaning set forth in the Pricing Side Letter.

“Transaction” shall have the meaning set forth in Section 1 hereof.

“Transaction Notice” shall mean a written request, from either Seller to Buyer, to enter into a Transaction (which may be via e-mail) together with (a) a draft Confirmation and (b) an Asset Schedule.

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Underwriting Guidelines” shall mean (i) with respect to Home$ense Mortgage Loans, the Home$ense Underwriting Guidelines, (ii) with respect to Portfolio Select Mortgage Loans, the Portfolio Select Underwriting Guidelines, (iii) with respect to Platinum Mortgage Loans, the Platinum Underwriting Guidelines, (iv) with respect to Prime Jumbo Mortgage Loans, the Prime Jumbo Underwriting Guidelines, (v) with respect to Investor Cash Flow Mortgage Loans, the Investor Cash Flow Underwriting Guidelines, (vi) with respect to RTL Mortgage Loans, the RTL Underwriting Guidelines, (vii) with respect to Fannie Mae High Balance Mortgage Loans, the Fannie Mae Guides, (viii) with respect to Freddie Mac Super Conforming Mortgage Loans, the Freddie Mac Guides, (ix) with respect to the Cherrywood Mortgage Loans, the Cherrywood Underwriting Guidelines and (x) with respect to the CRE Bridge Mortgage Loans, the CRE Bridge Underwriting Guidelines, individually or together as the context may require.

“Underwriting Package” shall mean with respect to any Eligible Mortgage Loan, the Asset Schedule listing such Eligible Mortgage Loan and such other information that is in the possession or control of the Sellers, the Guarantor, the Servicers or any Subservicer requested by the Buyer during the course of its due diligence and delivered prior to the date of a Transaction for any Purchased Asset containing, with respect to the related Eligible Mortgage Loan, information in form and substance acceptable to the Buyer in its reasonable discretion, together with a certification that such Seller has no actual knowledge of any material information concerning such Eligible Mortgage Loan which is not reflected in such file or otherwise disclosed to Buyer in writing.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

Section 3. Facility; Conditions Precedent; Initiation; Repurchase; Holdback Trigger Event; LIBOR Breakage Costs. Subject to the terms and conditions of the Facility Documents, on each Purchase Date, as applicable, Buyer may, in its sole and absolute discretion, purchase Eligible Mortgage Loans from the related Seller. This Agreement is not a commitment by Buyer to enter into Transactions with any Seller, but rather, sets forth the procedures to be used in connection with periodic requests for Buyer to enter into such Transactions with a Seller. Each Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. Buyer acknowledges that each Seller and each Seller’s Affiliates are not under any obligation to offer or sell any specific mortgage loan (regardless of whether such mortgage loan is an Eligible Mortgage Loan) to Buyer pursuant to this Agreement, subject to Section 14(k). The sum of the Purchase Prices of all Purchased Assets subject to outstanding Transactions shall not at any time exceed the Maximum Aggregate Purchase Price. Each Seller acknowledges and agrees that the Purchase Price paid in connection with any Purchased Assets that are Servicing Released Mortgage Loans purchased in any Transaction includes a mutually negotiated premium allocated to the portion of such Purchased Assets that constitutes the related Servicing Rights. The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets that are Servicing Released Mortgage Loans under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement relating to the Servicing Released Mortgage Loans constitute (a) “related terms” under this Agreement within the meaning of Section 101(47) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to this Agreement.

(a)           Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from the Sellers ant fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(i)            Facility Documents. The Facility Documents and each Mortgage Loan Purchase Agreement related thereto duly executed by the parties thereto;

(ii)           Opinions of Counsel. An opinion of Sellers’, Pledgors’ and Guarantor’s outside counsel, dated as of the date hereof, as to such matters as Buyer may request and in form and substance acceptable to Buyer, including, without limitation, with respect to (A) Buyer’s first priority lien on and perfected security interest in the Purchased Assets and Repurchase Assets; (B) Buyer’s perfected security interest in the Collection Account, each Servicer Custodial Account, each Holdback Account and each Collection Holdback Sub-Account and, in each case, the amounts deposited therein from time to time; (C) the non-contravention of law, enforceability and corporate opinions with respect to each Seller and each Pledgor; (D) matters of Delaware or Georgia law, as applicable, with respect to each Seller and each Pledgor; (E) the inapplicability of the Investment Company Act of 1940 to each Seller; and (F) the applicability of Bankruptcy Code, “repurchase agreement”, “securities contract” and “master netting agreement” safe harbors to this Agreement and each Pledge Agreement;

(iii)          Sellers’, Pledgors’ and Guarantor’s Organizational Documents. A certificate of an officer of each Seller, each Pledgor and Guarantor, in form and substance acceptable to Buyer and delivered to Buyer prior to the Effective Date, attaching certified copies of such party’s formation and organizational documents and corporate resolutions or written consents approving the Facility Documents and transactions thereunder and all documents evidencing other necessary limited liability company or limited partnership, as applicable, action or governmental approvals as may be required in connection with the Facility Documents;

(iv)          Good Standing Certificates. A certified copy of a good standing certificate from the jurisdiction of organization of the Sellers, the Pledgors and Guarantor, dated as of no earlier than the date that is ten (10) Business Days prior to the date hereof;

(v)           Incumbency Certificates. An incumbency certificate of the manager, member, director or other similar officer of the Sellers, the Pledgors and Guarantor certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents;

(vi)          Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect the sale, transfer, conveyance and assignment by (A) each Seller to Buyer or its designee, subject to the terms of this Agreement, of all of each Seller’s right, title and interest in and to the Purchased Assets and other items pledged under Section 9(a) together with all right, title and interest in and to the proceeds of any related Repurchase Assets have been taken and (B) each Pledgor to Buyer or its designee, subject to the terms of this Agreement and the related Pledge

Agreement, of all of such Pledgor’s right, title and interest in and to the pledged collateral and any proceeds thereof;

(vii)         Insurance. Evidence that each Seller has added Buyer as an additional loss payee under each Seller’s Fidelity Insurance; and

(viii)        Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer, including but not limited to a certification by each Seller that each this Agreement and all of the other Facility Documents executed and delivered by each Seller in connection herewith are legal, valid and binding obligations of both Sellers and are enforceable against both Sellers in accordance with their terms.

(b)           Conditions Precedent to all Transactions. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i)            Confirmation. The applicable Seller shall have delivered to Buyer a Transaction Notice, including the related Confirmation executed by such Seller in accordance with the procedures set forth in Section 3(c);

(ii)                                  Due Diligence Review.  Without limiting the generality of Section 20 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans and, at its sole discretion, may have completed, to its satisfaction, its due diligence review of the Sellers, the Pledgors, the Guarantor and the Servicers or Subservicers;

(iii)                               No Default. No Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(iv)          Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by each Seller in Section 13 hereof, the representations and warranties made by each Seller with respect to each Mortgage Loan to be subject to the proposed Transaction as set forth in Schedule 1-A, Schedule 1-B and/or Schedule 1-C, as applicable, the representations and warranties of each Pledgor under the related Pledge Agreement and the representations made by Guarantor under the Guaranty, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each Mortgage Loan offered for purchase to Buyer pursuant to such Transaction is an Eligible Mortgage Loan;

(v)           Maximum Purchase Price. After giving effect to the requested Transaction, the Aggregate Facility Purchase Price subject to then outstanding Transactions under this Agreement shall not exceed the least of (a) the Aggregate Asset Value and (b) the Maximum Aggregate Purchase Price;

(vi)          No Purchased Asset Issue; No Margin Deficit. As of the related Purchase Date, (A) no Seller shall have failed to repurchase any Purchased Asset pursuant to a repurchase request by Buyer made pursuant to Section 4(b) hereof and (B) no Margin Deficit shall have occurred and be continuing with respect to any Purchased Assets. Additionally, after giving effect to the requested Transaction, no Purchased Asset Issue or Margin Deficit shall have occurred or be continuing with respect to the related Purchased Assets;

(vii)         Transaction Notice. On or prior to 5:00 p.m. (New York Time) three (3) Business Days prior to the related Purchase Date, each Seller shall have delivered to Buyer a Transaction Notice, which shall include the related Confirmation(s) and the related Asset Schedule(s);;

(viii)        Delivery of Asset File. Each Seller shall have delivered to the Custodian the Asset File with respect to each Mortgage Loan that is subject to the proposed Transaction, with an electronic copy of such Asset File to Buyer via email to structuredfinancedesksecure@nomura.com, in a format reasonably acceptable to Buyer, and the Custodian shall have issued a Trust Receipt showing no exceptions with respect to each such Mortgage Loan to Buyer as of the related Purchase Date, all subject to and in accordance with the Custodial Agreement;

(ix)          Delivery of Assignment and Conveyance. On or prior to the related Purchase Date, each Seller shall have executed an Assignment and Conveyance pursuant to the terms of the applicable Mortgage Loan Purchase Agreement with respect to each Eligible Mortgage Loan subject to the proposed Transaction. Upon request by Buyer (which may be via e-mail), each Seller shall promptly (but, in any event, no later than two (2) Business Days after such request) deliver each such executed Assignment and Conveyance to Buyer;

(x)           Delivery of Security Release Certification. To the extent required, on or prior to the related Purchase Date, each Seller shall have obtained (A) a certification that the related Purchased Assets have not, at any time, been subject to a security interest, pledge or hypothecation, or (B) the security release certification and related certificate of the applicable Originator and opinion of counsel. Upon request by Buyer (which may be via e-mail), each Seller shall promptly (but, in any event, no later than two (2) Business Days after such request) deliver to Buyer the applicable certification;

(xi)          Purchase Price Floor. The aggregate Purchase Price for any Transaction shall not be less than Three Million Dollars ($3,000,000);

(xii)         Funding Frequency. In any thirty (30) day period there will be no more than four (4) Transactions;

(xiii)                        Reserved;

(xiv)                       Approval  of  Subservicing  Agreement. To the extent not previously delivered and approved, Buyer shall have, in its sole discretion, approved each

Subservicing Agreement pursuant to which any Mortgage Loan that is subject to the proposed Transaction is serviced;

(xv)         Servicer or Subservicer Notice; Addition Notice. To the extent the related Purchased Assets are not already covered by the Servicer Notice or Subservicer Notice, Buyer shall have received any of: (i) a fully executed and acknowledged notice in the form of Exhibit A to the Servicer Notice or Subservicer Notice; (ii) a confirmation or acknowledgement email from such Servicer or Subservicer in response to an email notice in the form of Exhibit B to the Servicer Notice or Subservicer Notice; or (iii) a confirmation or acknowledgment in such other form as is acceptable to the Buyer at its reasonable discretion, in any such case, confirming or acknowledging that such Purchased Assets are subject to the Servicer Notice or Subservicer Notice;

(xvi)        Fees and Expenses. Buyer shall have received all fees and expenses due and payable to Buyer as of the related Purchase Date, including, but not limited to, counsel fees and expenses and those set forth in Sections 12 and 17(b) which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Sellers pursuant to any Transaction hereunder;

(xvii)       Requirements of Law. Sellers or Buyer shall not have determined in good faith that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to the Sellers or the Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for the Sellers or the Buyer to enter into Transactions hereunder;

(xviii)      No Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A)          an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B)          an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by Mortgage Loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by Mortgage Loans at prices which would have been reasonable prior to such event or events; or

(C)          there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement; and

(xix)        Certification. Each Confirmation delivered by the related Seller hereunder shall constitute a certification by such Seller that all the conditions set forth in this Section 3(b) (other than clauses (xvi) and (xviii)) have been, or will be on the related Purchase Date, satisfied (both as of the date of such notice or request and as of Purchase Date);

(xx)         Approval of the Mortgage Loan Purchase Agreements. To the extent not previously delivered and approved, Buyer shall have, in its sole discretion, approved any Mortgage Loan Purchase Agreement pursuant to which any Mortgage Loan that is subject to the proposed Transaction was acquired by Seller, including with respect to any amendment, restatement, supplement or modification thereto pursuant to Section 18(g). For the avoidance of doubt, each such Mortgage Loan Purchase Agreement shall document the sale of any Servicing Released Mortgage Loan to the applicable Seller from the related Originator on a servicing-released basis;

(xxi)        The Repurchase Date for each Transaction shall not be later than the then current Termination Date; and

(xxii)       Holdback Amount. With respect to each Mortgage Loan subject to the proposed Transaction that has a Holdback Amount (including, for the avoidance of doubt, the related Non-Segregated Holdback Amounts), Buyer shall have reviewed and approved the Holdback Amount arrangements and documentation therefor and the related Holdback Amount (exclusive of the Non Segregated Holdback Amount) shall have been deposited in the applicable Holdback Account (or, with respect to any Purchased Asset that is an RTL Mortgage Loan, if a Holdback Trigger Event has occurred and is continuing as of such Purchase Date, in the applicable Collection Holdback Sub-Account); provided that Buyer may, after providing notice to the applicable Seller net such Holdback Amount (including, for the avoidance of doubt, the related Non-Segregated Holdback Amounts) from the proceeds of any Purchase Price paid to the applicable Seller in connection with such proposed Transaction and such netting shall satisfy such condition precedent set forth in this Section 3(c)(xxii);

(xxiii)      Holdback Account Control Agreement. If any related Mortgage Loan that is subject to the proposed Transaction has a Holdback Amount, Buyer shall have received the Holdback Account Control Agreement duly executed by the parties thereto, together with a security interest, general corporate and enforceability opinion or opinions of outside counsel to the Sellers covering the Holdback Account Control Agreement; each of which shall be in a form acceptable to Buyer in its sole discretion.

(xxiv)     Delivery of Appraisal. With respect to each Mortgaged Property related to a RTL Mortgage Loan that is subject to a proposed Transaction, the related Seller shall have delivered to Buyer a true and complete copy of an Appraisal for such Mortgaged Property dated no more than ninety (90) days prior to the requested Purchase Date;

(xxv)      Construction Loan Management Agreement. With respect to each RTL Mortgage Loan that is subject to a proposed Transaction, the Seller shall have delivered to Buyer the related Construction Loan Management Agreement duly executed by the parties thereto;

(xxvi)                Key Man Provision. With respect to each Cherrywood Mortgage Loan that is subject to a proposed Transaction, William Komperda is an officer of Cherrywood, unless otherwise waived by Buyer. With respect to each CRE Bridge Mortgage Loan that is subject to a proposed Transaction, Ben F. Easterlin is an officer of AOCB, unless otherwise waived by Buyer;

(xxvii)             Electronic Tracking Agreement. With respect to each Mortgage Loan (excluding RTL Mortgage Loans, Cherrywood Mortgage Loans and CRE Bridge Mortgage Loans) that is subject to a proposed Transaction, Sellers shall have, within ten (10) Business Days after becoming a member of the MERS® System, delivered to Buyer the Electronic Tracking Agreement duly executed by the parties thereto.

(xxviii)          CRE Bridge Mortgage Loans. With respect to each CRE Bridge Mortgage Loan that is subject to a proposed Transaction, the applicable Seller shall have uploaded to a DebtX site at least five (5) Business Days prior to the proposed Purchase Date all related Loan Documents and all related reports, including, but not limited to each document set forth on Schedule 4 attached hereto.

(xxix)                Underwriting Guidelines; Environmental Review. To the extent that any of the Underwriting Guidelines have been amended or otherwise modified after the date hereof, the applicable Seller shall promptly provide Buyer with a marked copy of such amendment or modification and Buyer, in its sole discretion, shall have approved such amendment or modification. With respect to each Eligible Cherrywood Mortgage Loan to be subject to the proposed Transaction, the applicable Seller shall have delivered the results of the related environmental review performed upon the related Mortgaged Property in compliance with the Cherrywood Underwriting Guidelines.

(xxx)                   Servicer Custodial Account Control Agreement. With respect to any Servicer or Subservicer for which there is a Servicer Custodial Account, the related Servicer Custodial Account Control Agreement duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver and an opinion of Sellers’ counsel, as to the enforceability of such Servicer Custodial Account Control Agreement and Buyer’s perfected security interest in such Servicer Custodial Account.

(c)                                 Initiation.

(i)                                     Unless otherwise agreed, the Sellers shall request that the Buyer enter into a Transaction with respect to any Eligible Mortgage Loans by delivering to the Buyer a copy of the applicable Assignment and Conveyance from the related Originator to the related Seller, and a Transaction Notice, as early as practicable, but no later than three (3) days prior to the proposed Purchase Date. Buyer shall have the right to review the information set forth on the Transaction Notice, Confirmation, the Underwriting Package and the Eligible Mortgage Loans proposed to be subject to a Transaction as

Buyer determines during normal business hours. For the avoidance of doubt, each Seller shall deliver one (1) Confirmation with respect to each type of Eligible Mortgage Loan subject to the proposed Transaction.

(ii)                                 Upon Seller’s request to enter into a Transaction pursuant to Section 3(c)(i) and assuming all conditions precedent set forth in this Section 3 and have been met, on the requested Purchase Date, Buyer may, in its sole discretion purchase the Eligible Mortgage Loans included in the related Confirmation pursuant to the terms of this Agreement.

(iii)                               Any additional terms with respect to a Transaction that the Buyer and the related Seller may agree upon, such additional terms not to be inconsistent with the terms of this Agreement, shall be evidenced by a written confirmation from the Buyer to such Seller on or prior to the requested Purchase Date in the form of Exhibit A-1, A-2, A-3 or A-4, as applicable, attached hereto (in each case, a “Confirmation”). Delivery of a Confirmation shall be deemed a representation and warranty that the related Seller has no actual knowledge of any material information concerning such Eligible Mortgage Loan which is not reflected in such Confirmation or other information or otherwise disclosed to Buyer in writing. The related Seller shall execute and return the Confirmation to Buyer via e-mail on or prior to 12:00 p.m. (New York time) on the related Purchase Date. The related Seller shall deliver a fully executed Assignment and Conveyance with respect to each Purchased Loan on each Purchase Date. In connection with a Margin Excess pursuant to Section 7(c) hereof, the Sellers shall deliver to Buyer a confirmation in the form of Exhibit E attached hereto in connection with the related Additional Purchase Price.

(iv)                              Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.

(v)                                Upon Buyer’s receipt of the Trust Receipt in accordance with the Custodial Agreement and subject to the provisions of this Section 3, the aggregate Purchase Price for the related Transaction shall then be made available to the related Seller by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Prices in funds immediately available.

(d)                                 Optional Repurchase. Subject to the conditions herein, Sellers may cause the sale of Purchased Assets and effect an Optional Repurchase (as defined below), subject to the payment by the Sellers to the Buyer of an Exit Fee, on any date in connection with Optional Repurchase which are not made in connection with an ordinary course liquidation of a Purchased Asset. When the Purchased Assets are desired to be sold or otherwise transferred or liquidated by Sellers to a Take-Out Investor (an “Optional Repurchase”), for net sale proceeds that are equal or greater to the Minimum Release Amount of such Purchased Assets, Sellers shall give the Buyer at least three (3) Business Day’s prior written notice thereof designating the applicable Purchased Assets and specifying the net sale proceeds expected from such sale. If such notice is given, the Sellers shall cause the Take-Out Investor to make payment directly to the Collection Account in an amount equal the aggregate net proceeds to be received by Sellers in connection with such sale. So long as no Default or Event of Default has occurred or is continuing, the

Purchased Assets may be sold or otherwise transferred or liquidated by Sellers in a sale other than a sale described above or at an amount less than the applicable Minimum Release Amount, if (a) such sale does not cause a Margin Deficit or Sellers contemporaneously cure any Margin Deficit in connection therewith, (b) the Sellers have given the Buyer at least three (3) Business Days’ prior written notice thereof designating the applicable Purchased Assets and (c) the Sellers have received the prior written consent of the Buyer in its sole discretion. If Buyer’s consent is granted and the sale is effected, Sellers shall cause the Take-Out Investor or Servicer or Subservicer to remit the net sale proceeds, including any Exit Fees, in connection with such Optional Repurchase directly to the Collection Account. With respect to a sale of Mortgage Loans for net sale proceeds that are less than the applicable Minimum Release Amount, the difference between (x) such Minimum Release Amount and (y) such net sale proceeds deposited in the Collection Account shall be added, on a pro-rata basis and as determined by the Buyer in its sole discretion, to the allocated Repurchase Price of the remaining Purchased Assets.

(e)                                  Repurchase. On the Repurchase Date for any Transaction, termination of such Transaction will be effected by reassignment to Sellers or their designee of the Purchased Assets subject to such Transaction (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Sellers pursuant to Section 5 hereof) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset (but Liquidation Proceeds received by Buyer shall be applied to reduce the Repurchase Price for the Purchased Assets to which such Liquidation Proceeds relate on each Remittance Date except as otherwise provided herein). Buyer shall release the Asset Files to Sellers or their designee at Sellers’ expense on the Repurchase Date.

(f)                                   Holdback Trigger Event; Funding of Holdback Amount. Following the occurrence of a Holdback Trigger Event:

(i)                                     The applicable Seller shall (or shall cause the applicable Servicer or the applicable Originator to) transfer cash to the applicable Collection Holdback Sub-Account, in an amount equal to the sum of (A) the aggregate amount of Holdback Amounts (including, for the avoidance of doubt, the related Non-Segregated Holdback Amounts) related to each such Purchased Asset then on deposit in the applicable Holdback Account, minus (B) the related Anticipated Disbursed Holdback Amount for the following calendar month to the extent requested by such Seller and approved by Buyer in its good faith discretion.

(ii)                                  At least five (5) Business Days’ prior to any requested release of funds from the Collection Holdback Sub-Account (which shall not occur more than once every calendar month, unless otherwise agreed to by Buyer), such Seller shall deliver to Buyer a report detailing the Anticipated Disbursed Holdback Amount for the following calendar month in form and substance acceptable to Buyer, with such evidence required by Buyer to substantiate or validate such request (such evidence to be satisfactory to Buyer in its good faith discretion).

(iii)                               Buyer may, in its sole discretion, cause the Bank, in accordance with Section 5(g) of this Agreement, to remit funds to the Holdback Account from the Collection Holdback Sub-Account in (a) an amount equal to the Anticipated Disbursed Holdback Amount (as modified herein) or (b) such lesser amount as determined by Buyer (in each case, the “Released Holdback Amount”).

(iv)                              If such Holdback Trigger Event is no longer continuing (as determined by Buyer), Buyer may, in its sole good faith discretion agree that all Holdback Amounts then on deposit in the Collection Holdback Sub-Account may be remitted to the Holdback Account.]

(g)                                  [Reserved].

(h)                                 LIBOR Rate Breakage Costs. Without limiting, and in addition to, the provisions of Section 17 hereof, the Sellers agree that if any Repurchase Price is paid other than in connection with an ordinary course liquidation of a Mortgage Loan and such Repurchase Price is paid on a date other than on a Remittance Date, the Sellers shall, upon demand by the Buyer, pay to the Buyer any such amounts as are reasonable to compensate the Buyer for any additional losses (not including lost profits), costs or expenses which the Buyer may incur as a result of such payments, including, without limitation, any hedge breakage costs.

Section 4.                                          Mandatory Repurchases.

(a)                                 If at any time there has occurred a Purchased Asset Issue with respect to any Purchased Asset, then the Market Value thereof shall automatically be reduced to zero and Buyer may, at its option, by notice to Sellers (as such notice is more particularly set forth below, a “Repurchase Notice”), require Sellers to repurchase such asset or Sellers may repurchase such asset without the payment of any Exit Fees. In the case of a repurchase, the Sellers, shall, at the Buyer’s direction, be required to repurchase the affected Purchased Asset as soon as is practicable but, in any case, not more than two (2) Business Days after Buyer has delivered such Repurchase Notice to Sellers. The Sellers shall be required to notify the Buyer as soon as is practicable after obtaining knowledge of any fact that could be the basis for any Purchased Asset Issue, but, in any case, not more than two (2) Business Days after obtaining knowledge thereof. In such event, the price paid by the Sellers for such Purchased Asset shall be equal to the Repurchase Price.

(b)                                Buyer’s election, in its sole and absolute discretion, not to send a Repurchase Notice at any time a Purchased Asset is no longer an Eligible Mortgage Loan shall not in any way limit or impair its right to send a Repurchase Notice at a later time.

(c)                                  The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Asset shall not affect Buyer’s right to demand repurchase or any other remedy as provided under this Agreement.

(d)                                 Any cash transferred to Buyer pursuant to Section 4(a) above shall be credited to the Repurchase Price of the related Transactions.

Section 5.                                          Income Payments.

(a)                                 Notwithstanding that Buyer and Sellers intend that the Transactions hereunder be sales to Buyer of the Purchased Assets for all purposes except accounting and tax purposes, Sellers shall pay to Buyer the accrued and unpaid Price Differential (less any amount of such Price Differential previously paid by Sellers to Buyer) on each Remittance Date from funds on deposit in the Collection Account; provided, that, to the extent there is a shortfall in the Collection Account, Sellers shall pay to Buyer the amount of such shortfall by wire transfer of immediately available funds. Notwithstanding the preceding sentence, if Sellers fail to pay all or part of the Price Differential then due by 3:00 p.m. (New York time) on any Remittance Date, the Pricing Rate shall be equal to the Post-Default Rate until the Price Differential then due is received in full by Buyer. For the avoidance of doubt, Seller’s obligation to pay any Price Differential to Buyer shall not be deemed to be satisfied (and such Price Differential shall not deemed to be paid to Buyer) until the amount of such Price Differential is actually received in full by Buyer in the Buyer’s Account.

(b)                                 Notwithstanding the foregoing, each Seller shall cause the related Servicer or Subservicer to hold, for the benefit of, and in trust for, Buyer, all Income, including, without limitation, all Income received by or on behalf of such Seller and/or such Servicer or Subservicer with respect to the Purchased Assets. Each Seller shall cause the related Servicer or Subservicer to deposit all Income received on account of the Purchased Assets serviced by such Servicer or Subservicer (i) into the applicable Servicer Custodial Account maintained by such Servicer or Subservicer promptly (but, in any event, no later than two (2) Business Day) upon receipt and (ii) into the applicable Collection Account no later than the ninth (9th) Business Day of the following calendar month. To the extent that a Seller or an Originator is holding any Income, such Seller or Originator, as applicable, shall promptly deposit (or cause to be deposited, as applicable) such Income into the applicable Collection Account. Each Seller understands and agrees that each Collection Account shall be subject to the Collection Account Control Agreement and that each Servicer Custodial Account shall be subject to the applicable Servicer Custodial Account Control Agreement. Each Seller understands and agrees that all Income shall be held in trust for Buyer, and shall constitute the property of Buyer for all purposes other than tax purpose. For tax purposes, such Income shall be treated as income and property of the applicable Seller and shall not be commingled with other property of such Seller or any Affiliate of such Seller. Funds deposited in each Collection Account and each Servicer Custodial Account during any Collection Period shall be held therein, in trust for Buyer, until, with respect to each Servicer Custodial Account, remitted into the applicable Collection Account and, with respect to each Collection Account, the related Remittance Date.

(c)                                  Subject to the terms of the Collection Account Control Agreement, funds on deposit in the Collection Account (other than those on deposit in the AOMF Seller Collection Holdback Sub-Account or AOMI Seller Collection Holdback Sub-Account, which funds shall be disbursed in accordance with Section 5(g) hereof) shall be applied on each Remittance Date prior to the occurrence of an Event of Default as follows:

(i)                                     first, to U.S. Bank National Association an amount equal to any accrued and unpaid fees as the Custodian and the Collection Account Bank and current and unpaid invoiced fees and expenses of each applicable Servicer Custodial Account

Bank and each applicable Holdback Bank, in each case, with respect to any Purchased Asset that was sold to Buyer pursuant to a Transaction hereunder;

(ii)                                  second, to Buyer an amount equal to the Price Differential in respect of any Purchased Asset that was sold to Buyer pursuant to a Transaction hereunder which has accrued and is outstanding as of the Remittance Date;

(iii)                               third, to Buyer on account of unpaid fees, expenses, LIBOR Rate breakage costs, and indemnity amounts and any other amounts due and payable by Sellers to Buyer hereunder or under the other Facility Documents;

(iv)                              fourth, to Buyer on account of, and application to, the Repurchase Price of each Purchased Asset that was sold to Buyer pursuant to a Transaction hereunder, the amount of principal payments that have been received with respect to such Purchased Asset during the immediately preceding Collection Period;

(v)                                 fifth, to Buyer an amount equal to any unpaid Margin Deficit (including due to a Minimum Diversity Reduction Amount with respect to any Purchased Asset that is an Eligible CRE Bridge Mortgage Loan that was sold to Buyer pursuant to a Transaction hereunder) regardless of whether the related Margin Call has been delivered;

(vi)                              sixth, to U.S. Bank National Association an amount equal to any accrued and unpaid indemnities of U.S. Bank National Association as the Custodian and the Collection Account Bank; and

(vii)                           seventh, all remaining amounts (if any), to an account or accounts designated by Sellers.

Each Seller shall be jointly and severally liable for all payment obligations under this Section 5(c). Buyer shall be expressly permitted to set-off and appropriate and apply any amounts on deposit in the Collection Account against any payment obligation due and owing under this Section 5(c).

(d)                                 Reserved.

(e)                                  To the extent that Buyer receives any funds from a Take-out Investor with respect to the purchase by such Take-out Investor of a Purchased Asset, the Buyer shall promptly apply such funds in accordance with the same order of priority set forth in Sections 5(c) and (d) hereof, as applicable, with such funds being first allocated to the Repurchase Price of the related Purchased Assets purchased by such Take-out Investor.

(f)                                   Notwithstanding the preceding provisions, if an Event of Default has occurred, all funds in the Collection Accounts and in the Servicer Custodial Accounts may be withdrawn by Buyer and applied as determined by Buyer; provided, however, funds in the Collection Accounts shall be withdrawn by Buyer and applied (i) first, to the amounts specified under Section 5(c)(ii) through Section 5(c)(v), in the priority determined by Buyer in its sole discretion, (ii) second, to the amounts specified under Sections 5(c)(i) and Section 5(c)(vi), in the priority determined by Buyer in its sole discretion and (iii) third, to the extent applicable, as determined by Buyer in its sole discretion, to the amounts specified in Section 5(c)(vii).

(g)                                  Prior to the occurrence of an Event of Default, and following the occurrence of a Holdback Trigger Event, upon Buyer’s written direction (which may be via email) to the Collection Account Bank funds on deposit in the Collection Holdback Sub-Account shall be disbursed to the applicable Holdback Account in an amount equal to (i) the Released Holdback Amount plus (ii) the excess if any of (x) the aggregate Actual Disbursed Holdback Amount over (y) the Anticipated Disbursed Holdback Amount for the prior month, minus (iii) the shortfall, if any, between (A) the aggregate Actual Disbursed Holdback Amount and (B) the Anticipated Disbursed Holdback Amount, for the prior month.

Section 6.                                          Requirements Of Law.

(a)                                 If any Requirement of Law (other than with respect to any amendment made to Buyer’s or any of its affiliate’s certificate of formation, operating agreement or other organizational governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

(i)                                     shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof, provided such Tax is a Non-Excluded Tax;

(ii)                                  shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder; or

(iii)                              shall impose on Buyer any other condition; and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Sellers shall promptly pay Buyer, upon Buyer’s written demand, such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

(b)                                If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer’s or any of its affiliate’s certificate of formation, operating agreement or other organizational governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Sellers shall promptly pay to Buyer, upon Buyer’s written demand, such additional amount or amounts as will compensate Buyer for such reduction.

(c)                                  If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall make good faith efforts to promptly notify Sellers of the event by reason of which it has become so entitled and provide a calculation of the additional amount owed. A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to either Seller shall be conclusive in the absence of manifest error; provided, however, that to the extent either Seller does not elect to pay the Aggregate Facility Repurchase Price pursuant to the last sentence of this clause (c), Buyer shall use commercially reasonable efforts to monitor the additional costs incurred on an ongoing basis, and if Buyer determines that the additional amounts specified in the certificate delivered pursuant to this clause (c) are greater than the actual amounts incurred by Buyer during such period, Buyer shall correct such certificate to reflect the actual additional costs incurred. Upon receipt of such certificate either Seller may, upon payment to the Buyer of an amount equal to the Aggregate Facility Repurchase Price (not taking into account any Exit Fees), terminate this Agreement.

Section 7.                                          Margin Maintenance; Excess Concentration Amounts; Minimum Diversity Requirement

(a)                                 The Buyer shall have the right to determine the Market Value of the Purchased Assets on a daily basis in its sole and absolute discretion, which determination may affect the Aggregate Asset Value of the Purchased Assets. The Sellers may challenge the Market Value of a Purchased Asset determined by Buyer by delivery to Buyer of up to three (3) dealer quotations for such Purchased Asset within three (3) Business Days of Buyer’s determination; provided, that no such dispute by Seller or consideration by Buyer shall delay Sellers’ obligation to timely satisfy any Margin Call as provided in subsection (b) below, Buyer shall review such quotations and may consider revising the Market Value of such Purchased Assets to reflect such quotations, in its sole and good faith discretion. Notwithstanding the foregoing, Buyer, at its sole discretion, may revise the Market Value of a Purchased Asset based on such information. In addition the Aggregate Asset Value of the Purchased Assets may be adjusted from time to time as a result of the occurrence of the events included in the definition thereof.

(b)                                 If, as of any date of determination, the Aggregate Asset Value of the Purchased Assets is less than the Aggregate Facility Repurchase Price for all such Transactions (a “Margin Deficit”), then Buyer may, by notice to Sellers (as such notice is more particularly set forth below, a “Margin Call”), require Sellers to transfer to Buyer or its designee cash, or, at Buyer’s option in its sole discretion (and provided Sellers have additional Eligible Mortgage Loans), Additional Assets to Buyer to cure such Margin Deficit. If Buyer delivers a Margin Call to Sellers on or prior to 10:00 a.m. (New York City time) on any Business Day, then Sellers shall transfer cash or Additional Assets to Buyer or its designee no later than 5:00 p.m. (New York City time) on the Business Day following Sellers’ receipt of such Margin Call. In the event Buyer delivers a Margin Call to Sellers after 10:00 a.m. (New York City time) on any Business Day, Sellers shall be required to transfer cash or Additional Assets no later than 5:00 p.m. (New

York City time) on the second (2nd) Business Day following Sellers’ receipt of such Margin Call.

(c)                                  If, on any date of determination, the Aggregate Asset Value for the Purchased Assets subject to a Transaction as of such date exceeds the Aggregate Facility Repurchase Price related to such Purchased Assets as of such date (a “Margin Excess”), then a Seller may, by written notice to the Buyer, request that Buyer transfer to such Seller or its designee additional Purchase Price with respect to such Purchased Assets in an amount no greater than such Margin Excess (such requested amount, the “Additional Purchase Price”) within ten (10) Business Days of such written request, and Buyer may, in its sole discretion, agree to such request. Any Additional Purchase Price transferred to such Seller shall be added to the Repurchase Price for such Purchased Assets.

(d)                                 The failure of the Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions of this Agreement or limit the right of the Buyer to do so at a later date. The Sellers and the Buyer each agree that a failure or delay by the Buyer to exercise its rights hereunder shall not limit or waive the Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Sellers.

(e)                                  For the avoidance of doubt, it is hereby understood and agreed that the Sellers shall be responsible for satisfying any Margin Deficit existing as a result of any cram down of the unpaid principal balance of any Purchased Asset pursuant to any action by any bankruptcy court.

(f)                                   Excess Concentration Amounts. If, as of any date of determination, the Repurchase Price (excluding any amounts calculated pursuant to clause (b) of the definition thereof) of any type of Purchased Asset creates an Excess Concentration Amount, then Buyer may, by notice to the applicable Seller, require such Seller to reduce such Repurchase Price by remitting such Excess Concentration Amount to Buyer within two (2) Business Days of such notice.

(g)                                 Minimum Diversity Requirement.

(i)                                     If, as of any date of determination, a Purchased Asset that is an Eligible CRE Bridge Mortgage Loan, which, prior to such date of determination, satisfied the Minimum Diversity Requirement, no longer satisfies the Minimum Diversity Requirement, then Seller shall repay the amount allocable to the related reduction in the Asset Value of such Eligible CRE Bridge Mortgage Loan (such amount, a “Minimum Diversity Reduction Amount”) by remitting such Minimum Diversity Reduction Amount to Buyer within five (5) Business Days of the earlier of (A) the date on which Seller was notified or otherwise became aware that such Purchased Asset became eligible for such reduction in Asset Value or (B) the date on which such Purchased Asset became eligible for such reduction in Asset Value.

(ii)                                  If, on any date of determination, (a) Buyer determines the Minimum Diversity Requirement is satisfied, and (b) as of such date, each related

Purchased Asset that is an Eligible CRE Bridge Mortgage Loan is less than thirty (30) Days Delinquent with respect to any payment of principal or interest and is otherwise not in material non-monetary default, then Buyer shall pay an additional amount of Purchase Price attributable to such Purchased Asset(s) on account of Seller’s satisfaction of the Minimum Diversity Requirement (such amount, a “Minimum Diversity Increase Amount”) by remitting such Minimum Diversity Increase Amount to Seller within five (5) Business Days the date on which Buyer was notified or otherwise became aware that such Purchased Asset became eligible for such Minimum Diversity Increase Amount. For the avoidance of doubt, the Purchase Price (and Repurchase Price) of each such Eligible CRE Bridge Mortgage Loan shall be deemed to be increased in an amount equal to the Minimum Diversity Increase Amount as of such date of determination.

Section 8.                                          Taxes.

(a)                                 Any and all payments by Sellers under or in respect of this Agreement or any other Facility Documents to which Sellers are parties shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Sellers shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Sellers shall make all such deductions and withholdings in respect of Taxes, (ii) Sellers shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) if such Tax is a Non-Excluded Tax, the sum payable by Sellers shall be increased as may be necessary so that after Sellers have made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 8) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than (i) Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, (ii) Taxes attributable to the recipient’s failure to comply with Section 8(e), and (iii) any U.S. federal withholding Taxes imposed under section 1471 or 1472 of the Code.

(b)                                 In addition, Sellers hereby agree to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).

(c)                                  Each Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Non-Excluded Taxes or Other Taxes imposed on amounts payable by Sellers under this Section 8 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Sellers provided for in this Section 8(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally imposed or asserted. Amounts payable by Sellers under the indemnity set forth in this Section 8(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.

(d)           Within thirty (30) days after the date of any payment of Taxes, Sellers (or any Person making such payment on behalf of Sellers) shall furnish to Buyer for its own account a copy of the original official receipt evidencing payment thereof.

(e)           For purposes of subsection (e) of this Section 8, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) shall deliver or cause to be delivered to Sellers the following properly completed and duly executed documents:

(i)            in the case of a Buyer that is an entity that is not a United States person, a complete and executed (x) U.S. Internal Revenue Form W-8BEN-E with Part III completed in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii)           in the case of an individual that is not a United States person, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit F (a “Section 8 Certificate”); or

(iii)          in the case of a Buyer that is a United States person, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(iv)          in the case of a Buyer that (A) is treated as an intermediary partnership or other non-corporate entity, and (B) is not a United States person, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 8 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section if such beneficial owner were Buyer; provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Sellers; provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

If Buyer has provided a form pursuant to clause (e)(i)(x) above and the form provided by Buyer either at the time Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, at the effective date of such participation, indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date (after the Effective Date) a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 8, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

If, on the date (after the Effective Date) a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 8, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f)            Without prejudice to the survival of any other agreement of Sellers hereunder, the agreements and obligations of Sellers contained in this Section 8 shall survive the termination of this Agreement. Nothing contained in this Section 8 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(g)           Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, and relevant state and local income and franchise taxes, to treat the Transaction as indebtedness of Sellers that is secured by the Purchased Assets and the Purchased Assets as owned by Sellers for federal income tax purposes in the absence of an Event of Default by Sellers. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 9.                                          Security Interest; Buyer’s Appointment as Attorney-in-Fact.

(a)                                Security Interest.

(i)            On each Purchase Date, each Seller hereby sells, assigns and conveys to Buyer all right, title and interest, including, with respect to the Servicing Released Mortgage Loans, all of each Seller’s Servicing Rights, and with respect to the

Servicing Retained Mortgage Loans, all of each Seller’s Servicing Rights both before and after each Seller exercises its right to purchase Servicing Rights pursuant to each MSR Purchase Agreement, in the Purchased Assets listed on the related Asset Schedule to the extent of its rights therein. Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, and in any event, each Seller, to the extent of its rights therein, hereby pledges on the date hereof and on each Purchase Date, to Buyer as security for the performance of the Obligations and hereby grants, assigns and pledges to Buyer a first priority security interest in each Seller’s rights, title and interest in the Purchased Assets, the Records related to the Purchased Assets, all Servicing Rights related to the Purchased Assets (to the extent of its rights therein), each Facility Document and each Mortgage Loan Purchase Agreement, any Property relating to any Purchased Asset or the related Mortgaged Property, all insurance policies and insurance proceeds relating to any Purchased Asset or any related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Asset, each Collection Account, each Servicer Custodial Account, each Holdback Account, each Collection Holdback Sub-Account, in each case, all amounts deposited therein from time to time, any Servicing Agreement, any Subservicing Agreement, and any other contract rights, including rights under the Mortgage Loan Purchase Agreements, accounts (including any interest of either Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Assets and any other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets and any proceeds and distributions and any other property, rights, title or interests as are specified on a Confirmation and/or Trust Receipt and Asset Detail and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created. This paragraph is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and transactions hereunder as defined under Section 101(47)(v) and 741(7)(xi) of the Bankruptcy Code. The assets set forth in this clause (i) are the “Repurchase Assets”.

Without limiting the generality of the foregoing and in the event that Sellers are deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each Seller grants, assigns and pledges to Buyer a security interest in the related Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

The Sellers hereby authorize Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem reasonable and appropriate. The Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 9.

(b)           Buyer’s Appointment as Attorney in Fact. With respect to the Repurchase Assets, each Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Seller and in the name of each Seller or in its own name, from time to time in Buyer’s discretion, for the purpose of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, in each case, subject to the terms of this Agreement. Without limiting the generality of the foregoing, each Seller hereby gives the Buyer the power and right, on behalf of each Seller without assent by, but with notice to, each Seller if an Event of Default shall have occurred and be continuing, to do the following:

(i)            in the name of such Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Repurchase Assets whenever payable;

(ii)           to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets; and

(iii)          (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any Repurchase Asset; (B) to send “goodbye” letters on behalf of such Seller and such Subservicer and Section 404 Notices; (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (D) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (F) to defend any suit, action or proceeding brought against such Seller with respect to any Repurchase Assets; (G) to settle, compromise or adjust any suit, action or proceeding described in clause (F) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and such Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller might do.

Each Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition to the foregoing, each Seller agrees (or as has agreed) to execute a Power of Attorney, the form of Exhibit J hereto, to be delivered (or, which was delivered) on or prior to the Effective Date. Each Seller and the Buyer acknowledge that the Power of Attorney shall terminate on the date on which both (1) this Agreement is terminated and (2) all Obligations hereunder have been satisfied in full.

Each Seller also authorizes the Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 16 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to either Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 10.                                   Payment, Transfer and Custody.

(a)           Payments and Transfers of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Sellers hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer’s Account, not later than 3:00 p.m. New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Sellers acknowledge that they have no rights of withdrawal from the foregoing account.

(b)           Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to the following account of Sellers: Account No. 173103322058, for the account of Structure Finance Wire Clearing, US Bank National Association, ABA No. 091000022, Ref: Angel Oak Mortgage Fund TRS - 235384000, or such other account as designated by Sellers to Buyer, simultaneously with the delivery to Buyer of the Purchased Assets relating to each Transaction.

Section 11.            Hypothecation or Pledge of Purchased Assets. Title to all Purchased Assets and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Sellers. Notwithstanding the foregoing, nothing in this Section 11 shall relieve the Buyer from its obligation to return the Purchased Assets to Sellers upon payment of the related Repurchase Price on the related Repurchase Date.

Section 12.            Fees. Sellers shall pay to Buyer, in immediately available funds, all fees due and owing to Buyer, as set forth in the Pricing Side Letter. Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.

Section 13.                                   Representations.

(a)           Each Seller represents and warrants to Buyer that as of the date hereof, as of each Purchase Date of any Purchased Assets by Buyer from each Seller and at all times while this Agreement is effective and any Transaction is outstanding:

(i)                                     Acting as Principal. Each Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(ii)                                  [Reserved].

(iii)                               Solvency. Neither the Facility Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of either Seller’s creditors. The transfer of the Purchased Assets subject hereto is not undertaken with the intent to hinder, delay or defraud any of either Seller’s creditors. Each Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and sale of the Purchased Assets pursuant hereto (i) will not cause either Seller to become insolvent, (ii) will not result in any property remaining with either Seller to be unreasonably small capital, and (iii) will not result in debts that would be beyond either Seller’s ability to pay as same mature. Each Seller has delivered to the applicable Originator reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets by such Originator to each Seller.

(iv)                              No Broker. Each Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

(v)                                 Ability to Perform. Each Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.

(vi)                             Existence.

(A)          AOMI Seller (a) is a Maryland corporation, (b) is in good standing under the laws of Maryland, (c) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (d) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

(B)          AOMF Seller (a) is a Delaware statutory trust (b) is in good standing under the laws of Delaware, (c) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (d) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

(vii)                           Financial Statements. The Guarantor has heretofore furnished to Buyer a copy of its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year ended December 31, 2017 and the calendar quarter ended September 30, 2018, and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of a national recognized accounting firm. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such monthly periods, all in accordance with GAAP applied on a consistent basis. Since September 30, 2018, there has been no material adverse change in the consolidated business, operations or financial condition of the Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Guarantor aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect. Guarantor has, on September 30, 2018, no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Guarantor except as heretofore disclosed to Buyer in writing.

(viii)                        No Breach. Neither (a) the execution and delivery of the Facility Documents nor (b) the consummation of the transactions therein contemplated to be entered into by either Seller in compliance with the terms and provisions thereof will conflict with or result in (i) a breach of the organizational documents of either Seller, or (ii) a breach of any applicable law, rule or regulation, or (iii) a breach of any order, writ, injunction or decree of any Governmental Authority, or (iv) a breach of other material agreement or instrument to which either Seller is a party or by which either Seller or any of either Seller’s Property is bound or to which either Seller is subject, or (v) a default under any such material agreement or instrument, or (vi) the creation or imposition of any

Lien (except for the Liens created pursuant to the Facility Documents) upon any Property of either Seller pursuant to the terms of any such agreement or instrument.

(ix)                              Action. Each Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Facility Documents to which it is a party; the execution, delivery and performance by each Seller of each of the Facility Documents to which it is a party have been duly authorized by all necessary corporate or other action on its part; and each Facility Document to which it is a party has been duly and validly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms.

(x)                                 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by each Seller of the Facility Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Facility Documents.

(xi)                              Enforceability. This Agreement and all of the other Facility Documents executed and delivered by each Seller in connection herewith are legal, valid and binding obligations of each Seller and are enforceable against each Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(xii)                           [Reserved].

(xiii)                        Material Adverse Effect. Since the date of the most recently provided financial information with respect to each Seller and Guarantor there has been no development or event nor, to either Seller’s knowledge, any prospective development or event, which has had or could have a Material Adverse Effect.

(xiv)                      No Default. No Default or Event of Default has occurred and is continuing.

(xv)                         Adverse Selection. Each Seller has not selected the Purchased Assets in a manner so as to adversely affect Buyer’s interests; provided that as described in Section 3 herein, no Seller is under any obligation to offer or sell any or all Eligible Mortgage Loans, Home$ense Mortgage Loans or Portfolio Select Mortgage Loans to Buyer pursuant to this Agreement.

(xvi)                       Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting either Seller, the Guarantor or any of its Subsidiaries or affecting any of the Property of any of them before any federal or state court or before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim in an aggregate amount greater than Five Hundred Thousand Dollars ($500,000), (iii) which, individually or in the aggregate, if not cured or if adversely determined, could be reasonably likely to have a Material Adverse Effect or constitute an Event of Default, or (iv) relates to any violation of the Home Ownership and Equity Protection Act or any state, city or district high cost home mortgage or predatory lending law.

(xvii)                    Margin Regulations. The use of all funds acquired by each Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(xviii)                 Taxes. Each Seller and its Subsidiaries have timely filed all tax returns that are required to be filed by it and have timely paid all Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable.

(xix)                       Investment Company Act. None of any Seller or any of its respective Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(xx)                         Purchased Assets.

(A)          Each Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset to any other Person.

(B)          The provisions of this Agreement are effective to either constitute a sale of the Repurchase Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of each Seller in, to and under the Repurchase Assets.

(xxi)                      Chief Executive Office/Jurisdiction of Organization. On the Effective Date, AOMI Seller’s office is located 3060 Peachtree Road NW, Suite 500, Atlanta, Georgia 30305. On the Effective Date, AOMI Seller’s jurisdiction of organization is Maryland. On the Effective Date, AOMF Seller’s office is located at 3060 Peachtree Road NW, Suite 500, Atlanta, Georgia 30305. On the Effective Date, AOMF Seller’s jurisdiction of organization is Delaware.

(xxii)                    Location of Books and Records. The location where each Seller, respectively, and the Guarantor keeps its books and records, including all computer tapes and records related to the Repurchase Assets, is its chief executive office.

(xxiii)                 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of each Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto (other than with respect to the Purchased Assets), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each Seller to Buyer in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby (other than with respect to the Purchased Assets) and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of each Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(xxiv)                ERISA.

(A)          No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected to be incurred by Sellers or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(B)          No Plan which is a Single-Employer Plan had a failure to satisfy the minimum funding standard, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, except where such failure would not result in a Material Adverse Effect, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such last day. No Seller nor any ERISA Affiliate thereof are subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.

(C)          Each Plan of Seller and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(D)          None of any Seller or any of its ERISA Affiliates has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(E)           None of any Seller or any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(xxv)                   [Reserved].

(xxvi)                No Reliance.  Each Seller has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Each Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(xxvii)    Plan Assets. Each Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA that is subject to Part 4, Subtitle B, Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code that is subject to 4975 of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, and transactions by or with either Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA.

(xxviii)   Anti-Money Laundering Laws. Each Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).

(xxix)     No Prohibited Persons. None of any Seller or any of its Affiliates, officers, directors, partners or members or any Eligible Mortgage Loan or the Mortgagor related to any such Eligible Mortgage Loan is an entity or person (or to either Seller’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

Section 14.            Covenants Of Each Seller. On and as of the date hereof and each Purchase Date and on each day until this Agreement is no longer in force, each Seller covenants as follows:

(a)                                 Preservation of Existence; Compliance with Law.  Each Seller shall:

(i)                                     Preserve and maintain its legal existence;

(ii)                                  Comply  with  the  requirements  of  all  applicable  laws,  rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);

(iii)                               Preserve and maintain all material rights, privileges, licenses, franchises, permits or other approvals necessary for each Seller to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with applicable law; and

(iv)                              Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.

(b)                                 Taxes. Each Seller and each Seller’s Subsidiaries shall timely file all tax returns that are required to be filed by them and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(c)                                  Notice of Proceedings or Adverse Change. Each Seller shall give notice to Buyer promptly after a responsible officer of each Seller has any knowledge of:

(i)                                     the occurrence of any Default or Event of Default;

(ii)                                  any (a) default or event of default under any Indebtedness of any Seller or any Originator or (b) litigation, investigation, regulatory action or proceeding that is pending or threatened by or against a Seller or an Originator in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default;

(iii)                               any litigation or proceeding that is pending or threatened against (a) any Seller or Guarantor in which the amount involved exceeds Five Hundred Thousand Dollars ($500,000), and is not covered by insurance, in which injunctive or similar relief is sought, or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

(iv)                             as soon as reasonably practicable, notice of any of the following events:

(A)                               a change in the insurance coverage of either Seller, with a copy of evidence of same attached;

(B)                               any material change in accounting policies or financial reporting practices of either Seller;

(C)                              [reserved];

(D)                               promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets;

(E)                                as soon as practicable, but, in any case, no more than two (2)      Business Days, after either Seller has obtained knowledge of any fact that could be the basis of any Purchased Asset Issue with respect to a Purchased Asset, notice identifying the Purchased Asset with respect to which such Purchased Asset Issue exists and detailing the cause of such Purchased Asset Issue; or

(F)                                 any other event, circumstance or condition that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(v)           Promptly, but no later than five (5) Business Days after either Seller receives any of the same, deliver to Buyer a true, complete, and correct copy of any notice, or any other document (other than notices delivered in the ordinary course of business or documents having no impact on the value of the Purchased Assets) received by either Seller from any Person pursuant to, or in connection with, any of the Repurchase Assets; or

(vi)          Promptly, but no later than ten (10) Business Days after either Seller receives notice of the same, any Mortgage Loan submitted to a Take-out Investor (whole loan or securitization) and rejected for purchase by such Take-out Investor.

(d)                                 Financial Reporting. Each Seller (itself or in consolidation with Guarantor) shall maintain a system of accounting established and administered in accordance with GAAP, and each Seller shall furnish to Buyer in connection with clauses (i) - (iv) below, via email to nomuracovenants@nomura.com, in a format reasonably acceptable to Buyer:

(i)                                    Within ninety (90) days after the last day of its fiscal year, each Seller’s and Guarantor’s (which may be consolidated) unaudited balance sheet as of the end of such fiscal year, in each case presented fairly in accordance with GAAP;

(ii)                                  Within sixty (60) days after the last day of each of the first three (3)                   fiscal quarters of each fiscal year of each Seller, each of the Sellers’ and Guarantor’s management certified Financial Statements, including a balance sheet, income statement and cash flow statement, each as of the end of such fiscal quarter and in each case presented fairly in accordance with GAAP;

(iii)                               Within one-hundred and twenty (120) days after the last day of its fiscal year, commencing with the 2017 fiscal year, each of the Sellers’ and Guarantor’s Financial Statements for such fiscal year, presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a nationally recognized accounting firm;

(iv)                              (A) Simultaneously with the furnishing of each of the financial statements to be delivered pursuant to subsection (i)-(iii) above, a certificate of each Seller in form and substance acceptable to Buyer in its reasonable discretion, and certified by an executive officer of the respective Seller, and (B) quarterly, or simultaneously with the financial statements to be delivered pursuant to subsection (ii) above, an officer’s certificate of covenant compliance of each Seller certifying that the related Financial Statements are true and correct in all material respects;

(v)                                 Within fifteen (15) days after the end of each calendar month, a monthly servicing report of the related Servicer or Subservicer, in form and substance reasonably acceptable to Buyer;

(vi)                              Two (2) Business Days prior to each Remittance Date, a monthly remittance report of the related Servicer or Subservicer, in form and substance reasonably acceptable to the Buyer;

(vii)                           Within five (5) days after any material amendment, modification or supplement has been entered into with respect to the related Subservicing Agreement, a fully executed copy thereof, certified by the Seller;

(viii)                        Within fifteen (15) days after the end of each calendar month, a monthly report listing Mortgage Loans held for each Seller that are not Purchased Assets;

(ix)                              Any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to either Seller or the Purchased Assets, as soon as possible after the discovery thereof by either Seller;

(x)                                 Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of each Seller, the Guarantor and their Subsidiaries as Buyer may reasonably request;

(xi)                              Within two (2) days after each sale of a Purchased Asset, a copy of the related purchase confirmation (which indicates the Purchased Asset sold, the date sold, the name of the purchaser and the purchaser price); and

(xii)                           Access to the related Servicer’s or Subservicer’s online loan data site containing sale data, data tapes and other reports maintained by the related Servicer or Subservicer in accordance with the related Servicing Agreement or Subservicing Agreement.

(xiii)                        Within fifteen (15) days after the end of each calendar month, a monthly report listing such month’s Delinquency Percentage and Repurchase Percentage (as each term is defined in the related MSR Purchase Agreement);

(e)                                  Visitation and Inspection Rights. The Sellers shall permit Buyer to inspect, and to discuss with the Sellers’ officers, agents and auditors, the affairs, finances, and accounts of the Sellers, the Repurchase Assets, and the Sellers’ books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon reasonable notice (provided, that upon the occurrence of an Event of Default, no notice shall be required), and (iii) at the expense of the Sellers to discuss with its officers, its affairs, finances, and accounts.

(f)                                   Reimbursement of Expenses. Subject to Section 20, on the Effective Date, the Sellers shall reimburse Buyer for all reasonable expenses (including reasonable legal fees) incurred by Buyer in connection with the Facility Documents, the Transactions and Buyer’s due diligence. From and after such date, the Sellers shall promptly reimburse Buyer for all reasonable expenses as the same are incurred by Buyer and within thirty (30) days of the receipt of invoices therefor.

(g)                                  [Reserved].

(h)                                 Further Assurances.  The Sellers shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. The Sellers shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, the Sellers will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Repurchase Assets to comply with all applicable rules, regulations and other laws. The Sellers will not allow any default for which the Sellers are responsible to occur under any Repurchase Assets or any Facility Document and the Sellers shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Facility Documents.

(i)                                     True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of the Sellers or any of their Affiliates or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of the Sellers are and will be true and complete and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by the Sellers to the Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or in connection with SEC filings, if any, the appropriate SEC accounting requirements.

(j)                                   ERISA Events.

(i)                                     Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which, together with all other Events of ERISA Termination occurring within the prior twelve (12) months, involves a payment of money by or a potential aggregate liability of a Seller or any ERISA Affiliate thereof or any combination of such entities in excess of Five Hundred Thousand Dollars ($500,000) such Seller shall give Buyer a written notice specifying the nature thereof, what action such Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(ii)                                  Promptly upon receipt thereof, Seller shall furnish to Buyer copies of (i) all notices received by Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of Five Hundred Thousand Dollars ($500,000); and (iii) all funding waiver requests filed by Seller or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than Five Hundred Thousand Dollars ($500,000), and all communications received by Seller or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(k)                                 Financial Condition Covenants. The Guarantor shall comply with the Financial Condition Covenants set forth in the related Guaranty.

(l)                                     No Adverse Selection. The Sellers shall not select Eligible Mortgage Loans to be sold to Buyer as Purchased Assets using any type of adverse selection or other selection criteria which would adversely affect Buyer; provided that as described in Section 3 herein, Sellers are not under any obligation to offer or sell any or all Eligible Mortgage Loans, Home$ense Mortgage Loans or Portfolio Select Mortgage Loans to Buyer pursuant to this Agreement.

(m)                             Insurance. Sellers shall continue to maintain Fidelity Insurance in an aggregate amount at least equal to Five Million Dollars ($5,000,000). Sellers shall maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. Sellers shall notify Buyer of any material change in the terms of any such Fidelity Insurance.

(n)                                 Books and Records. Sellers shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets.

(o)                                 Illegal Activities. The Sellers shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(p)                                 Material Change in Business. No Seller shall make any material change in the nature of its business as carried on as of the date hereof.

(q)                                 Limitation on Dividends and Distributions. Following the occurrence and during the continuation of an Event of Default or if an Event of Default would result therefrom, Sellers shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of the Sellers, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Sellers, either directly or indirectly, whether in cash or property or in obligations of Sellers or any of Sellers’ consolidated Subsidiaries.

(r)                                    Disposition of Assets; Liens. The Sellers shall not cause any of the Repurchase Assets to be sold, pledged, assigned or transferred; nor shall the Sellers create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of Buyer.

(s)                                   Substitute Mortgage Loans. Sellers shall not approve any Substitute Mortgage Loans (as defined in the applicable Mortgage Loan Purchase Agreement) without Buyer’s written consent.

(t)                                   ERISA Matters.

(i)                                     The Sellers shall not permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior twelve (12) months, involves the payment of money by or an incurrence of liability of the Sellers or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of One Million Dollars ($1,000,000).

(ii)                                  The Sellers shall not be employee benefits plans as defined in Section 3 of Title I of ERISA that is subject to Part 4, Subtitle B, Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code and the Sellers shall not use “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with the Sellers are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(u)                                Consolidations,  Mergers  and  Sales  of  Assets.   The  Sellers  shall  not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

(v)                                 Facility Documents. Sellers shall not permit the amendment or modification of, the waiver of any event of default under, or the termination of any Facility Document without Buyer’s prior written consent. The Sellers shall not waive (or direct the waiver of) the performance by any party to any Facility Document of any action, if the failure to perform such action would adversely affect the Sellers or any Purchased Assets in any material respect, nor has any such Person waived (or has directed the waiver of) any default resulting from any action or inaction by any party.

(w)                               Special Purpose Entity. Unless otherwise consented to by the Buyer in writing, and except as permitted by the Facility Documents, the Sellers shall be Special Purpose Entities that shall (a) own no assets, and will not engage in any business, other than the assets and transactions specifically contemplated by the Facility Documents; (b) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the Facility Documents; (c) not make any loans or advances to any Affiliate or third party, and shall not acquire obligations or securities of the Sellers’ Affiliates; (d) pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the Buyer’s prior written consent which shall not be unreasonably withheld; (g) maintain all of its books, records and financial statements separate from those of its Affiliates (except that such financial statements may be consolidated with Guarantor’s or as a matter of applicable law; provided, that (i) appropriate notation shall be made on such financial statements if prepared to indicate the separateness of the Sellers from such Affiliates and to indicate that Sellers’ assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall also be listed on the Sellers’ own separate balance sheet if prepared and (iii) the Sellers shall file their own tax returns if filed, except to the extent consolidation is required or permitted under applicable law); (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other; (i) not enter into any transactions with any Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction; (j) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (k) not engage in or suffer any dissolution, winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any other Person (except as contemplated herein); (l) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (m) not institute against, or join any other Person in instituting against the Sellers, any proceedings of the type referred to in the definition of “Insolvency Event” hereunder or seek to substantively consolidate the Sellers in connection with any Insolvency Event with respect to the Sellers; (n) will not hold itself out to be responsible for the debts or obligations of any other Person; (o) not form, acquire or hold any Subsidiary or own any equity interest in any other entity; (p) use separate stationery, invoices and checks bearing its own name; (q) allocate fairly and reasonably any overhead for shared office space and services performed by an employee of an Affiliate; and (r) not pledge its assets to secure the obligations of any other Person.

(x)                                 [Reserved].

(y)                                 Delivery of Appraisal, BOV or BPO. For each RTL Mortgage Loan that is subject to a Transaction hereunder the related Seller shall obtain, or cause the related Subservicer to obtain and deliver to Buyer, at such Seller’s cost, (i) an Appraisal for the related Mortgaged Property that is no more than ninety (90) days old at the time of the applicable Purchase Date (unless otherwise approved by Buyer in its sole and absolute discretion) and (ii) a BPO for the related Mortgaged Property as soon as possible, but no later than five (5) Business Days following the occurrence of any of the following: (a) the date on which such RTL Mortgage Loan becomes more than sixty (60) days delinquent in payment, and thereafter, every one hundred and eighty (180) days during which such RTL Mortgage Loan remains delinquent; (b) if any extension is requested with regard to the stated maturity date of any RTL Mortgage Loan under the Mortgage, the Mortgage Note or any other related Loan Document, (c) if any default exists at the stated maturity date of any RTL Mortgage Loan under the Mortgage, the Mortgage Note or any other related Loan Document and (d) the date that is one (1) year following the date of the BPO or Appraisal, as applicable, previously delivered to Buyer for such Mortgage Loan. The related Seller shall cause the related Subservicer to provide Buyer (x) the values included in such updated BPOs or Appraisals, as applicable, with its then-current monthly servicing reports and (y) if requested by Buyer, copies of such BPOs or Appraisals, as applicable. Notwithstanding the foregoing, Buyer shall have the right to obtain updated BPOs or Appraisals, as applicable, on any Mortgaged Property at any time at Buyer’s cost; provided that any BPO or Appraisal, as applicable, obtained by Buyer after the occurrence of and during the continuance of an Event of Default shall be at such Seller’s cost. If at any time such Seller, the applicable Servicer or the applicable Subservicer obtains a BPO or Appraisal, as applicable, for any Mortgage Loan that is subject to a Transaction hereunder (which BPO or Appraisal, as applicable, is in addition to the BPOs and Appraisals that such Seller is required to deliver (or cause to be delivered) to Buyer under this Section 14(y)), such Seller shall promptly deliver a copy of such additional BPO or Appraisal to Buyer. For each Cherrywood Mortgage Loan or a CRE Bridge Mortgage Loan, a BOV for the related Mortgaged Property (A) no later than the date that is one (1) calendar year following the date of the BOV or Appraisal, as applicable, previously delivered to Buyer for such Purchased Asset, or (B) after the occurrence of a material adverse change in such Purchased Asset or the related Mortgaged Property, as determined by Buyer in its good faith discretion (and which may include, but is not limited to a material decline in Net Operating Income, occupancy, material increases in expenses (either operating expenses or unforeseen capital expenditure) or any other material adverse changes to observable performance metrics), in the credit profile or value of the related Mortgaged Property or such Purchased Asset; provided, that, if any of the events referenced in clause (B) above has occurred and is continuing, the BOV or Appraisal, as applicable, shall be updated as such Seller’s cost no later than every four (4) months after the most recently delivered BOV or Appraisal, as applicable; and (iii) to the extent such Purchased Asset is an RTL Mortgage Loan, a BPO for the related Mortgaged Property as soon as possible, but no later than five (5) Business Days following the occurrence of any of the following: (1) the date on which the related Mortgagor requests an extension with regard to the stated maturity date of such Purchased Asset by the related Mortgagor under the Mortgage, the Mortgage Note or any other related Loan Document, if applicable, and (2) the date on which the related Mortgagor is (x) fails to repay the related Purchased Asset on the stated Maturity of such Purchased Asset (to the extent no extension was granted with respect to such stated maturity date) and / or (y) sixty (60) or more Days Delinquent in payment, and (z) thereafter, every one hundred and eighty (180) calendar days during which such Mortgagor remains delinquent. With respect to each Purchased Asset, the applicable Seller shall cause the related Servicer to provide Buyer (i) the values included in the related updated Appraisals, BOVs, or BPOs, as applicable, with its then-current monthly servicing reports and (ii) if requested by Buyer, copies of updated Appraisals, BOVs, or BPOs, as applicable. Notwithstanding the foregoing, Buyer shall have the right to obtain updated Appraisals, BOVs, or BPOs, as applicable, on any Mortgaged Property (i) at any time prior to the occurrence of an

Event of Default, at Buyer’s cost and (ii) at any time after the occurrence of and during the continuation of an Event of Default, at the applicable Sellers’ cost. If at any time the applicable Seller or the applicable Servicer obtains an Appraisal, BOV, or BPO, as applicable, for any Purchased Asset that is subject to a Transaction hereunder (which Appraisal, BOV, or BPO, as applicable, is in addition to the Appraisal, BOV, or BPO, as applicable, that such Seller is required to deliver (or cause to be delivered) to Buyer under this Section 14(y)), such Seller shall promptly deliver (or cause to be delivered) a copy of such additional Appraisal, BOV, or BPO, as applicable, to Buyer.

(z)                                  Underwriting Guidelines. Sellers shall provide to Buyer written update packages containing any modifications to the Underwriting Guidelines since the date of the prior delivery, clearly identifying such changes. No Mortgage Loans originated pursuant to Underwriting Guidelines as amended by any such modification shall constitute Eligible Mortgage Loans unless and until such Underwriting Guidelines have been approved by Buyer in its good faith discretion, and Sellers shall not request that Buyer enter into a Transaction with respect to any Mortgage Loan originated pursuant to such revised Underwriting Guidelines prior to such delivery and Buyer’s approval thereof.

(aa)                          Electronic Tracking Agreement. Sellers shall promptly notify Buyer upon registering as a member of the MERS® System. Within ten (10) Business Days of such registration, Sellers shall enter into an Electronic Tracking Agreement with Buyer, MERSCORP Holdings, Inc. and MERS.

(bb)                          Holdback Amounts. With respect to each RTL Mortgage Loan, Cherrywood Mortgage Loan and CRE Bridge Mortgage Loan, the applicable Seller shall hold or cause to be held all related Holdback Amounts (exclusive of the related Non-Segregated Holdback Amounts) not yet disbursed to the related Mortgagor in the applicable Holdback Account and shall apply the same to improve and rehabilitate the related Mortgaged Property in accordance with the related Loan Documents. Except to the extent such funds (with respect to any Purchased Asset that is an RTL Mortgage Loan) are held in a Collection Holdback Sub-Account, the applicable Seller shall hold (or cause to be held) the related Holdback Amounts (exclusive of the related Non Segregated Holdback Amounts) in the applicable Holdback Account for the benefit of Buyer. With respect to any Purchased Asset that is an RTL Mortgage Loan, following the occurrence of a Holdback Trigger Event, the applicable Seller shall cause the related Holdback Amounts (including, for the avoidance of doubt, the related Non-Segregated Holdback Amounts) to be held in the applicable Collection Holdback Sub Account in accordance with the related Loan Documents. The applicable Seller shall apply (or shall cause to be applied) the related Disbursed Holdback Amount in accordance with the related Loan Documents.

(cc)                            Servicing. Notwithstanding anything to the contrary in the applicable Servicing Agreement or Subservicing Agreement, each Seller hereby agrees that it shall not permit any Person (other than a Servicer or Subservicer pursuant to the applicable Servicing Agreement or Subservicing Agreement and who is subject to a Servicer Notice or Subservicer Notice) to (i) service (or subservice) or (ii) otherwise employ any subservicer or successor servicer in connection with the servicing of, in each case, any of the Purchased Assets, without the prior written consent of Buyer.

Section 15. Events Of Default. If any of the following events (each an “Event of Default”) occur, Sellers and Buyer shall have the rights set forth in Section 16, as applicable:

(a)                                 Payment Default. (i) Any Seller or Guarantor fails to make any payment of (A) Repurchase Price (other than Price Differential) when due, whether by acceleration, mandatory repurchase or otherwise, (B) Price Differential when due, under the terms of the Facility Documents or (C) Margin Deficit when due, under the terms of the Facility Documents or (ii) a Seller or Guarantor fails to make any payment of any sum (other than Repurchase Price, Price Differential or Margin Deficit) when due under the terms of the Facility Documents and with respect to this clause (ii) only, such Default is unremedied for more than three (3) Business Days; or

(b)                                 Immediate Representation and Warranty Default. The failure of a Seller to perform, comply with or observe any representation, warranty or certification applicable to such Seller contained in any of Sections 13(a)(iii) (Solvency); (a)(vi) (Existence); (a)(viii) (No Breach); (a)(ix) (Action); (a)(xi) (Enforceability); (a)(xvi) (Litigation); (a)(xvii) (Margin Regulations); (a)(xix) (Investment Company Act); (a)(xx) (Purchased Assets); (a)(xxiii) (True and Complete Disclosure); (a)(xxiv) (ERISA); (a)(xxvi) (No Reliance); (a)(xxvii) (Plan Assets) unless either (i) such failure is corrected in accordance with Section 408(b)(20) of ERISA or Section 4975(d)(23) of the Code, or (ii) such failure does not result in a non-exempt violation of Similar Law and is corrected within sixty (60) days after delivery of such failure; or Section 13(a)(xxix) (No Prohibited Persons), in each case, of this Agreement; or

(c)                                  Additional Representation and Warranty Defaults. Any representation, warranty or certification made or deemed made herein or in any other Facility Document (and not identified in Section 15(b)) by the any Seller or Guarantor or any Pledgor or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets furnished in writing by on behalf of any Seller or Guarantor or any Pledgor shall prove to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1-A, 1-B or 1-C; unless (A) such Seller or the Guarantor or such Pledgor shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (B) any such representations and warranties have been determined in good faith by Buyer to be materially false or misleading on a regular basis) and such breach of a representation, warranty or certification shall continue unremedied for more than thirty (30) days; or

(d)                                 Immediate Covenant Default. The failure of either Seller to perform, comply with or observe any term, covenant or agreement applicable to either Seller contained in any of Sections 14(a)(i) and (ii) (Preservation of Existence; Compliance with Law); (i) (True and Correct Information); (k) (Financial Condition Covenants); (l) (No Adverse Selection); (o) (Illegal Activities); (p) (Material Change in Business); (q) (Limitation on Dividends and Distributions); (r) (Disposition of Assets; Liens); (t) (ERISA Matters) unless, in the case of Section 14(t)(ii), either (i) such failure is corrected in accordance with Section 408(b)(20) of ERISA or Section 4875(d)(23) of the Code, or (ii) such failure does not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a non-exempt violation of Similar Law and is corrected with sixty (60) days after discovery of such failure;

Section 14(u) (Consolidations, Mergers and Sales of Assets); or (w) (Special Purpose Entity), in each case, of this Agreement; or Guarantor under any of Sections 25(a)(i) and (ii) (Preservation of Existence; Compliance with Law); (e) (Illegal Activities); (f) (Limitation on Dividends and Distributions); in each case, of the applicable Guaranty; or Guarantor under Section 25(g) (Financial Covenants; Officer’s Compliance Certificate) of the applicable Guaranty; or

(e)                                  Additional Covenant Defaults. Any Seller or Guarantor or any Pledgor shall fail to observe or perform any other covenant or agreement contained in the Facility Documents (and not identified in clause (d) of Section 15), and if such default shall be capable of being remedied, such failure to observe or perform shall continue unremedied beyond fifteen (15) days; or

(f)                                   Judgments. A final judgment or judgments for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be rendered against any Seller or Guarantor by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and such party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(g)                                  Cross-Default. (i) Any Seller or Guarantor shall be in default beyond any applicable grace period under (A) any Indebtedness of such Seller or the Guarantor which default involves the failure to pay a material matured obligation or permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (B) any other financing, hedging, security or other agreement or contract between such Seller or the Guarantor on the one hand, and the Buyer on the other; provided however that, with respect to the Guarantor only, obligations in an aggregate amount of less than $1,000,000 shall not be considered material; or (ii) any Seller shall be in default beyond any applicable grace period under the applicable Mortgage Loan Purchase Agreement; or

(h)                                 Insolvency Event. An Insolvency Event shall have occurred with respect to either Seller or the Guarantor; or

(i)                                     Enforceability. For any reason (other than any action by Buyer or an Affiliate thereof) (i) any Facility Document at any time shall not to be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, (ii) the Sellers (or an Affiliate thereof) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, (iii) any Person (other than Buyer) contests the validity, enforceability, perfection or priority of any Lien granted pursuant thereto and the Sellers and Guarantor fail to take all commercially reasonable action to contest such contesting Person, or (iv) any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations under any Facility Document; or

(j)                                    Liens. The Sellers shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer) or Buyer for any reason ceases to have a valid, first priority security interest in any of the Repurchase Assets; or

(k)                                 Material Adverse Effect. A Material Adverse Effect, other than any effect from market events that do not have a disproportionate impact on the Buyer or its Affiliates, shall have occurred as determined by Buyer in its reasonable discretion; or

(l)                                     Change in Control. A Change in Control shall have occurred; or

(m)                             Inability to Perform. Any Seller or Guarantor shall admit its inability to, or its intention not to, perform any of their obligations under the Facility Documents; or

(n)                                 [Reserved];

(o)                                 Failure to Transfer.  Sellers fail to transfer the Purchased Assets to Buyer on or prior to the applicable Purchase Date (provided Buyer has paid the Purchase Price); or

(p)                                 Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have received any judicial or administrative order permitting such Governmental Authority to take any action that is reasonably likely to result in a condemnation, seizure or appropriation, or assumption of custody or control of, all or any substantial part of the Property of any Seller or Guarantor, or shall have taken any action to displace the management of any Seller or Guarantor or to materially curtail its authority in the conduct of the business of any Seller or Guarantor, or takes any action in the nature of enforcement to remove, limit or restrict the approval of any Seller or Guarantor as an issuer, buyer or a seller of Mortgage Loans or REO Properties or securities backed thereby, and such action shall not have been discontinued or stayed within thirty (30) days; or

(q)                                 Assignment. Assignment or attempted assignment by the Sellers of this Agreement or any other Facility Document or any rights hereunder or thereunder without first obtaining the specific written consent of Buyer; or

(r)                                    Reasonable Assurances. Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of any Seller or Guarantor (including but not limited to any information regarding any repurchase and indemnity requests or demands made upon any Seller or Guarantor by any third party investors) and such reasonable information and/or responses shall not have been provided within five (5) Business Days of such request; or

(s)                                   Financial Statements. Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of the Sellers or the Guarantor as a “going concern” or a reference of similar import; or

(t)                                    Servicer Default. With respect to any Servicer, a Servicer Termination Event has occurred and such Servicer is not replaced with a successor servicer reasonably acceptable to Buyer within thirty (30) calendar days; or

(u)                                 Collection Holdback Sub-Account Maintenance. Following the occurrence of a Holdback Trigger Event, any Seller has knowledge that the amount on deposit in any Collection Holdback Sub-Account is less than the related Holdback Amounts (including, for the avoidance of doubt, the related Non-Segregated Holdback Amounts), and the deficiency is not deposited within two (2) Business Days.

(v)                                 MSR Purchase Agreements. The related Seller fails to purchase the MSR (as defined in the related MSR Purchase Agreement) within five (5) Business Days of receipt of notice of an occurrence of an MSR Purchase Trigger Event (as defined in the related MSR Purchase Agreement).

Section 16.                                   Remedies.

(a)                                 If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing:

(i)                                     At the option of Buyer, exercised by written notice to Sellers (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of the Sellers or the Guarantor), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii)                                  If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A)                              Sellers’ obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Sellers hereunder, and (3) Sellers shall immediately deliver all Purchased Assets to the Buyer subject to such Transactions then in Sellers’ or Servicers’ or Subservicers’ possession or control, including Mortgage Loans; and

(B)                               to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section in accordance with the definition of Repurchase Price.

(iii)                               Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of the Sellers relating to the Purchased Assets and the Repurchase Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of the Sellers or any third party acting for the Sellers and the Sellers shall deliver to Buyer such assignments as Buyer shall request.

(iv)                              Upon the occurrence of an Event of Default, upon notice to the Sellers, the Buyer, or Buyer through its Affiliates or designees, may (A) immediately sell, at a public or private sale at such price or prices as Buyer may reasonably deem satisfactory any or all of the Purchased Assets and Repurchase Assets on a servicing released basis with respect to the Servicing Released Mortgage Loans and on a servicing retained basis with respect to the Servicing Retained Mortgage Loans or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets and Repurchase Assets, to retain such Purchased Assets and Repurchase Assets and give Sellers credit for such Purchased Assets in an amount equal to the fair market value of the related Mortgage Loans or REO Property (as determined and adjusted by the Buyer in its sole discretion, giving such weight to the outstanding principal balance of such Mortgage Loan or REO Property as Buyer deems appropriate) against the aggregate unpaid Repurchase Price for such Purchased Assets and Repurchase Assets and any other amounts owing by the Sellers under the Transaction Documents. The proceeds of any disposition of Purchased Assets and Repurchase Assets effected pursuant to the foregoing shall be applied as determined by Buyer.

(v)                                 Sellers shall be liable to Buyer for (A) the amount of all actual expenses, including reasonable documented legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (B) all actual costs incurred in connection with covering transactions or hedging transactions, and (C) any other actual loss, damage, cost or expense arising or resulting from the occurrence of an Event of Default.

(b)                                 The Sellers acknowledge and agree that (A) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Assets and Repurchase Assets, the Buyer may establish the source therefor in its sole discretion exercised in good faith and (B) all prices, bids and offers shall be determined together with accrued Income. The Sellers recognize that it may not be possible to purchase or sell all of the Purchased Assets and Repurchase Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets and Repurchase Assets may not be liquid at such time. In view of the nature of the Purchased Assets and Repurchase Assets, the Sellers agree that liquidation of a Transaction or the Purchased Assets and Repurchase Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Assets and Repurchase Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets and Repurchase Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets and Repurchase Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to the Sellers. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c)                                  Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and the Sellers hereby expressly waive any defenses the Sellers might otherwise have to require Buyer to enforce its rights by judicial process. The Sellers also waive any defense (other than a defense of payment or performance) the Sellers might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. The Sellers recognize that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d)                                 Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for the Sellers’ failure to perform their obligations under this Agreement, the Sellers acknowledge and agree that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

(e)                                  Buyer shall have, in addition to its rights and remedies under the Facility Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and the Sellers. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets and Repurchase Assets against all of the Sellers’ obligations to the Buyer, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

(f)                                   Each Seller hereby assigns and pledges all of its rights, but none of its duties or obligations, under the respective Mortgage Loan Purchase Agreements to Buyer, effective immediately upon the occurrence and during the continuance of an Event of Default.

Section 17.                                   Indemnification and Expenses.

(a)                                 Each Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees of counsel, and Taxes relating to or arising in connection with the ownership of the Purchased Assets, including REO Property, but excluding any Taxes) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other

Facility Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. For the avoidance of doubt “Costs” shall include Taxes that represent losses, damages, claims, costs and expenses arising from any non-Tax claim. Without limiting the generality of the foregoing, each Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Assets, including REO Property, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Assets for any sum owing thereunder, or to enforce any provisions of any Purchased Assets, each Seller will save, indemnify and hold such Indemnified Party harmless from and against all reasonable out-of-pocket expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by either Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from either Seller. Each Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

(b)                                 Each Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith. Each Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, reasonable disbursements and reasonable expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder. Subject to the limitations set forth in Sections 20 and 31 hereof, each Seller agrees to pay Buyer all the reasonable out-of-pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans or REO Property submitted by each Seller for purchase under this Agreement, including, but not limited to, those reasonable out-of-pocket costs and expenses incurred by Buyer pursuant to Sections 16(b) and 20 hereof.

(c)                                  The obligations of each Seller from time to time to pay the Repurchase Price, the Price Differential, all fees and indemnity amounts and all other amounts due under this Agreement shall be full recourse obligations of each Seller.

Section 18.                                   Servicing; Subservicing.

(a)                                Each Servicer, on the Buyer’s behalf, shall contract with the related Servicer or Subservicer to service the Mortgage Loans consistent with the degree of skill and care that such Servicer or Subservicer customarily requires with respect to similar Mortgage Loans owned or managed by such Servicer or Subservicer and in accordance with Accepted

Servicing Practices. Each Servicer shall cause the related Servicer or Subservicer to (i) comply with all applicable federal, state and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities under the related Subservicing Agreement and (iii) not impair the rights of Buyer in any Purchased Asset or any payment thereunder. Buyer may terminate the servicing of any Purchased Asset with the then existing servicer in accordance with Section 18(f) hereof.

(b)                                 Each Servicer shall cause the related Servicer or Subservicer to hold or cause to be held all collections and escrow funds collected by the Sellers with respect to any Purchased Assets in trust accounts and shall apply the same for the purposes for which such funds were collected.

(c)                                  Each Servicer shall, or shall cause the related Servicer or Subservicer to, deposit all collections received by Sellers on account of the Purchased Assets in the Collection Account in accordance with the provisions of Sections 5(c) and (d) hereof.

(d)                                 As compensation for its services under this Agreement the Servicers shall be entitled to the Servicing Fee payable on each Remittance Date. The Servicers shall be responsible to pay all the fees and expenses of the Servicer or Subservicer out of the Servicing Fee.

(e)                                  The Sellers shall provide promptly to the Buyer (i) a Servicer Notice or Subservicer Notice addressed to and agreed to by the related Servicer or Subservicer of the related Purchased Assets, advising such Servicer or Subservicer of such matters as Buyer may reasonably request, including, without limitation, recognition by such Servicer or Subservicer of the Buyer’s interest in such Purchased Assets and such Servicer or Subservicer agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Assets and any related Income with respect thereto.

(f)                                   Upon the occurrence of a Servicer Termination Event, Buyer shall have the right to immediately terminate the related Servicer’s right to service the Purchased Assets without payment of any penalty or termination fee. In connection with such termination, each Seller shall and shall cause the applicable Servicer to cooperate in transferring the servicing of the Purchased Assets (a) following an Event of Default, to a successor servicer appointed by Buyer in its sole discretion, and (b) upon the occurrence of a Servicer Termination Event (other than an Event of Default), to a successor servicer selected by Sellers and approved by Buyer in its sole discretion exercised in good faith; provided, that, if either Seller fails to select a successor servicer within ten (10) Business Days, Buyer may select a successor servicer in its sole discretion. Upon the resignation of any Servicer, each Seller shall (and shall cause the related Servicer to) cooperate in transferring the servicing of the related Purchased Assets to a successor selected by selected by Sellers and approved by Buyer in its sole discretion exercised in good faith; provided, that, if either Seller fails to select a successor servicer within ten (10) Business Days, Buyer may select a successor servicer in its sole discretion; provided, further, that, if an Event of Default has occurred, Buyer may select such successor servicer in its sole discretion.

(g)                                  If the Sellers or the Servicers or Subservicers should discover that, for any reason whatsoever, any entity responsible to the Sellers or the Servicers or Subservicers by

contract for managing or servicing any such Purchased Assets has failed to perform fully the Sellers’ or the Servicers’ or Subservicers’ obligations under the Facility Documents or any of the obligations of such entities with respect to the Purchased Assets, the Sellers or the Servicers or Subservicers, as applicable, shall promptly notify the Buyer.

(h)                                 Buyer may, in its sole discretion, consent to a waiver of a Servicer Termination Event. No Seller shall consent to any amendment to a Mortgage Loan Purchase Agreement or a Servicing Agreement without Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No new Servicer shall be appointed without the prior reasonable consent of Buyer.

(i)                                     Sellers may, from time to time, acquire Mortgage Loans from an Originator on a servicing retained basis. Buyer may, from time to time in its sole discretion exercised in good faith, approve any other servicer or subservicer to service Purchased Assets; provided that, to the extent not previously delivered and approved, (x) Buyer shall have, in its sole discretion, approved each Servicing Agreement or Subservicing Agreement pursuant to which any Eligible Mortgage Loan that is subject to the proposed Transaction is serviced, and (y) Buyer shall have received a fully executed copy of the related Servicer Notice or Subservicer Notice.

Section 19.            Recording of Communications. The Buyer and the Sellers shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording.

Section 20.            Due Diligence. The Sellers acknowledge that Buyer has the right, which Buyer does not expect to (but may) exercise more frequently than quarterly, to perform continuing due diligence reviews with respect to the Purchased Assets, the Sellers, the Servicers, the Guarantor and the Servicers or Subservicers, including, without limitation, financial information, organization documents, business plans, purchase agreements and underwriting purchase models for each pool of Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Sellers agree that (a) upon reasonable prior notice to Sellers, unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Asset Files and any and all documents, records, agreements, instruments or information relating to such Purchased Assets (the “Due Diligence Documents”) in the possession or under the control of the Sellers and/or the Custodian, or (b) upon request, the Sellers shall create and deliver to Buyer within three (3) Business Days of such request, an electronic copy via email to structuredfinancedesksecure@nomura.com, in a format acceptable to Buyer, of such Due Diligence Documents as Buyer may request. Upon reasonable advance notice from the Buyer, the Sellers also shall reasonably make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets. Without limiting the generality of the foregoing, the Sellers acknowledge that Buyer may purchase Purchased Assets from Sellers and enter into additional Transactions with respect to the Purchased Assets based solely upon the information provided by the Sellers to the Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that the Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties with respect to the Mortgage Loans and otherwise re-generating the information used to originate such Mortgage Loan. Buyer has engaged an Approved Diligence Provider to perform such underwriting. The Sellers agree to cooperate with the Buyer and such Approved Diligence Provider in connection with such underwriting, including, but not limited to, providing Buyer and Approved Diligence Provider with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Sellers. The Sellers further agree that the Sellers shall pay all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s due diligence activities pursuant to this Section 20.

Section 21.                                   Assignability.

(a)                                 The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by the Sellers without the prior written consent of the Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may, upon at least five (5) Business Days’ notice to Sellers, from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents to any Person pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned; provided, however so long as an Event of Default has not occurred and is not continuing, no such Assignment and Acceptance shall be valid without the Sellers’ consent, which consent shall not be unreasonably withheld. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, the Sellers shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to the Buyer by the Sellers.

(b)                                 Buyer, upon at least five (5) Business Days’ notice to Sellers, may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement to any Person; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Sellers shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 8; provided that no such restrictions shall apply with respect to any sale to any Affiliate of Buyer or if an Event of Default has occurred and is continuing; and provided further that Buyer shall act as agent for all purchasers, assignees and point of contact for Sellers pursuant to agency provisions to be agreed upon by Buyer, its intended purchasers and/or assignees and Sellers.

(c)                                  Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 21, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to the Sellers or any of their Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of the Sellers or any of their Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

(d)                                 In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

Section 22.                                   Transfer and Maintenance of Register.

(a)                                 Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 22, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement.

(b)                                 Each Seller shall maintain a register (the “Register”) on which it shall record Buyer’s rights hereunder, and each Assignment and Acceptance and participation and no transfer shall be effective in the absence of such recording. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned or participated. Failure to make any such recordation, or any error in such recordation shall not affect either Seller’s obligations in respect of such rights, but a transfer shall not be effective absent a recording. If Buyer sells a participation in its rights hereunder, it shall provide each Seller, or maintain as agent of each Seller, the information described in this paragraph and permit each Seller to review such information as reasonably needed for each Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law and shall not allow transfers to be effective without a record of such transfer.

Section 23.            Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Sellers that is secured by the Purchased Assets and that the Purchased Assets are owned by Sellers in the absence of a Default by Sellers. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 24.                                   Set-Off.

(a)                                 In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to the Sellers, any such notice being expressly waived by the Sellers to the extent permitted by applicable law, to set-off and appropriate and apply against any obligation from the Sellers to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of the Sellers. Buyer agrees promptly to notify Sellers after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

(b)                                 Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to the Sellers hereunder if an Event of Default has occurred.

Section 25. Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. The obligations of each Seller under Section 17 hereof shall survive the termination of this Agreement.

Section 26. Notices And Other Communications. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or electronic mail or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

Section 27.                                   Entire Agreement; Severability; Single Agreement.

(a)                                 This Agreement, together with the Facility Documents, constitute the entire understanding between Buyer and Sellers with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and the Sellers acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement.

Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(b)                                 Buyer and the Sellers acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and the Sellers agree (i) to perform all of their obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by them in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

Section 28.                                    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

Section 29.                                    SUBMISSION TO JURISDICTION; WAIVERS. BUYER AND THE SELLERS EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)                                SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)                                CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)                                 AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS

SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

(d)                                AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e)                                 BUYER AND THE SELLERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 30.                                    No Waivers, etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

Section 31.                                    Netting. If Buyer and the Sellers are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder,

(a)                                 All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be a “netting contract” as defined in Section 4402.

(b)                                 The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

Section 32.                                   Confidentiality.

(a)                                 The Buyer and the Sellers hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to disclose to its Affiliates and its and their legal counsel, accountants, auditors, or taxing authorities, (ii) it is requested or required by governmental agencies, regulatory bodies or other legal, governmental or regulatory process, (iii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or (iv) an Event of a Default has occurred and Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder. Sellers shall be responsible for any breach of the terms of this Section 32(a) by any Person that it discloses Confidential Terms to pursuant to clause (i) above. Sellers shall not, without the written consent of the Buyer, make any communication, press release, public announcement or statement in any way connected to the existence or terms of this Agreement or the other Facility Documents or the Transactions contemplated hereby or thereby, except where such communication or announcement is required by law or regulation, in which event the parties shall consult and cooperate with respect to the wording of any such announcement. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that the Sellers may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The provisions set forth in this Section 32 shall survive for one year after the termination of this Agreement.

(b)                                 Notwithstanding anything in this Agreement to the contrary, the Sellers shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”). The Sellers understand that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and the Sellers agree to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. The Sellers shall implement administrative, technical and physical safeguards and other security measures to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” (as defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. The Sellers shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon request, the Sellers will provide evidence reasonably satisfactory to allow Buyer to confirm that the Sellers have satisfied their obligations as required under this Section. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of the Sellers. The Sellers shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to the Sellers. The Sellers shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 33.                                   Intent.

(a)                                 The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Sellers and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

(b)                                 Buyer’s right to liquidate the Repurchase Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction shall be considered a “margin payment” and “settlement payment” as such terms are defined in Bankruptcy Code Section 741(5).

(c)                                  The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)                                 It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)                                  This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.

(f)                                   Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(g)                                  Each party agrees that it shall not challenge the characterization of this Agreement or any Transaction as a securities contract and master netting agreement under the Bankruptcy Code.

(h)                                 Each party agrees that this Agreement and the Transactions entered into hereunder are part of an integrated, simultaneously-closing suite of financial contracts.

Section 34.                                    Disclosure Relating to Certain Federal Protections. The parties acknowledge that they have been advised that:

(a)                                 in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)                                 in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)                                  in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Section 35.                                    Conflicts. In the event of any conflict between the terms of this Agreement, any other Facility Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, second, then the terms of this Agreement shall prevail, and then the terms of the Facility Documents shall prevail.

Section 36.                                    Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for the Sellers or Buyer under this Agreement.

Section 37.                                    Acknowledgement of Anti Predatory Lending Practices. Buyer has in place internal policies and procedures that prohibit its purchase of any High Cost Mortgage Loan.

Section 38.                                   Miscellaneous.

(a)                                 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Counterparts may be delivered electronically.

(b)                                 Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c)                                 Acknowledgment. The Sellers hereby acknowledge that:

(ii)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

(iii)                              Buyer has no fiduciary relationship to the Sellers; and

(iv)                              no joint venture exists between Buyer and the Sellers.

(d)                                 Documents Mutually Drafted. The Sellers and the Buyer agree that this Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

Section 39. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)                                 accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)                                  references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)                                 a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)                                  the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)                                   the term “include” or “including” shall mean without limitation by reason of enumeration;

(g)                                  all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

(h)                                 all references herein or in any Facility Document to “good faith” means good faith as defined in Section 1-201(19) of the UCC as in effect in the State of New York.

Section 40.                                    Joint and Several Liability. Each Seller shall be jointly and severally liable for the full, complete and punctual performance and satisfaction of all obligations of any Seller under this Agreement. Accordingly, each Seller waives any and all notice of creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon such Seller’s joint and several liability. Each Seller waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Seller with respect to the Obligations. When pursuing its rights and remedies hereunder against any Seller, Buyer may, but shall be under no obligation, to pursue such rights and remedies hereunder against any Seller or any other Person or against any collateral security for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from such Seller or any such other Person to realize upon any such collateral security or to exercise any such right of offset, or any release of such Seller or any such other Person or any such collateral security, or right of offset, shall not relieve such Seller of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against such Seller.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:	/s/ Jack Kattan
Name:	Jack Kattan
Title:	Managing Director

Address for Notices:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Telephone: (212) 667-1578
Facsimile: (646) 587-1582
Attention: Operations
Email: wholeloanmosupport@nomura.com

With copies to:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Telephone: (212) 667-1578
Facsimile: (646) 587-1582
Attention: Michael Rogozinski
Email: michael.rogozinski@nomura.com

Dentons US LLP
One Market Plaza, Spear Tower, 24th Floor
San Francisco, CA 94105
Tel: 415.882.0179
Attn: Shannon McSwain
Email: shannon.mcswain@dentons.com

[Master Repurchase Agreement (Nomura-AO (P2P) 2018)]

AOMI SELLER:

ANGEL OAK MORTGAGE, INC.

By:	/s/ Michael Fierman
Name:	Michael Fierman
Title:	President

Address for Notices:

Angel Oak Mortgage, Inc.
3060 Peachtree Road NW, Suite 500
Atlanta, Georgia 30305
Telephone: (404) 390-1131
Attention: Erin Rogers
Email: erin.rogers@angeloakcapital.com

[Master Repurchase Agreement (Nomura-AO (P2P) 2018)]

AOMF SELLER:

ANGEL OAK MORTGAGE FUND TRS

By: Angel Oak-Capital Advisors, LLC, not in its individual capacity but solely as the Administrator

By:	/s/ John R. Hsu
Name:	John R. Hsu
Title:	Head of Capital Markets

Address for Notices:

Angel Oak Mortgage Fund TRS
3060 Peachtree Road NW, Suite 500
Atlanta, Georgia 30305
Telephone: (404) 390-1131
Attention: Erin Rogers
Email: erin.rogers@angeloakcapital.com

[Master Repurchase Agreement (Nomura-AO (P2P) 2018)]

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES RE: HOME$ENSE MORTGAGE LOANS, PORTFOLIO SELECT MORTGAGE LOANS, PLATINUM MORTGAGE LOANS, PRIME JUMBO MORTGAGE LOANS, INVESTOR MORTGAGE LOANS AND AGENCY MORTGAGE LOANS

Each Seller makes the following representations and warranties to Buyer with respect to each Purchased that is a Home$ense Mortgage Loan, a Portfolio Select Mortgage Loan, a Platinum Mortgage Loan, a Prime Jumbo Mortgage Loan, an Investor Mortgage Loan or an Agency Mortgage Loan as of the Purchase Date for the purchase of any such Purchased Asset by Buyer from such Seller and at all times while such Purchased Asset is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of a Seller’s knowledge, if it is discovered by a Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)                                 Data. The information on the Asset Schedule is true and correct in all material respects as of the date of such information. All information contained in the related Underwriting Package in respect of the Purchased Assets is accurate and complete in all material respects.

(b)                                 Appraisal. Each Mortgage Loan contains a written appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and which complies with the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 as amended and the regulation promulgated thereunder, and was made and signed, prior to the approval of the Mortgage Loan application, by an appraiser licensed or certified by the applicable governmental body in which the mortgaged property is located. The person performing any property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from the originator was not affected by, the approval or disapproval of the Mortgage Loan. The selection of the appraiser was made independently of the mortgage broker (where applicable) and the originator’s loan sales and loan production personnel. The selection of the appraiser met the criteria of Fannie Mae and Freddie Mac for selecting an independent appraiser. The appraisal (i) was written in form and substance to customary Fannie Mae or Freddie Mac standards for mortgage loans of the same type pursuant to the Mortgage Loans and Uniform Standards of Professional Appraisal Practice (ii) was determined and written in accordance with current industry practices, and (iii) satisfies applicable legal and regulatory requirements. No appraisal or other property valuation was more than 120 days old at the time of the related Purchase Date.

(c)                                  Source of Loan Payments. With respect to each Mortgage Loan, no portion of the loan proceeds has been escrowed as part of the loan proceeds on behalf of the Mortgagor and no payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions or amounts paid or escrowed for payment by the Mortgagor’s employer, have been paid by any person (other than a guarantor)

who was involved in or benefited from the sale of the Mortgaged Property or the origination, refinancing, sale or servicing of the Mortgage Loan.

(d)                                 Underwriting Guidelines. Each Mortgage Loan (i) was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination without regard to any underwriter discretion or (ii) has reasonable and documented compensating factors in the Asset File and is indicated in the Asset Schedule as having such factors. No representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used. No FICO Score listed on the Asset Schedule was more than 120 days old at the time of the related Purchase Date.

(e)                                  Escrow Payments. With respect to escrow deposits and payments that the related Servicer, is entitled to collect, all such payments are in the possession of, or under the control of such Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with applicable Requirements of Law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable Requirements of Law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

(f)                                  Income/Employment/Assets. The related Originator verified the Mortgagor’s income, employment (to the extent such Originator relied upon such employment), and assets in accordance with the Underwriting Guidelines and employed Mortgagor had a reasonable ability to repay the Mortgage Loan and authenticate the documentation supporting such income, employment, and assets with respect to each Mortgage Loan in accordance with the Underwriting Guidelines and applicable Requirements of Law. If required by the Underwriting Guidelines, such verification includes the transcripts received from the Internal Revenue Service pursuant to a filing of IRS Form 4506-T. Where commercially reasonable, the originator utilized (i) pay statements reflecting current and year-to-date earnings and deductions, (ii) copies of tax returns provided by the Mortgagor(s), (iii) transcripts received from the IRS pursuant to a filing of IRS Form 4506-T (to the extent specified in the Mortgage Loan Schedule) or (iv) public and/or commercially available information in order to test the reasonableness of the income. With respect to each Mortgage Loan, other than a Mortgage Loan for which the Mortgagor documented his or her income by providing Form W-2 or tax returns, the related Originator employed a process designed to test the reasonableness of the income used to approve documented Mortgage Loans. With respect to each Mortgage Loan, the related Originator (i) reviewed other attributes of the Mortgagor, including, but not limited to, disposable income, reserves and credit history, and reasonably determined that such attributes supported the income used to approve the Mortgage Loan, and (ii) utilized a third-party fraud review on each Mortgagor and co- mortgagor, and considered the results of such review in making its approval decision.

(g)                                  Origination and Servicing Regulatory Compliance. The origination, servicing and collection practices used with respect to each Mortgage Loan have been in accordance with the applicable Requirements of Law including, without limitation, usury, truth-

in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws and the servicing and collection practices used with respect to each Mortgage Loan have been in accordance with Accepted Servicing Practices, whether such servicing was done by the related Servicer, its Affiliates, or any third party or any subservicer or servicing agent of any of the foregoing. Without limiting the generality of the foregoing, unless approved in writing by Buyer, other than with respect to Investor Cash Flow Mortgage Loans, if the related Mortgagor’s loan application for such Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the 1026 Real Estate Settlement Procedures Act Integrated Disclosure Rule.

(h)                                 Regarding the Mortgagor. Each Mortgagor is one or more natural persons or, solely with respect a Mortgage Loan secured by an investment property, legal entities and, if a natural person, is, and was at the time the Mortgage Loan was originated, legally permitted to reside in the United States. No Mortgagor is, was at the time the Mortgage Loan was originated, or has been since the time the Mortgage Loan was originated, a debtor in any state or federal bankruptcy or insolvency proceeding.

(i)                                     Occupancy of the Mortgaged Property. If the Mortgaged Property is occupied, such Mortgaged Property is, to the Seller’s knowledge, lawfully occupied under applicable Requirements of Law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and, to the Seller’s knowledge, no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

(j)                                    Occupancy Review. With respect to each Mortgage Loan, the related Originator gave due consideration at the time of origination to factors, including but not limited to other real estate owned by the Mortgagor, commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address in the servicing system and the Mortgaged Property address, to evaluate whether the occupancy status of the Mortgaged Property as represented by the Mortgagor was reasonable.

(k)                                 Validity of Mortgage Documents. The Mortgage Note, the related Mortgage and any intervening assignments of the Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to the Buyer. All parties to the Mortgage Note, the Mortgage and any intervening assignments had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and such assignments, and the Mortgage Note, the Mortgage and such assignments have been duly and properly executed and delivered by such parties. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

(l)                                     Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds have been complied with (except for escrow funds for exterior items, which could not be completed due to weather, and escrow funds for the completion of swimming pools). Additionally, all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Effective Date.

(m)                             Title Policy. The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a Qualified Insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller and its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller and its successors and assigns are the sole insured of such mortgagee title insurance policy. The assignment to the Buyer of the Seller’s interest in such mortgagee title insurance policy does not require any consent of or notification to the Qualified Insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Buyer upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(n)                                 Hazard Insurance. The Mortgaged Property and all buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are required by the Underwriting Guidelines as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Accepted Servicing Practices and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. All such insurance policies are the valid and binding obligation of the insurer are in full force and effect, inure to the benefit of the Buyer upon the consummation of the transactions contemplated by this Agreement and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is, or was at origination of the Mortgage Loan, in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the applicable Requirements of Law, including the current guidelines of the Federal Insurance Administration, is in effect, which policy conforms to the Underwriting Guidelines and was issued by a Qualified Insurer and provides coverage in the an amount equal to not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, and (iii) the maximum amount of insurance that was available under applicable Requirements of Law including the National Flood Insurance Act of 1968, as amended. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor and may not be canceled, reduced or terminated without 30 days’ prior notice. If the Mortgaged Property is a condominium unit, it is included under coverage afforded by a blanket policy for the project.

(o)                                 No Default. There is no monetary default (including any related event of acceleration), monetary breach or monetary violation existing under the Mortgage or the related Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a monetary violation or event of acceleration. To the Seller’s knowledge, there is no other default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration. Additionally, neither the Seller nor the related Servicer has waived any such default, breach, violation or event of acceleration, and no foreclosure action is currently threatened or commenced with respect to the Mortgage Loan.

(p)                                 No Defenses. No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or mortgage or the exercise of any right thereunder render the Mortgage Note or mortgage unenforceable in whole or in part or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(q)                                 Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure. Except as set forth in the related Asset Schedule, there is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on the Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of the Seller, Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of the Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

(r)                                    Origination. With respect to each Mortgage Loan, the Seller and all other parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (and, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business”, licensing, or other requirements of the laws of the state wherein the Mortgaged Property is located.

(s)                                   REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(t)                                    No Additional Fees. With respect to any broker fees collected and paid on any of the Mortgage Loans, all such fees have been properly assessed to the Mortgagor and no claims will arise as to such fees that are double charged and for which the Mortgagor would be entitled to reimbursement.

(u)                                 No Fraud. No material fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller or any party or person (including without limitation the Mortgagor and any originator, correspondent, mortgage broker, appraiser, realtor, builder, developer, title company, closing or settlement agent) involved in the solicitation, origination, closing or funding of the Mortgage Loan, the determination of the value of the mortgaged property, the application of any insurance in relation to such Mortgage Loan, or the sale or servicing of the Mortgage Loan or Mortgaged Property prior to the Effective Date. No such party or person has made any representations to the Mortgagor or the Seller that are inconsistent with the Loan Documents. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. The Seller reviewed all of the documents constituting the Asset File and has made such inquiries as it deems necessary to make and confirm the accuracy of the statements set forth herein.

(v)                                 Consolidation of Future Advances. Except with respect to Adjustable Rate Mortgage Loans, any future advances made prior to the related Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first-lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee’s consolidated interest. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(w)                               Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable Requirements of Law to serve as such, has been properly designated and currently serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Buyer or the Seller to such trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgage.

(x)                                 HOEPA and Similar Laws; Predatory Lending. No Mortgage Loan is a High Cost Mortgage Loan regardless of whether the related Originator or the Seller is exempted from applicable state or local law by virtue of federal preemption, provided that, any Mortgage Loan secured by a Mortgaged Property in Illinois characterized as a “threshold” loan shall not be a “high cost” loan unless it is characterized as “predatory” under applicable local law. The related Originator and Seller have implemented and conducted compliance procedures to determine if each Mortgage Loan is a High Cost Mortgage Loan under the applicable Requirements of Law and performed a review of the disclosure provided to the related Mortgagor in accordance with such laws and the related Mortgage Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law. No Mortgage Loan has an “annual percentage rate” or “total points and fees” (as each such term is defined under the Home Ownership and Equity Protection Act (“HOEPA”)) payable by the Mortgagor that equals or exceeds the applicable thresholds as defined under HOEPA (as defined in 12 C.F.R. § 1026.32(a)(l)(i) and (ii)). No Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan is a “covered loan.” Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae. No Mortgage Loan is a “higher-priced mortgage loan” under applicable Requirements of Law unless it complies with the Underwriting Guidelines and applicable Requirements of Law.

(y)                                 Higher Cost Credit Products. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the related Originator that was a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify, taking into account credit history and debt-to-income ratios, for a lower cost credit product then offered by the related Originator or an affiliate thereof. If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product then offered by the related Originator or any affiliate thereof, such originator referred the Mortgagor’s application to such affiliate for underwriting consideration.

(z)                                  No Satisfaction; Original Terms Unmodified. The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect.

(aa)                          Location and Type of Mortgaged Property. Each Mortgaged Property is located in one of the fifty (50) states of the United States of America or the District of Columbia and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit or unit in a planned unit development or, in the case of Mortgage Loans secured by co-op shares, leases or occupancy agreements.

(bb)                          No HELOC or Reverse Mortgage; No Second Liens; No Construction Loan; No Ground Leases or Leasehold Interest; No Manufactured or Mobile Homes. No Mortgage Loan is a home equity line of credit or a reverse mortgage. No Mortgage Loan is secured by a second lien on the related Mortgaged Property. With the exception of RTL Mortgage Loans, no Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade in or exchange of a Mortgaged Property. No Mortgaged Property is subject to any ground lease. No Mortgaged Property consists of a leasehold interest. No Mortgaged Property, in whole or part, is a manufactured home or mobile home.

(cc)                            Loans Current/Prior Delinquencies. All payments required to be made for such Mortgage Loan under the terms of the Mortgage Note have been made. The Mortgage Loan has not been dishonored. No Mortgage Loan has been thirty (30) days or more delinquent since origination date. All delinquency figures are calculated and reported using the MBA Method of Delinquency.

(dd)                          No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage. Unless otherwise indicated, at origination, such collateral does not serve as security for any other obligation.

(ee)                            Servicemembers’ Civil Relief Act. The Mortgagor has not notified the Seller or the related Servicer, and neither the Seller nor the related Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act, or other similar state or local statutes; provided that a violation of this representation (ee) shall not constitute a breach hereunder if expressly waived by Buyer in writing.

(ff)                              Arbitration. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

(gg)                            Payment Terms. Principal payments on the Mortgage Loan, other than an Interest-Only Mortgage Loan, commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. No Mortgage Note permits negative amortization. Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months. The maturity date, amortization schedule and payment terms comply with the Underwriting Guidelines and applicable Requirements of Law. No Mortgage Loan has a shared appreciation or other contingent interest feature or any “buydown” provision currently in effect.

(hh)                          Flood Certification Contract. The Seller has obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable to the Buyer or the Buyer’s designee.

(ii)                                  Asset File Delivery. The Mortgage Note, the Mortgage and the other Loan Documents required to be delivered on or before the related Purchase Date have been delivered to the Custodian in compliance with the specific requirements of this Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Asset File, including all documents used in the qualification of the Mortgagor, except for such documents as have been delivered to the Custodian. The Asset File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency.

(jj)                                Marketable Title. The Seller is the sole legal, beneficial and equitable owner and holder of each Mortgage Loan and the indebtedness evidenced by the Mortgage Note and upon sale the Buyer or its designee will be the owner of the Mortgage and the indebtedness evidenced by the Mortgage Note. Each sale of the Mortgage Loan from any prior owner or the related Originator was in exchange for fair equivalent value. Each Mortgage Loan, including the

Mortgage Note and the Mortgage, are not assigned or pledged by the Seller and the Seller has good, indefeasible and marketable title thereto, the Seller is the sole owner thereof and the Seller has full right and authority to transfer and sell the Mortgage Loans to the Buyer free and clear of any encumbrance, participation interest, lien, equity, pledge, charge, claim (including, but not limited to, any preference or fraudulent transfer claim) or security interest and has full right and authority subject to no interest or participation in, or agreement with any other party to sell, assign or otherwise transfer the Mortgage Loans. Immediately following the sale of the Mortgage Loan to the Buyer pursuant to this Agreement, the Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the related Servicer as set forth in this Agreement.

(kk)                          Valid First-Lien. The Mortgage is a valid, subsisting, existing, perfected and enforceable first-lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance. The Mortgage and the Mortgage Note have not been modified or released, in whole or in part, and do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first-lien of the Mortgage, including but not limited to any mechanics’ or similar liens or any rights or claims which may give rise to a mechanic’s or similar lien, subject only to (i) the lien of current real property taxes and assessments not yet due and payable and (ii) any security agreement, chattel mortgage or equivalent document. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first-lien and first priority security interest with respect to each Mortgage Loan on the property described therein and the Seller has the full right to sell and assign the same to the Buyer.

(ll)                                  Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is in good repair and is undamaged by waste, water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended or would render the Mortgaged Property uninhabitable. Each Mortgaged Property is in substantially the same condition it was at the time the most recent Appraisal Value was obtained.

(mm)                  No Outstanding Charges. All taxes, governmental assessments, insurance premiums and water, sewer and municipal charges that previously became due and payable have been paid or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for any such item that remains unpaid.

(nn)                          No Mechanics’ Liens. The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or a title policy affording, in substance, the same protection afforded by this warranty has been furnished to the Buyer by the Seller.

(oo)                          Location of Improvements; No Encroachments. The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. All buildings and improvements subject to the Mortgage which were considered in determining the Appraisal Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit). No buildings or improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above. All improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances. Neither the Seller nor the related Servicer has received notice from the Mortgagor, any governmental authority, or any other person of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license, or certificate with respect to the Mortgaged Property.

(pp)                          Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Mortgage Loan for which an assignment of mortgage to MERS has been duly and properly recorded). Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded. With respect to each MERS Mortgage Loan, a Mortgage Identification Number has been assigned by MERS and such Mortgage Identification Number is accurately provided on the Mortgage Loan Schedule. At all times after Seller becomes a member of the MERS® System, Seller has provided the Custodian and the Buyer with a MERS Report listing the Buyer as the “Warehouse / Gestation Lender” with respect to each MERS Mortgage Loan. At all times after Seller becomes a member of the MERS® System, with respect to each MERS Mortgage Loan, the Seller has designated the Buyer as the “Warehouse / Gestation Lender” and no Person is listed as “Interim Funder” on the MERS® System. The Seller has not received any notice of liens or legal actions, and no such notices have been electronically posted by MERS.

(qq)                          Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee.

(rr)                               Qualified Mortgage Loan.  Each Mortgage Loan shall either be (i) a “Qualified Mortgage” within 12 CFR 1026.43(e)(2), (3) or (4) or, (ii) prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the borrower would have a reasonable ability to repay the Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2). The Asset File for each Mortgage Loan contains documentation that evidences compliance by the related Mortgage Loan with 12 CFR 1026.43(c)(2). The originator has retained written records that evidence its compliance with the ability-to-repay standards that include, but are not limited to: (i) a borrower income and debt worksheet; and (ii) a points and fees worksheet, and shall have included a litigation-ready copy thereof in the Asset File.

(ss)                             Downpayment. With respect to each Mortgage Loan (other than Investor Cash Flow Loans) whose purpose is listed on the Mortgage Loan Schedule as “purchase,” the Mortgagor paid with his or her own funds at least that portion of the purchase price required by the Underwriting Guidelines.

(tt)                                Environmental Matters. There does not exist on the related Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation including, without limitation, asbestos. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the related Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property. As of origination of each Mortgage Loan, the related Mortgaged Property was in compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos. Each Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation and there exists no violation of any environmental law, rule, or regulation with respect to the Mortgaged Property.

(uu)                          Anti-Money Laundering Laws. The related Originator and Seller have complied with all Anti-Money Laundering Laws. The related Originator and Seller have established anti-money laundering compliance programs as required by the Anti-Money Laundering Laws, have conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to EO13224 or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

(vv)                          No Grade C or Grade D Mortgage Loans. Unless otherwise approved by Buyer, no Mortgage Loan is a Grade C Mortgage Loan or a Grade D Mortgage Loan. For the avoidance of doubt, the purchase by Buyer of any Grade C or Grade D Mortgage Loan shall in no event be deemed to be approval unless specifically stated in writing and, unless otherwise specified in such approval, any such approval may be revoked by Buyer at any time.

(ww)                      Credit Reporting; Credit Information. Credit Reporting. The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the

Seller to the Buyer, the Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Buyer and the Buyer is not precluded from furnishing the same to any prospective purchaser of such Mortgage Loan.

(xx)                          Investment Properties. With respect to each Mortgage Loan originated for investment purposes, the related Mortgaged Property is solely for use as an investment property and Seller has provided Buyer or its designee with a statement from the Mortgagor certifying such purposes as well as other checks as agreed to between Seller and Buyer as determined through due diligence. Such Mortgage Loan was not originated primarily for a personal, family or household purpose, as defined in the Truth in Lending Act and its implementing Regulation Z, and such Mortgage Loans was originated for business purposes. The Mortgaged Property securing the related Mortgage (i) is non-owner occupied, and (ii) is one or more parcels of real property with a detached single family residence erected thereon, or a two- to four- family dwelling. The related Mortgagor does not intend to, and will not, occupy the Mortgaged Property for more than fourteen (14) calendar days during any one (1) calendar year. In connection with the origination of the Mortgage Loan, the related Mortgagor certified to the applicable Originator that such Mortgaged Property is non-owner occupied.

(yy)                          No Litigation. There is no litigation, proceeding, governmental investigation or class action lawsuit existing or pending or to the knowledge of Seller threatened, or any order, injunction, decree or settlement agreement outstanding, relating to or arising out of the Mortgage Loan, nor does Seller know of any basis for any such litigation, proceeding, governmental investigation or class action lawsuit.

(zz)                            Interest Rate Adjustments. With respect to each Adjustable Rate Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with applicable Requirements of Law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to applicable Requirements of Law has been properly paid and credited.

(aaa)                   Colorado, Georgia, New York and Texas Mortgage Loans. No Mortgage Loan secured by a Mortgaged Property located in the State of Colorado, as to which the related application was taken on or after June 1, 2007, was originated pursuant to a no income or no asset documentation program or any limited documentation program or other program other than a full documentation program or stated income / verified asset or stated income / stated asset program (i.e., NIVA, NINA or NINANE). There is no Mortgage Loan that was originated on or after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act. There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) that has an application date on or after April 1, 2003 and (3) that is a “High-Cost Home Loan” as defined in Section 6-1 of the New York State Banking Law. With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. If the Mortgage Loan relates to a Mortgaged Property located in Texas, it was not originated in connection with a cash out refinancing.

(bbb)                   FICO Score (Investor Cash Flow Mortgage Loans). All Mortgagors of Investor Cash Flow Mortgage Loans have a weighted average FICO Score that complies with the standards set forth in the applicable Underwriting Guidelines.

(ccc)                      12 Month Bank Statement Mortgage Loans. With respect to each 12 Month Bank Statement Mortgage Loans, (i) the related Mortgagor has a weighted average FICO Score that complies with the standards set forth in the applicable Underwriting Guidelines, (ii) the related Mortgagor has never been subject to a Prior Credit Event, (iii) the related weighted average debt to income ratio used to originate such Mortgage Loan is less than or equal to forty percent (40%) and (iv) the related weighted average LTV used to originate such Mortgage Loan is less than or equal to eighty percent (80%).

(ddd)                   Approved Originator. With respect to each Home$ense Mortgage Loan, Portfolio Select Mortgage Loan, Platinum Mortgage Loan, Prime Jumbo Mortgage Loan, Investor Mortgage Loan and Agency Mortgage Loan, such Mortgage Loan was acquired by Seller from an Approved Originator. For purposes of this clause(s), “Approved Originator” shall mean Angel Oak Home Loans LLC, Angel Oak Mortgage Solutions LLC, Homebridge and AOPB, and each of their respective successors in interest, or any other originator approved by Buyer in its sole discretion.

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES RE: RTL MORTGAGE LOANS

Each Seller makes the following representations and warranties to Buyer with respect to each Purchased Asset that is a RTL Mortgage Loan as of the Purchase Date for the purchase of any such Purchased Asset by Buyer from such Seller and at all times while such Purchased Asset is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of a Seller’s knowledge, if it is discovered by a Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)                                 Data. The information on the Asset Schedule is true and correct in all material respects as of the date of such information. All information contained in the related Underwriting Package in respect of the Purchased Assets is accurate and complete in all material respects.

(b)                                 Regulatory Compliance. Any and all requirements of applicable federal, state, and local laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws, disclosure or unfair and deceptive practice laws have been complied with. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(c)                                  Origination and Servicing Practices; No Escrow Deposits. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and Seller with respect to each Mortgage Loan have been in all respects in accordance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and the servicing practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, whether such servicing was done by the Seller, its affiliates, or any third-party subservicer or servicing agent of any of the foregoing. With respect to escrow deposits and escrow payments (including, without limitation, any Holdback Amount), all such payments are in the possession of, or under the control of Seller. All escrow payments have been collected in full compliance with state and federal law. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage, the Mortgage Note or any related Loan Document. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(d)                                 Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan, and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Buyer. The Seller is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Mortgage Loan, charges or security interests of any nature encumbering such Mortgage Loan.

(e)                                  Enforceability and Priority of Lien. The Mortgage is a valid, subsisting, and enforceable perfected first lien on the property therein described, the Mortgaged Property is free and clear of all adverse claims, encumbrances and liens having priority over the first lien of the Mortgage except for, (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located, and (iii) such other matters to which like properties are commonly subject that do not individually or in aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage.

(f)                                   No Prior Modifications. Unless otherwise indicated in the related Asset Schedule and reflected in an agreement included in the Asset File, neither Seller nor any prior holder of the Mortgage or the related Mortgage Note has: (i) modified the mortgage or the related Mortgage Note in any material respect; (ii) satisfied, canceled, or subordinated the mortgage in whole or in part; (iii) released the Mortgaged Property in whole or in part from the lien of the Mortgage; or (iv) executed any instrument of release, cancellation, modification, or satisfaction. If a Mortgage Loan has been modified, the modified terms are reflected on the Asset Schedule. The related Mortgage, Mortgage Note and each other related Loan Document contain the entire agreement of the parties and all of the obligations of Seller under the related Mortgage Loan.

(g)                                  Business Purpose Mortgage Loan. The related Mortgaged Property is solely for use as an investment property and Seller has provided Buyer or its designee with a statement from the Mortgagor certifying such purposes as well as other checks as agreed to between Seller and Buyer as determined through due diligence. Such Mortgage Loan was not originated primarily for a personal, family or household purpose, as defined in the Truth in Lending Act and its implementing Regulation Z, and such Mortgage Loans was originated for business purposes. The Mortgaged Property securing the related Mortgage is non-owner occupied. The related Mortgagor furnished to the Seller a certification that it and the related Sponsor(s) do not intend to, and will not, occupy the Mortgaged Property for more than fourteen (14) calendar days during any one (1) calendar year.

(h)                                 Mortgage Recorded; Assignments of Mortgage. Except as provided in paragraph (i) below, each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located and all subsequent assignments of the original Mortgage have been delivered in the appropriate form for recording in all jurisdictions in which such recordation is necessary to perfect the ownership of the Mortgage by the owner thereof. With respect to each Mortgage that constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor. With respect to each Mortgage Loan that is not subject to the MERS identification system, the name of the assignee and recording information in the related assignment of mortgage is in recordable form (other than the name of the assignee if in blank)

and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located. With respect to each Mortgage Loan that is subject to the MERS identification system, (i) the related assignment of mortgage have been duly and properly recorded in the name of MERS or its designee or have been delivered for recording to the applicable recording office and (ii) a Mortgage Identification Number has been assigned by MERS and such Mortgage Identification Number is accurately provided on the Asset Schedule (or is otherwise provided to Buyer).

(i)                                     Litigation. There is no action, suit, proceeding or investigation pending, or to the best of Seller’s knowledge threatened, that is related to the Mortgage Loan and likely to affect materially and adversely such Mortgage Loan.

(j)                                    Complete Asset Files. For each Mortgage Loan, all of the Loan Documents required to be delivered to the Custodian have been delivered to the Custodian and all Loan Documents necessary to foreclose on the Mortgaged Property are included in the related Asset File delivered to the Custodian. Each of the documents and instruments specified to be included in the Asset File is executed and in due and proper form. With respect to each such Mortgage Loan, upon the consummation of the related Transaction, Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the Custodian for longer than the time periods permitted under the Custodial Agreement.

(k)                                 Taxes, Assessments. All taxes, governmental assessments, water, sewer, and municipal charges which previously became due and owing have been paid, or, where applicable law allows, an escrow of funds has been established in an amount sufficient to pay for such item that remains unpaid; except for any such charges for which Seller and/or Servicer have, after due consideration, made a determination not to pay for, in accordance with their current practice and have been disclosed in writing to Buyer.

(l)                                     No Rescission. (A) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim, or defense, including the defense of usury; and (B) to the best of Seller’s knowledge, no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto.

(m)                             No Consents. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Mortgage Loan, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mortgage Loan, for Buyer’s exercise of any rights or remedies in respect of such Mortgage Loan or for Buyer’s sale, pledge or other disposition of such Mortgage Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Mortgage Loan. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment by the holder of such Mortgage Loan.

(n)                                 Legal, Valid and Binding Obligation. The Mortgage Note and the related Mortgage are genuine, and each constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

(o)                                 Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue or is secured by a secured lender’s environmental insurance policy

(p)                                 Location and Type of Mortgaged Property. The Mortgaged Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, condominium unit, or mixed use property. No Mortgaged Property is a mobile home or a manufactured home. The Mortgage Loan is secured by a Mortgage on only one Mortgaged Property.

(q)                                 Mortgaged Property Undamaged. Unless required repairs were identified at the time of origination and appropriate set-asides have been made for such repairs, to the best of the best of Seller’s knowledge, the Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado, mold or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

(r)                                   No Condemnation. There is no proceeding pending or to the best of the Seller’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property.

(s)                                  Mortgagor. The related Mortgagor is not insolvent and is not a Foreign National.

(t)                                    Consolidation of Principal Advances. Any principal advances made have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate reflected on the Asset Schedule. The lien of the Mortgage securing the principal amount and any future principal advances is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Buyer.

(u)                                 No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, the Mortgagor, the appraiser, any servicer or any other party involved in the origination or servicing of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Buyer.

(v)                                [Reserved].

(w)                               Documents Genuine. Such Mortgage Loan and all accompanying Loan Documents (including without limitation the related Loan Documents) are complete and authentic and all signatures thereon are genuine.

(x)                                 Disbursements of Holdback Amounts. To the extent the related Mortgagor requests disbursement of any Holdback Amounts as set forth in the related Loan Documents, all advances and all such Holdback Amounts required to be disbursed have been disbursed by Holdback Servicer to the Mortgagor in accordance with the related Loan Documents. Notwithstanding anything to the contrary herein, in no event shall Buyer have any obligation to fund any advances made to a Mortgagor with respect to any Mortgage Loan, which obligations shall be retained by Seller.

(y)                                 Hazard Insurance. The related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer acceptable to Buyer, and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount not less than the least of (1) the outstanding principal balance of the Mortgage Loan and (2) the full insurable value of the Mortgaged Property. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and, to the extent such agreement is commercially available from the related insurer, may not be reduced, terminated or canceled without 10 days’ prior written notice to the mortgagee arising because of nonpayment of a premium and at least 30 days’ prior written notice to the mortgagee arising for any reason other than nonpayment of a premium. No such notice has been received by Seller. All currently due premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. To Seller’s knowledge, the hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(z)                                  Disbursement of Proceeds. Any and all requirements as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note, Mortgage or any other related Loan Document. All escrow deposits and payments required to be escrowed with Seller pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith.

(aa)                          Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Buyer and each such title insurance policy is issued by a title insurer acceptable to Buyer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(bb)                          No Defaults. As of the Purchase Date, (i) there is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note or any other related Loan Document (including without limitation a failure by Seller to make an advance in accordance with the terms thereof to the related Mortgagor thereunder), and (ii) no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. Seller has not waived any default, breach, violation or event of acceleration under the Mortgage Note or any other related Loan Document.

(cc)                            No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(dd)                          Location of Improvements; No Encroachments. All improvements which were considered in determining the BPO Value, as applicable, of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(ee)                            Underwriting Standards. Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines.

(ff)                              Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. There is only one originally executed Mortgage Note not stamped as a duplicate with respect to such Mortgage Loan.

(gg)                            No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement and chattel mortgage or other collateral specified in the related Loan Documents. There are, as of origination date and as of the Purchase Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property, and equipment and other personal property financing). No mezzanine debt is secured directly by interests in the related Mortgagor.

(hh)                          Due-On-Sale. The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(ii)                                  Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan.

(jj)                                No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed and does not own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(kk)                          Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is either (x) full recourse against the related Mortgagor and/or natural person or (y) non-recourse to the related parties thereto except that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of any related Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

(ll)                                  Single-Purpose Entity. With respect to each Mortgagor that is a Person other than an individual, each related non-recourse Mortgage Loan requires such Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person, and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(mm)                  Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for the release of any related Mortgaged Property from the lien of the Mortgage except (a) upon payment in full of such Mortgage Loan, (b) as required pursuant to an order of condemnation or a material casualty, or (c) in connection with a substitution of collateral within the parameters specified in the related Loan Documents.

(nn)                          Payments Current. All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.

(oo)                          Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to each Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(pp)                         Reserved.

(qq)                          Compliance with Anti-Money Laundering Laws. Each Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the Anti-Money Laundering Laws, with respect to the origination or purchase of each Mortgage Loan. No Mortgage Loan is subject to nullification pursuant to the orders or the regulations promulgated by OFAC or in violation of the orders or OFAC regulations, and no Mortgagor is subject to the provisions of such orders or OFAC regulations and no Mortgagor qualifies as a Prohibited Person.

(rr)                                Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and electricity all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related title insurance policy insuring such Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related Mortgage Loan requires the related Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(ss)                              Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and all such material licenses, permits and applicable governmental authorizations are in effect. Each Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located. Seller is not aware of any Mortgagor, guarantor or other obligor on the Mortgage Loan having received notice of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license or certificate with respect to any Mortgaged Property.

(tt)                                Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against each related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

(uu)                          UCC Filings; Mortgage Recorded. Each Seller has recorded or caused to be recorded (or, if not recorded, have been submitted in proper form for recording), UCC financing statements in the appropriate public recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in any collateral for such Mortgage Loan to the extent perfection may be effected pursuant to applicable law by recording, as the case may be. The related Mortgage (or equivalent document) or other related collateral document creates a valid and enforceable lien and security interest on the items of personalty described above that may be perfected by recording. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the recording of UCC financing statements are required in order to effect such perfection. The Mortgage either has been or will promptly be submitted for recordation in the appropriate recording office of the jurisdiction where the Mortgaged Property is located. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement and chattel mortgage or other collateral specified in the related Loan Documents.

(vv)                          Compliance with Usury Laws. The mortgage interest rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. No Mortgage Loan is subject to forfeiture or any material penalties as a result of non-compliance with any applicable state or federal laws, regulations and other requirements pertaining to usury.

(ww)                      Costs. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the related Mortgage, which if unpaid would have a material adverse effect on the value, use or operation of the Mortgaged Property or the value of the related Mortgage Loan, were paid as of the related Purchase Date. The Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note, Mortgage or any other related Loan Document.

SCHEDULE 1-C

REPRESENTATIONS AND WARRANTIES RE: CHERRYWOOD MORTGAGE LOANS AND CRE BRIDGE MORTGAGE LOANS

Each Seller makes the following representations and warranties to Buyer, with respect to each Purchased Asset that is a Cherrywood Mortgage Loan or CRE Bridge Mortgage Loan, as of the Purchase Date for the purchase of any such Purchased Asset by Buyer from such Seller and at all times while such Purchased Asset is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of each Seller’s knowledge, if it is discovered by any Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)                                 Eligible Asset. Such Mortgage Loan is either an Eligible Cherrywood Mortgage Loan or an Eligible CRE Bridge Mortgage Loan, as applicable, and such Mortgage Loan is secured by a Mortgaged Property located in the contiguous U.S. and that is not an Ineligible Property Type.

(b)                                 Data. The information on the applicable Asset Schedule is true and correct in all material respects as of the date of such information. All information contained in the related Underwriting Package in respect of such Mortgage Loan is accurate and complete in all material respects. All information contained in the related Underwriting Package in respect of such Mortgage Loan is accurate and complete in all material respects.

(c)                                  Regulatory Compliance. At the time of origination, or if modified, the date of modification, such Mortgage Loan complied in all material respects with all then applicable federal, state, and local laws. The origination, servicing and collection practices used by the related Originator, the related Servicer and predecessor servicer (if any) of such Mortgage Loan and Seller with respect to such Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper.

(d)                                 Ownership. Immediately prior to the transfer and assignment of such Mortgage Loan pursuant to this Agreement, Seller had good title to, and was the sole owner and holder of such Mortgage Loan, and the related Mortgage Note and the related Mortgage and the Servicing Rights related thereto free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan. Seller has full right and authority to sell, assign and transfer such Mortgage Loan, and the assignment to Buyer constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(e)                                  Enforceability and Priority of Lien. Such Mortgage Loan is secured by one or more related Mortgages and each such Mortgage is a valid and enforceable first priority lien on the related Mortgaged Property subject only to the following title exceptions (each such title exception, a “Permitted Encumbrance”, and collectively, the “Permitted Encumbrances”): (i) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the related Mortgagor’s ability to pay its obligations under such Mortgage Loan when they become due or materially and adversely affects the value of the related Mortgaged Property, (iii) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (t) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the related Mortgagor’s ability to pay its obligations under such Mortgage Loan when they become due or materially and adversely affects the value of the related Mortgaged Property, (iv) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the related Mortgagor’s ability to pay its obligations under such Mortgage Loan when they become due or materially and adversely affects the value of the related Mortgaged Property and (v) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property. There are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Mortgage Loan.

(f)                                   No Prior Modifications. Unless otherwise indicated in the related Asset Schedule (including an updated Asset Schedule) and reflected in an agreement included in such Asset File, neither Seller nor any prior holder of the related Mortgage or the related Mortgage Note has: (i) modified such Mortgage or such Mortgage Note in any material respect; (ii) satisfied, canceled, or subordinated the mortgage in whole or in part; (iii) released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or (iv) executed any instrument of release, cancellation, modification, or satisfaction. To the extent such Mortgage Loan has been modified, the modified terms are reflected on the related Asset Schedule and approved by Buyer. The related Mortgage, Mortgage Note and each other related Loan Document contain the entire agreement of the parties and all of the obligations of the related Originator under such Mortgage Loan.

(g)                                  Business Insurance. The related Mortgaged Property is, and is required pursuant to the related Mortgage to be, (i) insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage and meeting the Insurance Rating Requirements, is in an amount (subject to a customary deductible) at least equal to the lesser of (A) the replacement cost of improvements, furniture, fixtures, furnishings and equipment owned by Mortgagor and located on such Mortgaged Property, or (B) the outstanding principal balance of such Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and (ii) is also covered by business interruption or rental loss insurance, in an amount (subject to the customary deductible and except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances) at least equal to twelve (12) months of operations of such Mortgaged Property, all of which was in full force and effect with respect to such Mortgaged Property; and (iii) all insurance coverage required under the related Loan Documents, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to such Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to such Mortgaged Property; all premiums due and payable are current and have been paid (or have been financed or are being paid currently in installments); and (iv) no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and (v) except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Loan Documents, any insurance proceeds in respect of a casualty loss or condemnation awards, will be applied either (A) to the repair or restoration of all or part of such Mortgaged Property, with respect to all property losses (and, with respect to all insurance proceeds, all property losses in excess of 5% (or such other fixed percentage as shall be expressly indicated in the related Loan Documents for such Mortgaged Property) of the then outstanding principal amount of such Mortgage Loan, the mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (B) the reduction of the outstanding principal balance of such Mortgage Loan, subject in either case to requirements with respect to leases at such Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The related Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury or death) in amounts as are generally required by Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate. An architectural or engineering consultant has performed an analysis of the related Mortgaged Property to the extent located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for such Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a fifty (50) year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements. If the related Mortgaged Property is located in Florida or within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina, such Mortgaged Property is insured by windstorm and/or windstorm related perils and/or “named storms” insurance issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms in an amount at least equal to the lesser of (1) the outstanding principal balance of such Mortgage Loan, (2) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on such Mortgaged Property, or (3) such other amounts (expressly indicated in the related Loan Documents) as shall not be less than limits which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to such Mortgage Loan in the amount of such Mortgage Loan and secured by property similar to such Mortgaged Property.

The insurance policies contain a standard mortgagee clause naming the mortgagee of such Mortgage Loan, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without thirty (30) calendar days’ prior written notice to such mortgagee (or, with respect to non-payment, ten (10) calendar days’ prior written notice to such mortgagee) or such lesser period as prescribed by applicable law. The related Mortgage requires that the related Mortgagor maintain insurance as described above or permits the related mortgagee of such Mortgage Loan to require insurance as substantially described above, and permits such mortgagee to purchase such insurance at such Mortgagor’s expense if such Mortgagor fails to do so.

(h)                                 Mortgage Recorded. The related original Mortgage was recorded or submitted for recordation in the jurisdiction in which the related Mortgaged Property is located and all subsequent assignments of such original Mortgage have been delivered in the appropriate form for recording in all jurisdictions in which such recordation is necessary to perfect the ownership of such Mortgage by the owner thereof. With respect to each Mortgage that is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage.

(i)                                     Litigation. There is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to such Mortgage Loan or the related Mortgagor or any related Mortgaged Property.

(j)                                    Complete Asset Files. All of the required Loan Documents have been delivered to the Custodian in accordance with the Custodial Agreement and all related Loan Documents necessary to foreclose on the related Mortgaged Property are included in the related Asset File delivered to the Custodian. No material documentation is missing from the related Asset File in possession of Custodian, unless such documentation is subject to the related Servicer’s request for release of documents and a foreclosure attorney acknowledgment in form and substance acceptable to Buyer. Each of the documents and instruments specified to be included in the related Asset File is executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency. Upon the consummation of the related Transaction, Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the Custodian for longer than the time periods permitted under the Custodial Agreement.

(k)                                 No Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan and/or any loan.

(l)                                     Taxes, Assessments. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on any related Mortgaged Property and that have become delinquent in respect of such Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, has been established in connection with such Mortgage Loan. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (i) the date on which interest and/or penalties would first be payable thereon and (ii) the date on which enforcement action is entitled to be taken by the related taxing authority.

(m)                             No Rescission. The related Loan Documents provide that the related Mortgage Note and the related Mortgage is not subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, and that the operation of any of the terms of such Mortgage Note or such Mortgage, or the exercise of any right thereunder, shall not render such Mortgage Note or such Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim, or defense, including the defense of usury. No such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto.

(n)                                 No Consents. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Mortgage Loan, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Mortgage Loan, for Buyer’s exercise of any rights or remedies in respect of such Mortgage Loan or for Buyer’s sale, pledge or other disposition of such Mortgage Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Mortgage Loan. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment by the holder of such Mortgage Loan.

(o)                                 Legal, Valid and Binding Obligation. The related Loan Documents (including the related Mortgage Note and the related Mortgage (including the related Assignment of Rents, if a document separate from such Mortgage) are genuine, and each constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms. With respect to any Mortgaged Property that has tenants, there exists as either part of the related Mortgage or as a separate document, an assignment of leases.

(p)                                 Environmental Matters. There is no Environmental Issue with respect to the related Mortgaged Property. Except as set forth on the Phase I Environmental Report with respect to the related Mortgaged Property delivered to Buyer, (i) there is no material and adverse Environmental Issue or circumstance affecting such Mortgaged Property; (ii) Seller has no knowledge of any material violation of any applicable Environmental Law with respect to such Mortgaged Property; (iii) neither Seller nor the related Mortgagor has taken any actions which would cause such Mortgaged Property not to be in compliance with all applicable Environmental Laws; (iv) the related Loan Documents require such Mortgagor to comply with all Environmental Laws; and (v) such Mortgagor has agreed to indemnify the related mortgagee for any losses resulting from any material, adverse environmental condition or failure of such Mortgagor to abide by such Environmental Laws or has provided environmental insurance. A Phase I environmental site assessment (or update of a previous Phase I and/or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “Environmental Site Assessment”) meeting the American Society for Testing and Materials (“ASTM”) requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within twelve (12) months prior to its origination date (or an update of a previous Environmental Site Assessment was prepared), and such Environmental Site Assessment (A) did not identify the existence of recognized Environmental Conditions (in each case, as such term is defined in ASTM E1527-05 or its successor) at any related Mortgaged Property or the need for further investigation, or (B) if the existence of an Environmental Condition or need for further investigation was indicated in any such Environmental Site Assessment, then at least one of the following statements is true: (1) 100% or more of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related mortgagee; (2) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the Environmental Site Assessment is the institution of an operations or maintenance plan, and such a plan has been required to be instituted by the related Mortgagor that, based on the Environmental Site Assessment, can reasonably be expected to mitigate the identified risk; (3) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the applicable Purchase Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Issue affecting any related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (4) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from a Qualified Insurer meeting the Insurance Rating Requirements; (5) a party not related to the related Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (6) a party related to the related Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. Except as set forth in the Environmental Site Assessment, there is no Environmental Condition at any related Mortgaged Property.

(q)                                 Operating Statements. The related Underwriting Package requires the related Mortgagor, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan annual operating statements, financial statements and annual rent rolls.

(r)                                    Bankruptcy. At origination, none of the related Mortgagor or guarantor or tenant occupying a single-tenant property on such Mortgage Loan was insolvent or was a debtor in state or federal bankruptcy, insolvency or similar proceeding. None of the related Mortgagor or guarantor or tenant occupying a single-tenant property on such Mortgage Loan is insolvent or is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(s)                                   Hazard Insurance. The related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the Insurance Rating Requirements, and such other hazards as are customary for like properties in the area where the

Mortgaged Property is located, and to the extent required by Seller as of the date of origination, against other risks insured against by Persons operating like properties in the locality of the related Mortgaged Property, in an amount not less than the outstanding principal balance of such Mortgage Loan. If any portion of the related Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the allocated loan amount of such Mortgaged Property, (ii) the full insurable value of such Mortgaged Property, and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the related Originator, its successors and assigns (including, without limitation, subsequent owners of such Mortgage Loan), as mortgagee, and, to the extent such agreement is commercially available from the related insurer, may not be reduced, terminated or canceled without thirty (30) calendar days’ prior written notice to the related mortgagee. No such notice has been received by Seller. All currently due premiums on such insurance policy have been paid. The related Loan Documents obligate the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the related Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the related Originator or the related Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by such Originator or Seller.

(t)                                    Title Insurance. Such Mortgage Loan is covered by either (i) an irrevocable title commitment, or an attorney’s opinion of title and abstract of title, each of which must be in form and substance acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the related Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the related Mortgaged Property is located and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located and identified on the related Asset Schedule, insuring the related Originator, its successors and assigns, as to the first priority lien of the related Mortgage, as applicable, in the original principal amount of such Mortgage Loan (or with respect to any such Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the title policy for each such property), subject only to the Permitted Encumbrances. Where required by state law or regulation, the related Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the related Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(u)                                 No Defaults. As of the applicable Purchase Date, (i) there is no default, breach, violation or event of acceleration existing under the related Mortgage, the related Mortgage Note or any other related Loan Document (including without limitation a failure by Seller to make an advance in accordance with the terms thereof to the related Mortgagor thereunder), and (ii) no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. Seller has not waived any default, breach, violation or event of acceleration under the related Mortgage Note or any other related Loan Document.

(v)                                 No Mechanics’ Liens. At origination, there were no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting any related Mortgaged Property which were or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, except those which were bonded over, escrowed for or insured against by a lender’s title insurance policy. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting any related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy.

(w)                               Location of Improvements; No Encroachments. All improvements which were considered in determining the BOV Value of the related Mortgaged Property at the time of the origination of such Mortgage Loan (or when such Mortgaged Property was added to the collateral therefor) lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, except in each case for encroachments that are insured against by the applicable title insurance policy. The terms of the related Loan Documents require the related Mortgagor to comply with all applicable governmental regulations, zoning and building laws. There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the related Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding, irrevocable and unconditional commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) as determined by Seller at the time of origination, would have a material adverse effect on the value, operation, or Net Operating Income of any Mortgaged Property.

(x)                                 Customary Provisions. The related Mortgage Note and the applicable related Loan Document each has a stated maturity. The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure, in each case subject to applicable law. Upon default by the related Mortgagor and foreclosure on, or trustee’s sale of, the related Mortgaged Property pursuant to the proper procedures and subject to applicable law, the holder of such Mortgage Loan will be able to deliver good and merchantable title to the related Mortgaged Property. There is no homestead or other exemption available to the related Mortgagor which would interfere with the right to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose the related Mortgage. There is only one originally executed Mortgage Note not stamped as a duplicate with respect to such Mortgage Loan.

(y)                                 Occupancy of the Mortgaged Property. All inspections, licenses, and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, are, or will be, obtained from the appropriate authorities at the time required in the jurisdiction such Mortgaged Property resides. Seller has not received notification from any Governmental Authority that the related Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. The related Mortgagor does not intend to occupy the related Mortgaged Property for more than fourteen (14) calendar days during any one (1) calendar year. In connection with the origination of such Mortgage Loan, the related Mortgagor represented to the related Originator that such Mortgaged Property is non-owner occupied.

(z)                                  No Additional Collateral. The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage(s) and the security interest of any applicable security agreement and chattel mortgage or other collateral specified in the related Loan Documents. There are no subordinate mortgages or junior liens securing the payment of money encumbering any related Mortgaged Property (other than Permitted Encumbrances, taxes and assessments, homeowner association dues and fees, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (v) above), and equipment and other personal property financing). Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor. No mezzanine debt is secured directly by interests in the related Mortgagor.

(aa)                          Due-On-Sale. Subject to certain exceptions set forth below, the related Loan Documents contain a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event that, if, without the consent of the holder of the related Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures or equipment properly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with such Loan Documents), (i) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (A) family and estate planning transfers or transfers upon death or legal incapacity, (B) transfers to certain affiliates as defined in the related Loan Documents, (C) transfers of less than, or other than, a controlling interest in the related Mortgagor, (D) transfers to another holder of direct or indirect equity in the related Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (E) transfers of stock or similar equity units in publicly traded companies or (F) a substitution or release of collateral within the parameters of this Agreement, or (G) as set forth on an exhibit to the applicable Mortgage Loan purchase agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan purchase agreement or (ii) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (A) any subordinate debt that existed at origination and is permitted under the related Loan Documents, (B) purchase money security interests or (C) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

(bb)                          Costs. All costs, fees and expenses incurred in making or closing the such Mortgage Loan and the recording of the related Mortgage were paid, and the related Mortgagor is not entitled to any refund of any amounts paid or due under the related Mortgage Note, the related Mortgage or any other related Loan Document.

(cc)                            No Advance of Funds After Origination. After origination, no advance of funds has been made by the related Originator to the related Mortgagor other than in accordance with the related Loan Documents, and no funds have been received from any Person other than the related Mortgagor or an affiliate for, or on account of, payments due on such Mortgage Loan. Any future advances (including disbursements of the related Holdback Amounts) made to the related Mortgagor prior to the applicable Purchase Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated and bears a single interest rate. Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to the related Mortgagor under such Mortgage Loan, other than contributions made on or prior to the date hereof. The lien of the related Mortgage securing the consolidated principal amount and any related future advance (including disbursements of Holdback Amounts) is expressly insured as having first lien priority by a title insurance policy that satisfies the requirements of paragraph (t) above.

(dd)                          Disbursements of Holdback Amounts. The stated principal balance of such Mortgage Loan has been fully disbursed as of the applicable Purchase Date and there is no requirement for future advances thereunder (except as identified in the related Asset Schedule in respect of any related Holdback Amount). To the extent the related Mortgagor requests disbursement of any Holdback Amounts as set forth in the related Loan Documents, all advances and all such Holdback Amounts required to be disbursed have been disbursed by the related Originator or the related Servicer, as applicable, to the related Mortgagor in accordance with the related Loan Documents. Notwithstanding anything to the contrary herein, in no event shall Buyer have any obligation to fund any advances made to the related Mortgagor with respect to such Mortgage Loan to the extent the related obligations are retained by Seller.

(ee)                            Segregated Holdback Amounts. To the extent such Mortgage Loan is a Mortgage Loan for which there are Holdback Amounts, such Holdback Amounts (exclusive of the Non-Segregated Holdback Amount) have been deposited in the applicable Holdback Account on or prior to the related Purchase Date.

(ff)                              Escrow Deposits. All escrow deposits and payments required to be escrowed with the related Originator pursuant to such Mortgage Loan, if any, are in the possession, or under the control, of Seller or the related Servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by Seller to Buyer or the related Servicer.

(gg)                            Mortgaged Property Undamaged; No Condemnation. The related Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado, mold or other casualty so as to affect adversely the value of such Mortgaged Property as security for such Mortgage Loan or the use for which the premises were intended. There is no proceeding pending or threatened, for the total or partial condemnation of such Mortgaged Property.

(hh)                          Mortgagor. The related Mortgagor is not insolvent and is not a Foreign National.

(ii)                                  No Contingent Interest or Equity Participation. No document relating to such Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or a sharing in the appreciation of the value of such Mortgaged Property. The indebtedness evidenced by the related Mortgage Note is not convertible to an ownership interest in the related Mortgaged Property or the related Mortgagor (other than in connection with a default by such Mortgagor and the lender’s enforcement of remedies pursuant to the related Loan Documents) and Seller has not financed nor does it own directly or indirectly, any equity of any form in the related Mortgaged Property or the related Mortgagor (other than in connection with any pledge agreement executed by the holder of the equity interests in the Mortgagor).

(jj)                                Single-Purpose Entity. Each Mortgage Loan that requires the Mortgagor to be a Single-Purpose Entity, requires such Mortgagor to be a Single-Purpose Entity for at least as long as such Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a principal balance in excess of $5 million, provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a principal balance of $20 million or more has a counsel’s opinion regarding non consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing such Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person, and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(kk)                          Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the related Mortgaged Property from the lien of such Mortgage except (i) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (A) 110% of the related allocated loan amount of such portion of the related Mortgaged Property and (B) the outstanding principal balance of such Mortgage Loan, (ii) upon payment in full of such Mortgage Loan, (iii) upon a Defeasance defined in paragraph (jjj) below, (iv) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of such Mortgage Loan and are not necessary for physical access to the related Mortgaged Property or compliance with zoning requirements, or (v) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (i) or (iv), either: (A) such release of collateral (1) would not constitute a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (2) would not cause such Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (B) the related mortgagee or the related Servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (A). For purposes of the preceding clause (A), for all such Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting the related Mortgaged Property after the release is not equal to at least 80% of the principal balance of such Mortgage Loan outstanding after the release, the related Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

(ll)                                  Compliance with Anti-Money Laundering Laws. Seller and the related Originator have complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the Anti-Money Laundering Laws, with respect to the origination or purchase of such Mortgage Loan. Such Mortgage Loan is not subject to nullification pursuant to the orders or the regulations promulgated by OFAC or in violation of the orders or OFAC regulations, and the related Mortgagor is not subject to the provisions of such orders or OFAC regulations and such Mortgagor does not qualify as a Prohibited Person.

(mm)                  Access; Utilities; Separate Tax Lots. The related Mortgaged Property (i) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (ii) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and electricity all of which are appropriate for the current use of such Mortgaged Property, and (iii) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related title insurance policy insuring such Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case such Mortgage Loan requires the related Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(nn)                          Licenses and Permits. The related Mortgagor covenants in the related Loan Documents that it shall keep all licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, all such licenses, permits and applicable governmental authorizations are in effect. Such Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located. Seller is not aware of any Mortgagor, guarantor or other obligor on such Mortgage Loan having received notice of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license or certificate with respect to the related Mortgaged Property.

(oo)                          Mortgage Provisions. The related Loan Documents contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure.

(pp)                          UCC Filings; Mortgage Recorded. Uniform Commercial Code financing statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places to the extent necessary, to perfect a valid first priority security interest in all items of personal property located on the related Mortgaged Property that are owned by the related Mortgagor and either (i) are reasonably necessary to operate such Mortgaged Property or (ii) are (as indicated in the Appraisal obtained in connection with the origination of such Mortgage Loan) material to the value of such Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the related Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with such Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding the foregoing, no representation is made as to perfection of security interests in personal property to the extent action, possession or control beyond the filing of the Uniform Commercial Code financing statements is required in order to effect such perfection.

(qq)                          Recourse Obligations. The related Loan Documents provide that such Mortgage Loan is either (i) full recourse against the related Mortgagor and/or natural person or (ii) non-recourse to the related parties and (A) the related Mortgagor and at least one individual or entity is fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (1) acts of fraud or intentional material misrepresentation, (2) misapplication or misappropriation of rents, insurance proceeds or awards or security deposits or, alternatively, the failure of any security deposits to be delivered to mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to such Mortgage Loan event of default), (3) intentional material physical waste of any related Mortgaged Property, (4) commission of intentional material physical waste at any related Mortgaged Property; (5) breaches of the special purpose covenants in the related Loan Documents, and (6) any breach of the environmental covenants contained in the related Loan Documents, and (B) such Mortgage Loan becomes full recourse to the related Mortgagor and at least one individual or entity, if (1) the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law; (2) such Mortgagor or the related guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such Mortgagor; (3) any transfer of either any related Mortgaged Property or equity interests in such Mortgagor made in violation of the Loan Document; (4) such Mortgagor obtains any subordinate financing or encumbers the property with a voluntary lien in violation of the restrictions set forth in the related Loan Documents; or (5) after an event of default under such Mortgage Loan (after the expiration of any applicable notice or cure periods, if any) that results in lender accelerating the indebtedness, and after exercising remedies against any related Mortgaged Property, the related Mortgagor or any guarantor intentionally interferes for the sake of delay with lender’s exercise of remedies under the related Mortgage, except for such interference solely related to compulsory counterclaims or colorable defenses brought in good faith.

(rr)                                Compliance with Usury Laws. The mortgage interest rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Such Mortgage Loan is not subject to forfeiture or any material penalties as a result of non-compliance with any applicable state or federal laws, regulations and other requirements pertaining to usury.

(ss)                              No Fraud. No fraud with respect to such Mortgage Loan has taken place on the part of Seller or the related Originator in connection with the origination of such Mortgage Loan.

(tt)                                Appraisal/Evaluation. The related Asset File contains an Appraisal of the related Mortgaged Property which is dated no more than ninety (90) calendar days prior to the related origination date. Each such Appraisal of the related Mortgaged Property is signed by a qualified appraiser who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof; and whose compensation was and is not affected by the approval or disapproval of such Mortgage Loan, and such Appraisal and appraiser both satisfied either (i) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (ii) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Mortgage Loan was originated, were prepared in connection with the origination of such Mortgage Loan no more than twelve (12) months prior to the origination date of such Mortgage Loan.

(uu)                          Whole Loan. Such Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

(vv)                          Post-Closing Obligations. All post-closing obligations required to be performed in connection with the closing of such Mortgage Loan have been or should have been satisfied by the date required in the related Loan Documents.

(ww)                      Assignment of Rents. There exists, to be included in the related Asset File as otherwise contemplated by this Agreement, an Assignment of Rents, either as a separate instrument or as part of the related Mortgage, related to and delivered in connection with such Mortgage Loan that establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph (e) above, an enforceable assignment of, or first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Mortgagor described therein (including in all leases, subleases, licenses or other agreements with Mortgagor pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property); and each assignor thereunder has the full right to assign the same. If an Assignment of Rents exists with respect to such Mortgage Loan (whether as part of the related Mortgage or separately), then the related Mortgage or related Assignment of Rents, subject to applicable law, provides for, upon an event of default under such Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(xx)                          Assignment of Collateral. There is no material collateral securing such Mortgage Loan that has not been assigned to Buyer.

(yy)                          No Affiliates. The related Mortgagor is not an Affiliate of Seller. Except as disclosed in writing to Buyer, such Mortgage Loan does not have a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan that is also a Purchased Asset.

(zz)                            Assignments of Mortgage. Each related Assignment of Mortgage and assignment of Assignment of Rents from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Buyer’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage and the related Assignment of Rents, if any, is freely assignable without the consent of any Person.

(aaa)                   Advancement of Funds. Neither Seller nor any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property or a party associated with the owner of such Mortgaged Property (other than amounts paid by the tenant into a lender controlled lockbox as specifically required under a related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of such Mortgage Loan proceeds, whichever is later, to the date which preceded by thirty (30) days the first due date under the related Mortgage Note.

(bbb)                   Licenses and Permits. The related Mortgagor, the related lessees, trustee, franchisor or operators are in possession of all material licenses, permits and authorizations then required for the use permitted by the related Loan Documents of the related Mortgaged Property by the related Mortgagor, related lessee, trustee, franchisor, and/or operator. The related Loan Documents require the related Mortgagor to maintain or cause to be maintained all such licenses, permits, certificates of occupancy, and authorizations. All such material licenses, permits, certificates of occupancy, and applicable governmental authorizations are in effect. The related Loan Documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(ccc)                      TRIA. The related special-form all-risk insurance policy and business interruption policy (issued by a Qualified Insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. The related Loan Documents do not expressly waive or prohibit the related mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the related Mortgagor under such Mortgage Loan is required to carry terrorism insurance, but in such event such Mortgagor shall not be required to spend on terrorism insurance coverage more than 200% of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Asset File (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, such Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(ddd)                   No Ground Lease. No Mortgaged Property is subject to a Ground Lease.

(eee)                      No Junior Liens. There are no subordinate mortgages or junior mortgages encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are subject to the representations in paragraph (v) above), equipment or other personal property financing. Seller has no knowledge of any mezzanine debt secured directly or indirectly by interests in the related Mortgagor.

(fff)                         No Tenants in Common. No Mortgaged Property is owned by Mortgagors as tenants in common.

(ggg)                      REMIC. Such Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (i) the issue price of such Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of such Mortgage Loan and (ii) either: (A) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (1) at the date such Bridge Mortgage Loan was originated at least equal to 80% of the adjusted issue price of such Mortgage Loan on such date or (2) at the applicable Purchase Date at least equal to 80% of the adjusted issue price of such Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to such Mortgage Loan and (y) a proportionate amount of any lien that is in parity with such Mortgage Loan; or (B) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If such Mortgage Loan was “significantly modified” prior to the applicable Purchase Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date such Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to such Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(hhh)                   Authorized to do Business. To the extent required under applicable law, as of the date that such entity held the related Mortgage Note, each holder of such Mortgage Note was authorized to originate, acquire and/or hold (as applicable) such Mortgage Note in the jurisdiction in which the related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by Seller.

(iii)                               Defeasance. With respect to any such Mortgage Loan that, pursuant to the related Loan Documents, can be defeased (a “Defeasance”), (i) such Loan Documents provide for defeasance as a unilateral right of the related Mortgagor, subject to satisfaction of conditions specified in such Loan Documents; (ii) such Mortgage Loan cannot be defeased within two (2) years after the applicable closing date; (iii) the related Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under such Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if such Mortgage Loan is an anticipated repayment date loan, the entire principal balance outstanding on the related anticipated repayment date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if such Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of such Mortgage Loan; (iv) the related Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the related Mortgage Note as set forth in (iii) above, (v) if the related Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of such Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the related Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the related Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(jjj)                            Refinancing. Such Mortgage Loan is not the result of more than one (1) refinancing of such Mortgage Loan, unless otherwise disclosed to and approved by Buyer.

(kkk)                   Fee Simple. The interest of the related Mortgagor in the related Mortgaged Property securing such Mortgage Loan includes a fee simple interest in real property and the improvements thereon.

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

AOMI SELLER NOTICES

Attention: Erin Rogers	Address: 3060 Peachtree Road NW, Suite 500
Telephone: (404) 390-1131	Atlanta, Georgia 30305
Email: erin.rogers@angeloakcapital.com

AOMI SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for AOMI Seller under this Agreement:

Name	Title	Signature

Sreeni V. Prabhu	Managing Partner	/s/ Sreeni V. Prabhu

Michael Fierman	Managing Partner	/s/ Michael Fierman

Ashish Neghandi	Senior Portfolio Manager	/s/ Ashish Neghandi

Dan Fazioli	Controller	/s/ Dan Fazioli

Dory Black	General Counsel	/s/ Dory Black

[Schedule 2 to Master Repurchase Agreement (Nomura-AO (P2P) 2018)]

AOMF SELLER NOTICES

Attention: Erin Rogers	Address: 3060 Peachtree Road NW, Suite 500
Telephone: (404) 390-1131	Atlanta, Georgia 30305
Email: erin.rogers@angeloakcapital.com

AOMF SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for the Administrator on behalf of AOMF Seller under this Agreement:

Name	Title	Signature

Sreeni V. Prabhu	Managing Partner	/s/ Sreeni V. Prabhu

Michael Fierman	Managing Partner	/s/ Michael Fierman

Ashish Neghandi	Senior Portfolio Manager	/s/ Ashish Neghandi

Dan Fazioli	Controller	/s/ Dan Fazioli

Dory Black	General Counsel	/s/ Dory Black

[Schedule 2 to Master Repurchase Agreement (Nomura-AO (P2P) 2018]

BUYER NOTICES

Name: Operations	Address:
Telephone: 212.667.1578	Worldwide Plaza
Facsimile: 646.587.1582	309 West 49th Street
Email: wholeloanmosupport@nomura.com	New York, New York 10019-7316

With a copy to:

Name: Michael Rogozinski	Address:
Telephone: 212.667.1578	Worldwide Plaza
Facsimile: 646.587.1582	309 West 49th Street
Email: michael.rogozinski@nomura.com	New York, New York 10019-7316

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature

Gordon Sweely	Managing Director	/s/ Gordon Sweely

Jack Kattan	Managing Director	/s/ Jack Kattan

Scott Lechner	Managing Director	/s/ Scott Lechner

Sanil Patel	Managing Director	/s/ Sanil Patel

[Schedule 2 to Master Repurchase Agreement (Nomura-AO (P2P) 2018]

SCHEDULE 3

MORTGAGE LOAN PURCHASE AGREEMENTS

1.              That certain Flow Loan Purchase Agreement, dated as of September 10, 2018, by and between Angel Oak Mortgage, Inc. (“AOMI”) and Angel Oak Commercial Bridge, LLC.

2.              That certain Mortgage Loan Purchase Agreement, dated as of October 1, 2018, by and between Angel Oak Mortgage Fund TRS (“AOMF”) and Angel Oak Home Loans LLC.

3.              That certain Mortgage Loan Purchase Agreement, dated as of October 1, 2018, by and between AOMF and Angel Oak Mortgage Solutions LLC.

4.              That certain Mortgage Loan Purchase Agreement, dated as of October 1, 2018, by and between AOMF and Angel Oak Prime Bridge, LLC (“AOPB”).

5.              That certain Mortgage Loan Purchase Agreement, dated as of October 1, 2018, by and between AOMF and AOPB.

6.              That certain Flow Loan Purchase Agreement, dated as of September 10, 2018, by and between AOMI and Cherrywood Mortgage, LLC.

7.              That certain Mortgage Loan Purchase and Servicing Agreement, dated as of October 15, 2018, by and between HomeBridge Financial Services, Inc. and AOMF.

SCHEDULE 4

CRE BRIDGE MORTGAGE LOAN DELIVERABLES

I.                BUYER ITEMS

A.                    Risk Profile Assessment

B.                    Environmental Assessment

C.                    KYC Diligence

D.                    Lien/Litigation Searches

E.                     Insurance Certificates

1.        Flood Insurance (if required)

F.                      Appraisal

G.                    PML Report

II.           ENTITY

A.                    Organizational Chart

B.                    Seller

1.        Articles of Organization

2.        Operating Agreement

3.        Good Standing Certificates

(a)         Charter State

(b)         Project State

4.        Qualification to do Business (Project State)

5.        Authorizing Resolutions/Consents/Approvals

6.        Tax Identification Number (FEIN)

C.                    Seller’s Managing Member

1. Certificate of Formation

2.              Operating Agreement

3.              Good Standing Certificate (Charter State)

4.              Authorizing Resolutions/Consents/Approvals

5.              Tax Identification Number (FEIN)

D.                         Guarantor - Individual

III.                              LOAN DOCUMENTS

A.                         Loan Agreement

B.                         Promissory Note

C.                         Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing

D.                         Assignment of Leases and Rents

E.                          Pledge and Security Agreement

F.                           Environmental Indemnity Agreement (Unsecured)

G.                         Guaranty of Recourse Obligations

H.                        Collateral Assignment of Interest Rate Cap Agreement

I.                             UCC-1 (Charter State)

J.                             UCC-1 Fixture Filing (County Filing)

K.                         Assignment of Management Agreement and Subordination of Management Fees

L.                          Cash Management Agreement

M.                         Collection Account Control Agreement

N.                            Legal Opinions of Seller’s Counsel

1.              Seller’s Primary Counsel

2.              Seller’s Local Counsel

3.              Non-Consolidation Opinion (if required)

O.                            Loan Disbursement Statement

P.                              Buyer’s Closing Instruction/Escrow Letter

IV                                  ASSIGNMENT DOCUMENTS

A.            Allonge

B.            Assignment of Security Instrument

C.            Assignment of ALR

D.            Omnibus Assignment

E.             UCC-3 (County)

F.              UCC-3 (State)

G.            Assignment Closing Instruction/Escrow Letter

V.                                    TITLE, SURVEY AND ZONING

A.            Preliminary Title Report or Title Commitment

B.            Copies of Underlying Title Exceptions

C.            Title Company’s Wiring Instructions

D.            Pro Forma Title Policy with all endorsements

E.             Final Title Policy

F.              As-Built Survey

G.            Standard Flood Hazard Determination Form

H.           Flood Zone Certification

I.                Zoning Report/Zoning Certification Letter

J.                Certificate of Occupancy (or “no adverse impact” letter)

VI.                               OTHER

A.            Seller Financing Note

B.            Seller Financing Guaranty

C.            Executed Leases

D.            Tenant Estoppels

E.             SNDA’s

F.              Property Management Agreement

G.            Payoff Letter and Release Documents (if applicable)

VII.                          CLOSING DELIVERIES AND CONFIRMATIONS

A.            Updated Certified Rent Roll

B.            Standard Form Lease

C.            Closing/Settlement Statement

D.            Origination Fee

E.             Required Reserve Deposits (Tax Reserve, Insurance Reserve, etc.)

F.              Other deliverables as required by Buyer

G.            Confirmation of no material adverse change (Seller, Originator, Pledgor, Underwritten NOI, any major or anchor tenant)

H.           Confirmation of no unrestored material casualty, no actual or threatened condemnation, adverse zoning or usage change proceeding; no adverse law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding

I.                Evidence of payment of brokerage fees/commissions

EXHIBIT A-1

FORM OF CONFIRMATION LETTER - [HOME$ENSE MORTGAGE LOANS]

[PORTFOLIO SELECT MORTGAGE LOANS] [PLATINUM MORTGAGE LOANS]

[PRIME JUMBO MORTGAGE LOANS] [INVESTOR MORTGAGE LOANS] [AGENCY

MORTGAGE LOANS]

,

[Angel Oak Mortgage, Inc.] [Angel Oak Mortgage Fund TRS]

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

Confirmation No.:

Ladies/Gentlemen:

This letter confirms our agreement to purchase from you the Purchased Assets listed in Appendix I hereto, pursuant to the Master Repurchase Agreement governing purchases and sales of Purchased Assets between us, dated as of December 6, 2018 (the “Agreement”), as follows:

Purchase Date:                  ,

Purchased Assets to be Purchased: See Appendix I hereto.

Appendix I to Confirmation Letter will list Purchased Assets

Type of Mortgage Loans: [Home$ense] [Portfolio Select] [Platinum] [Prime Jumbo] [Investor] [Agency] [Cherrywood Mortgage Loans] [CRE Bridge Mortgage Loans]

Aggregate Principal Amount of Mortgage Loans:

Purchase Price:

Pricing Rate:

Repurchase Date:

Repurchase Price:

Names and addresses for communications:

Buyer:

Nomura Corporate Funding Americas, LLC

Worldwide Plaza

309 West 49th Street

New York, New York 10019-7316

Attention: Michael Rogozinski

Seller:

[Angel Oak Mortgage, Inc.][Angel Oak Mortgage Fund TRS]

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

The Eligible Mortgage Loans have the characteristics on the electronic file or computer tape or disc delivered by Seller to Buyer with respect thereto in connection with this Confirmation.

The Seller hereby certifies that, to the best of Seller’s knowledge, as of such Purchase Date, the following will be true:

(1)             no Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(2)              both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 13 of the Repurchase Agreement and representations and warranties of the Guarantor under the related Guaranty, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(3)             Seller or Buyer shall not have determined in good faith that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to the Seller or the Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for the Seller or the Buyer to enter into Transactions under the Repurchase Agreement; and

(4)              the Seller has satisfied all applicable conditions precedent in Sections 3 of the Repurchase Agreement and all other requirements of the Facility Documents. The Seller further certifies that (1) (a) with respect to the Eligible Mortgage Loans subject to the Transaction requested herein, the documents constituting the Asset Files (as defined in the Custodial Agreement) and in each case as more specifically identified on the Mortgage Loan Schedule delivered to the Buyer and the Custodian in connection herewith (the “Receipted Assets”), have been submitted to Custodian in accordance with the Custodial Agreement and such required documents are to be held by the Custodian for the Buyer in accordance with the Custodial Agreement, (2) all other documents related to such Receipted Assets (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Seller for Buyer and (3) all documents related to such Receipted Assets withdrawn from Custodian shall be held by Seller for Buyer subject to the terms of the Repurchase Agreement and the Custodial Agreement.

By execution of this letter, the undersigned,                                         [MUST BE A RESPONSIBLE OFFICER] of Seller, hereby certifies that, in connection with the Underwriting Package delivered to Buyer on the date hereof with respect to the Eligible Mortgage Loans set forth on the attached Appendix I, [he][she] has no actual knowledge of any material information concerning such Eligible Mortgage Loan that is not reflected in the materials that comprise such Underwriting Package or otherwise disclosed to Buyer in writing.

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:
Title:

[ANGEL OAK MORTGAGE, INC.]
[ANGEL OAK MORTGAGE FUND TRS]

By:
Name:
Title:

Appendix I

Asset Schedule

Loan ID	Unpaid Principal Balance	Purchase Price Percentage	Purchase Price

EXHIBIT A-2

FORM OF CONFIRMATION LETTER - RTL MORTGAGE LOANS

,

[Angel Oak Mortgage, Inc.] [Angel Oak Mortgage Fund TRS]

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

Confirmation No.:

Ladies/Gentlemen:

This letter confirms our agreement to purchase from you the Purchased Assets listed in Appendix I hereto, pursuant to the Master Repurchase Agreement governing purchases and sales of Purchased Assets between us, dated as of December 6, 2018 (the “Agreement”), as follows:

Purchase Date:                   ,

Purchased Assets to be Purchased: See Appendix I hereto.

Appendix I to Confirmation Letter will list Purchased Assets

Type of Mortgage Loans: RTL Mortgage Loans

Aggregate Principal Amount of RTL Mortgage Loans:

Purchase Price:

Pricing Rate:

Actual Disbursed Holdback Amount:

Names and addresses for communications:

Buyer:

Nomura Corporate Funding Americas, LLC

Worldwide Plaza

309 West 49th Street

New York, New York 10019-7316

Attention: Michael Rogozinski

Seller:

[Angel Oak Mortgage, Inc.] [Angel Oak Mortgage Fund TRS]

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

The Eligible Mortgage Loans have the characteristics on the electronic file or computer tape or disc delivered by Seller to Buyer with respect thereto in connection with this Confirmation.

The Seller hereby certifies that, to the best of Seller’s knowledge, as of such Purchase Date, the following will be true:

(1)              no Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(2)              both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 13 of the Repurchase Agreement and representations and warranties of the Guarantor under the related Guaranty, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(3)              Seller or Buyer shall not have determined in good faith that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to the Seller or the Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for the Seller or the Buyer to enter into Transactions under the Repurchase Agreement; and

(4)              the Seller has satisfied all applicable conditions precedent in Sections 3 of the Repurchase Agreement and all other requirements of the Facility Documents. The Seller further certifies that (1) (a) with respect to the Eligible Mortgage Loans subject to the Transaction requested herein, the documents constituting the Asset Files (as defined in the Custodial Agreement) and in each case as more specifically identified on the Mortgage Loan Schedule delivered to the Buyer and the Custodian in connection herewith (the “Receipted Assets”), have been submitted to Custodian in accordance with the Custodial Agreement and such required documents are to be held by the Custodian for the Buyer in accordance with the Custodial Agreement, (2) all other documents related to such Receipted Assets (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Seller for Buyer and (3) all documents related to such Receipted Assets withdrawn from Custodian shall be held by Seller for Buyer subject to the terms of the Repurchase Agreement and the Custodial Agreement.

By execution of this letter, the undersigned,                    [MUST BE A RESPONSIBLE OFFICER] of Seller, hereby certifies that, in connection with the Underwriting Package delivered to Buyer on the date hereof with respect to the Eligible Mortgage Loans set forth on the attached Appendix I, [he][she] has no actual knowledge of any material information concerning such Eligible Mortgage Loan that is not reflected in the materials that comprise such Underwriting Package or otherwise disclosed to Buyer in writing.

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:
Title:

Agreed and Acknowledged:

[ANGEL OAK MORTGAGE, INC.]
[ANGEL OAK MORTGAGE FUND TRS]

By:
Name:
Title:

Appendix I

Asset Schedule

Loan ID	Unpaid Principal Balance	Purchase Price Percentage	Purchase Price

EXHIBIT A-3

FORM OF CONFIRMATION LETTER - CHERRYWOOD MORTGAGE LOANS

[               ], 201[    ]

[Angel Oak Mortgage, Inc.

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

[Angel Oak Mortgage Fund TRS

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

Confirmation No.: [                   ]

Ladies/Gentlemen:

This letter confirms our agreement to purchase from you the Purchased Assets listed in Appendix I hereto, pursuant to that certain Master Repurchase Agreement governing purchases and sales of Purchased Assets, dated as of December 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Angel Oak Mortgage, Inc., Angel Oak Mortgage Fund TRS and Nomura Corporate Funding Americas, LLC, as follows:

Purchase Date: [                    ], 201[     ]

Number of Purchased Assets to be Purchased: [                    ]

Purchased Assets to be Purchased: See Appendix I hereto.

Appendix I to Confirmation Letter will list Purchased Assets

Type of Mortgage Loans: Cherrywood Mortgage Loans

Aggregate Principal Amount of Mortgage Loans: [                    ]

Purchase Price: [                    ]

Pricing Rate: [                    ]

Actual Disbursed Holdback Amount: [                    ]

Repurchase Date: [                    ], 201[     ]

Repurchase Price: [                     ]

Upfront Fee: [                    ]

Names and addresses for communications:

Buyer:

Nomura Corporate Funding Americas, LLC

Worldwide Plaza

309 West 49th Street

New York, New York 10019-7316

Attention: Operations

Seller:

[Angel Oak Mortgage, Inc.

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

[Angel Oak Mortgage Fund TRS

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

The Eligible Mortgage Loans have the characteristics on the electronic file or computer tape or disc delivered by the undersigned Seller to Buyer with respect thereto in connection with this Confirmation.

The undersigned Seller hereby certifies that, to the best of such Seller’s knowledge, as of such Purchase Date, the following will be true:

(1)         no Margin Deficit, Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(2)         both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by such Seller in Section 13 of the Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(3)         neither such Seller nor Buyer shall have determined in good faith that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to such Seller or Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for such Seller or Buyer to enter into Transactions under the Agreement; and

(4)         such Seller has satisfied all applicable conditions precedent in Sections 3 of the Agreement and all other requirements of the Facility Documents.

Such Seller further certifies that (1) with respect to the Eligible Mortgage Loans subject to the Transaction requested herein, the documents constituting the Asset Files (as defined in the Custodial Agreement) and in each case as more specifically identified on the Asset Schedule delivered to Buyer and the Custodian in connection herewith (the “Receipted Assets”), have been submitted to Custodian in accordance with the Custodial Agreement and such required documents are to be held by the Custodian for Buyer in accordance with the Custodial Agreement, (2) all other documents related to such Receipted Assets (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by such Seller for Buyer, (3) all documents related to such Receipted Assets withdrawn from Custodian shall be held by such Seller for Buyer subject to the terms of the Agreement and the Custodial Agreement and (4) it has no actual knowledge of any material information concerning such Eligible Mortgage Loan which is not reflected in such file or otherwise disclosed to Buyer in writing.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

By execution of this letter, the undersigned, [                   ] [MUST BE A RESPONSIBLE OFFICER] of [Angel Oak Mortgage, Inc.] / [Angel Oak Mortgage Fund TRS], hereby certifies that, in connection with the Underwriting Package delivered to Buyer on the date hereof with respect to the Eligible Mortgage Loans set forth on the attached Appendix I, [he][she] has no actual knowledge of any material information concerning such Eligible Mortgage Loan that is not reflected in the materials that comprise such Underwriting Package or otherwise disclosed to Buyer in writing.

[Signature Page Follows]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:
Name:
Title:

[ANGEL OAK MORTGAGE, INC., as AOMI Seller

By:
Name:
Title: ]
/

[ANGEL OAK MORTGAGE FUND TRS, as AOMF Seller

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as the Administrator

By:
Name:
Title: ]

Appendix I

Asset Schedule

Loan ID	Unpaid Principal Balance	Purchase Price Percentage	Purchase Price

EXHIBIT A-4

FORM OF CONFIRMATION LETTER - CRE BRIDGE MORTGAGE LOANS

[            ], 201[   ]

[Angel Oak Mortgage, Inc.]

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

/

[Angel Oak Mortgage Fund TRS]

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

Confirmation No.: [                   ]

Ladies/Gentlemen:

This letter confirms our agreement to purchase from you the Purchased Assets listed in Appendix I hereto, pursuant to that certain Master Repurchase Agreement governing purchases and sales of Purchased Assets, dated as of December 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Angel Oak Mortgage, Inc., Angel Oak Mortgage Fund TRS and Nomura Corporate Funding Americas, LLC, as follows:

Purchase Date: [           ], 201[    ]

Number of Purchased Assets to be Purchased: [       ]

Purchased Assets to be Purchased: See Appendix I hereto.

Appendix I to Confirmation Letter will list Purchased Assets

Type of Mortgage Loans: CRE Bridge Mortgage Loans

Aggregate Principal Amount of Mortgage Loans: [         ]

Purchase Price: [        ]

Pricing Rate: [         ]

Actual Disbursed Holdback Amount: [          ]

Minimum Diversity Requirement will be satisfied following your purchase of such Purchased Assets: [Yes] / [No]

Repurchase Date: [                ], 201[    ]

Repurchase Price: [        ]

Upfront Fee: [         ]

Names and addresses for communications:

Buyer:

Nomura Corporate Funding Americas, LLC

Worldwide Plaza

309 West 49th Street

New York, New York 10019-7316

Attention: Operations

Seller:

[Angel Oak Mortgage, Inc.

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

/

[Angel Oak Mortgage Fund TRS

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

The Eligible Mortgage Loans have the characteristics on the electronic file or computer tape or disc delivered by the undersigned Seller to Buyer with respect thereto in connection with this Confirmation.

The undersigned Seller hereby certifies that, to the best of such Seller’s knowledge, as of such Purchase Date, the following will be true:

(1)                                     no Margin Deficit, Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(2)                                     both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by such Seller in Section 13 of the Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(3)                                       neither such Seller nor Buyer shall have determined in good faith that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to such Seller or Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for such Seller or Buyer to enter into Transactions under the Agreement; and

(4)                                       such Seller has satisfied all applicable conditions precedent in Sections 3 of the Agreement and all other requirements of the Facility Documents.

Such Seller further certifies that (1) with respect to the Eligible Mortgage Loans subject to the Transaction requested herein, the documents constituting the Asset Files (as defined in the Custodial Agreement) and in each case as more specifically identified on the Asset Schedule delivered to Buyer and the Custodian in connection herewith (the “Receipted Assets”), have been submitted to Custodian in accordance with the Custodial Agreement and such required documents are to be held by the Custodian for Buyer in accordance with the Custodial Agreement, (2) all other documents related to such Receipted Assets (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by such Seller for Buyer, (3) all documents related to such Receipted Assets withdrawn from Custodian shall be held by such Seller for Buyer subject to the terms of the Agreement and the Custodial Agreement and (4) it has no actual knowledge of any material information concerning such Eligible Mortgage Loan which is not reflected in such file or otherwise disclosed to Buyer in writing.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

By execution of this letter, the undersigned, [                                             ] [MUST BE A RESPONSIBLE OFFICER] of [Angel Oak Mortgage, Inc.] / [Angel Oak Mortgage Fund TRS], hereby certifies that, in connection with the Underwriting Package delivered to Buyer on the date hereof with respect to the Eligible Mortgage Loans set forth on the attached Appendix I, [he][she] has no actual knowledge of any material information concerning such Eligible Mortgage Loan that is not reflected in the materials that comprise such Underwriting Package or otherwise disclosed to Buyer in writing.

[Signature Page Follows]

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:
Name:
Title:

[ANGEL OAK MORTGAGE, INC., as AOMI Seller

By:
Name:
Title: ]
/

[ANGEL OAK MORTGAGE FUND TRS, as AOMF Seller

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as the Administrator

By:
Name:
Title: ]

Appendix I

Asset Schedule

Loan ID	Unpaid Principal Balance	Purchase Price Percentage	Purchase Price

EXHIBIT B

RESERVED

EXHIBIT C

SELLERS’ TAX IDENTIFICATION NUMBERS

Angel Oak Mortgage, Inc.: 37-1892154

Angel Oak Mortgage Fund TRS: 83-6182500

EXHIBIT D

EVIDENCE OF BUYER LISTED AS LOSS PAYEE OF FIDELITY INSURANCE POLICY

EXHIBIT E

FORM OF MARGIN EXCESS CONFIRMATION LETTER

December 6, 2018

[Angel Oak Mortgage, Inc.]

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

[Angel Oak Mortgage Fund TRS]

3060 Peachtree Rd NW, Suite 500

Atlanta, GA 30305

Email:ashish.neghandi@angeloakcapital.com

Re: Additional Purchase Price

Ladies/Gentlemen:

This letter confirms our agreement to deliver Additional Purchase Price relating to the Purchased Assets listed in Appendix I hereto contemplated by Section 7(c) of that certain Master Repurchase Agreement governing purchases and sales of Purchased Assets by and among Angel Oak Mortgage, Inc., Angel Oak Mortgage Fund TRS and Nomura Corporate Funding Americas, LLC, dated as of December 6, 2018 (as may be amended and restated from time to time, the “Agreement”) (capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement).

Purchased Assets to be Purchased: N/A

Aggregate Principal Amount of Mortgage Loans Subject to Additional Purchase Price: $

Additional Purchase Price: $

Purchased Assets Subject to Additional Purchase Price: See Appendix I hereto

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:
Title:

Agreed and Acknowledged:

[ANGEL OAK MORTGAGE, INC.]

By:
Name:
Title:

[ANGEL OAK MORTGAGE FUND TRS]

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as the Administrator

By:
Name:
Title:

Appendix I

Additional Purchase Price

EXHIBIT F

FORM OF SECTION 8 CERTIFICATE

Reference is hereby made to the Master Repurchase Agreement, dated as of December 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among ANGEL OAK MORTGAGE, INC., a Maryland corporation (“AOMI Seller” or a “Seller”), ANGEL OAK MORTGAGE FUND TRS, a [AOMF Seller entity type and jurisdiction of formation] (“AOMF Seller” or a “Seller”, collectively, the “Sellers”), and NOMURA CORPORATE FUNDING AMERICAS, LLC, a Delaware limited liability company (the “Buyer”). Pursuant to the provisions of Section 8 of the Agreement, the undersigned hereby certifies that:

1.                It is a      natural individual person,      treated as a corporation for U.S. federal income tax purposes,   disregarded for federal income tax purposes (in which case a copy of this Section 8 Certificate is attached in respect of its sole beneficial owner), or       treated as a partnership for U.S. federal income tax purposes (one must be checked).

2.                 It is the beneficial owner of amounts received pursuant to the Agreement.

3.                It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4.                It is not a 10-percent shareholder of either Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5.                It is not a controlled foreign corporation that is related to either Seller within the meaning of section 881(c)(3)(C) of the Code.

6.                Amounts paid to it under the Facility Documents are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:

Title:
Date:	,

EXHIBIT G-1

ASSET SCHEDULE FIELDS — HOME$ENSE MORTGAGE LOANS, PORTFOLIO

SELECT MORTGAGE LOANS, PLATINUM MORTGAGE LOANS, PRIME JUMBO

MORTGAGE LOANS, INVESTOR MORTGAGE LOANS AND AGENCY MORTGAGE

LOANS

1	Loan ID
2	Borrower Last Name
3	Property Address
4	Origination Date (AOF Note Date)
5	Purchase Date (AOCA Purchase Date)
6	Original Balance (Loan Amount)
7	Current Balance
8	State
9	City
10	Zip
11	Rate (Interest Rate)
12	Original Monthly P&I Amount
13	Asset Type (QM / Non-QM)
14	Program
15	Program Type
16	Rural Property (Y/N)
17	LTV
18	CLTV
19	Original FICO (Credit Score)
20	Original FICO Date
21	Loan Purpose
22	DTI
23	Property Type
24	Owner Occupied (Occupancy)
25	Cash-out Refinancing (Y/N)
26	Foreign National (Y/N)
27	First Payment Date
28	Term
29	Fixed Periodic Cap (Loan Info ARM First Rate Adj Cap)
30	Fixed Period (Loan Info ARM First Period Change)
31	Periodic Cap (Loan Info ARM Rate Cap)
32	Reset Frequency (Loan Info ARM Adj Period)
33	Life Cap (Loan Info ARM Life Cap)
34	Margin (ARM Margin)

35	Index Rate (ARM Index)
36	Angel Oak Underwriting Exception
37	Type of the Angel Oak Exception (Exception Reason)
38	DTI>43%
39	Self Employed (Y/N)
40	DELINQUENT 1x60 (Prior 24 Months)
41	DELINQUENT 2x30 (Prior 24 Months)
42	Interest Only Mortgage Loan Status
43	Interest Only Mortgage Loan Term
44	Subordinate Lien Balance
45	Bank Statement Documentation Flag
46	# of Months Bank Statement
47	Balloon Flag
48	Amortization Term
49	Cut-off Date
50	Next Due Date
51	Months Reserves
52	Subject to TRID
53	Appraisal Value
54	Purchase Price
55	Appraisal Date
56	Maturity Date
57	Life Floor
58	Delinquency Status
59	Origination Channel
60	Residual Income
61	MERS (Y/N)
62	Prior Credit Event (Y/N)
63	Prior Credit Event Date
64	Servicer ID
65	Deferred Balance
66	BPO Date
67	BPO Value
68	Next Rate Reset Date
69	Modification Date
70	Modification/Forbearance Expiration Date
71	Modification Type
72	Value for LTV
73	Pay String
74	Market Rent
75	Lease Rent
76	Bankruptcy Discharge Date

77	Foreclosure Sale Date
78	Short Sale Date
79	Deed-in-Lieu Date
80	Borrower Income Verification Level
81	Co-Borrower Income Verification Level
82	Borrower Asset Verification
83	Co-Borrower Asset Verification
84	4506-T Indicator
85	Number of Borrowers
86	Appraisal Date 2
87	Appraisal Value 2
88	Prepayment Penalty Calculation
89	Prepayment Penalty Term

EXHIBIT G-2

ASSET SCHEDULE FIELDS - RTL MORTGAGE LOANS

1.	Loan ID
2.	Loan #
3.	Closing Date
4.	AOCA Purchase Date
5.	Original UPB
6.	Current UPB
7.	Borrowing Entity Name
8.	Borrower First Name
9.	Borrower Last Name
10.	Property Street Address
11.	City
12.	State
13.	Zip Code
14.	Interest Rate
15.	Originator Name
16.	Servicer Name
17.	Loan Program
18.	Initial Draw Amount
19.	Original Holdback Amount
20.	Remaining Holdback Amount
21.	Property Purchase Price
22.	Property Purchase Price Date
23.	Credit Score
24.	Loan Purpose
25.	Cash-out Refinancing Flag (Y/N)
26.	Original Acquisition Price Refi
27.	Property Type
28.	Occupancy
29.	First Payment Date

30.	Loan Term (months)
31.	Self-Employed (Y/N)
32.	First Lien Flag (Y/N)
33.	Bankruptcy in last 24 months
34.	Foreclosure in the last 24 months
35.	Angel Oak Underwriting Exception Flag (Y / N)
36.	Exception Reason
37.	Compensating Factors
38.	Borrower Reserves (months)
39.	P&I Monthly Payment
40.	Interest Only Mos.
41.	Balloon Indicator
42.	Down Payment
43.	Down Payment %
44.	As-Is BPO Date
45.	As-Is BPO Value
46.	As-Repaired Appraisal Date
47.	As-Repaired Appraisal Value
48.	Repeat Borrower Flag
49.	Number of Bedrooms
50.	Number of Bathroom
51.	SQFT
52.	Number of Properties rehabbed in 12 months
53.	Total number of rehab
54.	Years spend in home rehabs
55.	Paystring
56.	Paystring as of date
57.	Paid Through Date
58.	Days Past Due
59.	Foreign National Flag (Y/ N)
60.	Holdback / “As-is” BPO Value (%)
61.	Loan-to-”As-is” BPO Value (%)
62.	Loan-to-Cost Value (%)

63.	Loan-to-After Repaired Value (%)
64.	Loan Modification Flag (Y/N)
65.	Modification Date
66.	Modification Purpose
67.	# of Modifications
68.	Post Modification Balance
69.	Canceled Holdback Draw
70.	Canceled Holdback Draw Date
71.	REO Flag (Y/N)

EXHIBIT G-3

ASSET SCHEDULE FIELDS - CHERRYWOOD MORTGAGE LOANS

1.	Originator
2.	Lender Company
3.	Loan Number
4.	Purchase Date
5.	Borrower
6.	Address
7.	Subject-City
8.	Subject-State
9.	Subject-ZipCode
10.	Property Type
11.	Original Loan Amount
12.	Cut-off Date Principal Balance
13.	Owner Occupied Flag
14.	Single Tenant Flag
15.	Multiple Tenant Flag
16.	Percent Occupied
17.	Vacancy Factor-Actual
18.	Vacancy Factor-UW
19.	Recourse Flag
20.	Recourse%
21.	Credit Score
22.	Lien Status
23.	Ownership Interest
24.	Closed Date
25.	First Payment Due Date
26.	Maturity Date
27.	Original Term
28.	Remaining Term

29.	Original IO Term
30.	Amortization Term
31.	Initial Rate
32.	Current Rate
33.	Rate Type
34.	Index
35.	Margin
36.	Rate Ceiling
37.	Rate Floor
38.	Initial Cap
39.	Periodic Cap
40.	Life Of Loan Cap
41.	Fixed Term (years)
42.	First Rate Change Date
43.	Frequency of Rate Change (Floaters) (months)
44.	P&I Payment
45.	DSCR Underwriting
46.	Debt Service Underwriting
47.	Units
48.	NRA Square Footage
49.	Cut-Off Date Balance per SF or Unit
50.	Fully Amortizing
51.	Balloon Flag
52.	Balloon Balance
53.	Balloon LTV
54.	Original LTV
55.	Current LTV
56.	Appraisal Value
57.	Appraisal Date
58.	UW Value
59.	Cherrywood Net Usable Cashflow-Underwriting
60.	Cherrywood Net Operating Income-Underwriting
61.	Date of Operating Statement/Tax Statement

62.	Cross Collateralized / Cross Defaulted
63.	Single Note / Multiple Property Loan (Y/N)
64.	Payment Frequency
65.	Current Additional Financing in Place (Y/N)
66.	Current Additional Financing Secured by Property (Y/N)
67.	Subordinate Financing
68.	Loan Purpose
69.	Sales Price
70.	Product Description
71.	Business Sub-Channel
72.	Prepay Penalties
73.	Prepayment Penalty Flag
74.	Flood Zone Classification
75.	Flood Risk
76.	Holdback Type
77.	Holdback Description
78.	Original Holdback Amount
79.	Current Holdback Amount
80.	Holdback As Of Date
81.	Phase I Ordered Flag
82.	Debt Yield-Orig
83.	Cap Rate-Orig
84.	Foreign National
85.	Environmental Phase One Report Ordered
86.	Escrow Balance
87.	Tax Escrow
88.	Insurance Escrow
89.	TI/LC Escrow
90.	Borrower Type
91.	Permitted Releases
92.	Affiliated Borrowers Flag
93.	Affiliated Borrowers
94.	Program

95.	Exception (Y/N)
96.	Exception Detail
97.	Wet Loan (Y/N)_
98.	Personal Guarantee (Y/N)
99.	Mortgagor is a U.S. Person (Y/N)
100.	DQ Status
101.	Historical Pay Strings

EXHIBIT G-4

ASSET SCHEDULE FIELDS - CRE BRIDGE MORTGAGE LOANS

1.	Originator
2.	Product
3.	Loan #
4.	Origination Date
5.	Loan Amount
6.	Purchase Date
7.	Property Name
8.	Address
9.	City
10.	County
11.	State
12.	Zip Code
13.	Property Type
14.	Property Sub Type
15.	Yr Built
16.	Yr Renovated
17.	Size
18.	Units of Measure
19.	$/Unit, SF, Room
20.	Property Purchase Price
21.	# of Properties
22.	Original Balance
23.	Cut-off Date Balance ($)
24.	Loan Balance
25.	Advance
26.	Debt Type
27.	Lien Position
28.	Interest Rate
29.	Payment Type

30.	Rate Index
31.	Gross Margin
32.	LIBOR Floor
33.	LIBOR Cap
34.	Interest Accrual Basis
35.	Original Term to Maturity (mo)
36.	Original Term Maturity Date
37.	Remaining Term to Maturity (Mo)
38.	First Payment Date
39.	Monthly P&I Payment
40.	Gross Mortgage Rate
41.	Servicing Fee
42.	Net Mortgage Rate
43.	Current Rate As of 9/31
44.	Original Amort Term (months)
45.	Remaining Amort Term (months)
46.	Original IO Period (Months)
47.	Remaining IO Period (Mo)
48.	Seasoning
49.	Maturity Date
50.	Final Maturity Date
51.	Monthly Debt Service ($)
52.	Annual Debt Service ($)
53.	Companion Loan Month Debt Service ($)
54.	Companion Loan Annual Debt Service ($)
55.	Appraised Value ($)
56.	Appraisal As of Date
57.	Cut off Date LTV Ratio
58.	CLTV at Maturity
59.	UW NOI DSCR
60.	UW NCF DSCR
61.	UW NOI ($)
62.	UW NCF ($)

63.	UW NOI Debt Yield
64.	UW NCF Debt Yield
65.	UW Revenue ($)
66.	UW EGI ($)
67.	UW Expenses ($)
68.	UW TI/LC ($)
69.	Occupancy Rate
70.	Occupancy As-of Date
71.	Payment Date
72.	Most Recent Operating Statements Date
73.	Most Recent EGI ($)
74.	Most Expenses ($)
75.	Most Recent NOI ($)
76.	2nd Most Recent Operating Statements Date
77.	2nd Most Recent EGI ($)
78.	2nd Most Recent Expenses ($)
79.	2nd Most Recent NOI ($)
80.	3rd Most Recent Operating Statements Date
81.	3rd Most Recent EGI ($)
82.	3rd Most Recent Expenses ($)
83.	3rd Most Recent NOI ($)
84.	U/W Hotel ADR
85.	U/W RevPAR
86.	Most Recent Hotel ADR
87.	Most Recent Hotel RevPAR
88.	Prepayment Provisions (# of payments)
89.	Ownership Interest
90.	GL Expiration
91.	GL Extension Terms
92.	Annual GL Rent Payment
93.	Annual GL Rent Increases
94.	Lockbox
95.	Cash Management

96.	Crossed Collateralized
97.	Related Borrower
98.	Grace Period (days)
99.	Master Lease (Y/N)
100.	Largest Tenant Name
101.	Largest TenantSq. Ft
102.	Lease Expiration
103.	2nd Largest Tenant Name
104.	2nd Largest Sq. Ft
105.	2nd Largest Lease Expiration
106.	3rd Largest Tenant Name
107.	3rd Largest Sq. Ft
108.	3rd Largest Lease Expiration
109.	4th Largest Tenant Name
110.	4th Largest Sq. Ft
111.	4th Largest Lease Expiration
112.	5th Largest Tenant Name
113.	5ht Largest Sq. SF
114.	5ht Largest Lease Expiration
115.	Upfront Replacement Reserves ($)
116.	Monthly Replacement Reserves ($)
117.	Upfront T/LC Reserves ($)
118.	Monthly TI/LC Reserves ($)
119.	Upfront Tax Reserves ($)
120.	Monthly Tax Reserves ($)
121.	Upfront Insurance Reserves ($)
122.	Monthly Ins. Reserves ($)
123.	Upfront Engineering Reserve ($)
124.	Other Reserves ($)
125.	Interest Reserve
126.	Other Reserve Description
127.	Enviro Report Date
128.	Engineering Report Date

129.	Seismic Report Date
130.	Seismic Ins Required (Y/N)
131.	Terrorism Ins (Y/N)
132.	Loan Purpose
133.	Sponsor
134.	Guarantor
135.	Borrower
136.	Previous Securitization
137.	Non-Trust Pari Passu Original Balance
138.	Non-Trust Pari Passu Cut-off Date Balance
139.	Non-Trust Pari Passu Balloon Balance
140.	Existing Additional Sub Debt Amount
141.	Existing Additional Sub Debt Description
142.	Mezz Debt Cut Off Date Balance ($)
143.	Future Debt Permitted
144.	Recourse
145.	Cap Rate
146.	Sponsor is a Foreign National (Y/N)
147.	Single Mortgagor (Y/N)
148.	Mortgagor is a U.S. Person (Y/N)
149.	Wet Loan (Y/N)
150.	Note B Heldback
151.	Origination Fee
152.	Interest Reserves
153.	Construction Holdback
154.	Servicing Fee
155.	DQ Status
156.	Historical Pay Strings

EXHIBIT H

[RESERVED]

EXHIBIT I

FORM OF [SERVICER][SUBSERVICER] NOTICE

December 6, 2018

[          ]

[Address]

[Address]

Attention: [          ]

Re:                             Master Repurchase Agreement, dated as of December 6, 2018 (the “Repurchase Agreement”), by and among Angel Oak Mortgage, Inc., Angel Oak Mortgage Fund TRS and Nomura Corporate Funding Americas, LLC (the “Buyer”)

Ladies and Gentlemen:

[          ] [the (“Servicer”)][(the “Subservicer”)] is servicing certain mortgage loans pursuant to that certain [Servicing][Subservicing] Agreement, dated [   ] (the “[Servicing][Subservicing] Agreement”), between [Angel Oak Home Loans LLC] [Angel Oak Mortgage Solutions LLC] [Angel Oak Prime Bridge, LLC] [Cherrywood Mortgage, LLC] [Angel Oak Commercial Bridge, LLC] [(the “Servicer”)] and Subservicer, attached hereto as Exhibit C. Pursuant to the [Mortgage Loan Purchase and Servicing Agreement], dated as of the date hereof (the “MLPSA”), between [   ] and [Angel Oak Mortgage, Inc.] [Angel Oak Mortgage Fund TRS] (the “Seller”) has acquired and shall acquire in the future mortgage loans from the Servicer.

The [Servicer][Subservicer] is hereby notified and acknowledges that, pursuant to the Repurchase Agreement, (i) the Seller has sold and pledged to the Buyer those certain mortgage loans identified on Schedule 1 attached hereto (the “Initial Purchased Assets”) and (ii) from time to time, the Seller may acquire additional mortgage loans and it may sell and pledge to Buyer such additional mortgage loans (the “Additional Purchased Assets” and, collectively with the Initial Purchased Assets, the “Purchased Assets”). The [Servicer][Subservicer] agrees and acknowledges that the Purchased Assets shall be serviced by the [Servicer][Subservicer] on behalf of the Seller in accordance with the Subservicing Agreement and that the Purchased Assets are subject to a security interest in favor of Buyer.

The new Additional Purchased Assets will be identified on either (i) Schedule I attached to the related addition notice (“Addition Notice”), the form of which is attached as Exhibit A hereto, or (ii) an email from the Servicer to Subservicer and Buyer (such email to be confirmed by the Subservicer and not to have been objected to by Buyer), the body of such email shall be substantially in the form of Exhibit B hereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Subservicing Agreement.

At such time, if any, that mortgage loans that were Purchased Assets are no longer Purchased Assets and the Buyer advises the Subservicer to that effect in writing (which may be by email), the Subservicer shall no longer treat them as Purchased Assets and shall service such mortgage loans in accordance with the Subservicing Agreement on behalf of the Servicer.

[With respect to each Purchased Asset, the fee payable to the Servicer (the “Servicing Fee”) under the MPLSA shall, for each month, be at a rate per annum equal to, for any [Mortgage Loan], [     ]%, applied on the same basis and to the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed.]

Notwithstanding anything contained to the contrary in the Subservicing Agreement, the Subservicer hereby agrees that for so long as any mortgage loan is a Purchased Asset, it shall:

(i)            service the Purchased Assets in accordance with the terms of the Subservicing Agreement and that no amendment to the Subservicing Agreement entered into on and after the date hereof with respect to the Purchased Assets shall be effective without Buyer’s consent;

(ii)             segregate all income received by the Subservicer with respect to the Purchased Assets (“Collections”), and remit such Collections (and no other amounts received on mortgage loans that are not Purchased Assets) within (2) Business Days of Subservicer’s receipt to the Custodial Account in the name of “[      ] in trust for Nomura Corporate Funding Americas, LLC”;

(iii)            on or prior to the 7th Business Day of each calendar month, the Subservicer shall remit all Collections in respect of the Purchased Assets as follows: (A) to the Collection Account (as defined in the Repurchase Agreement) as specified by Buyer net of (a) the Servicing Fee for the prior calendar month and (b) the amount, if any, by which (1) Servicing Advances made by the Subservicer for the prior calendar month exceed (2) the amount by which the Servicing Fee for the prior calendar month exceeds the Servicing Compensation for the prior calendar month, (B) (1) for so long as [    ] is the Servicer and so long as the servicing rights have not been purchased by the Seller, to or at the direction of the Servicer, the Servicing Fee for the prior calendar month (net of the Servicing Compensation for the prior calendar month and Servicing Advances for the prior calendar month) or (2) otherwise, to or as directed by the Seller and (C) to the Subservicer, the Servicing Compensation for the prior calendar month and any unreimbursed Servicing Advances for the prior calendar month;

(iv)            hold all Escrow Payments related to the Purchased Assets in the Escrow Account “[   ] in trust for Nomura Corporate Funding Americas, LLC and the related mortgagors;”

(v)             deliver to the Buyer any information with respect to the Purchased Assets reasonably requested by the Buyer which may either be already required in the Subservicing Agreement or any additional information mutually agreed upon by the

Subservicer and the Buyer, whereas the cost of providing such additional information, if any, will be borne by the Buyer;

(vi)            following notice from the Buyer of that an Event of Default (as defined in the Repurchase Agreement) has occurred under the Repurchase Agreement (“Default Notice”) (until such notice is withdrawn by Buyer in a written notice to the Subservicer), reasonably comply exclusively with the written instructions of Buyer regarding the Purchased Assets and the Buyer’s rights therein as provided below; provided, however, compliance with such instructions of the Buyer shall not materially increase the Subservicer’s costs or obligations with respect to the subservicing of the Purchased Assets pursuant to the Subservicing Agreement unless Buyer agrees to compensate the Subservicer for such costs; and

(vii)           not, except with the consent of or at the express direction of the Buyer, have any power to modify or foreclose on any Mortgaged Property.

Upon the delivery of a Default Notice, (i) only the Buyer shall have the right to instruct the Subservicer with respect to the Purchased Assets and the Subservicer shall act upon the instruction of the Buyer with respect to the Purchased Assets, (ii) the Buyer shall be entitled to all of the rights of Owner but none of its duties or obligations under the Subservicing Agreement or any other related documents with respect to the Purchased Assets, (iii) Buyer may terminate the Subservicing Agreement with respect to the Purchased Assets upon 30 days’ prior written notice, and transfer servicing of the Purchased Assets to a successor servicer identified by the Buyer, at the cost and expense of the Buyer as set forth in the Subservicing Agreement and (iv) the Subservicer shall reasonably cooperate with any transfer of the servicing of the Purchased Assets to any successor servicer appointed by the Buyer.

Notwithstanding any contrary information which may be delivered to the Subservicer by the Seller or the Servicer, the Subservicer may conclusively rely on any information or notice (including, but not limited to, any notice of Event of Default) delivered by the Buyer, and the Seller shall indemnify and hold the Subservicer harmless for any and all claims asserted against it for any actions taken in good faith by the Subservicer in connection with the delivery of such information or notice except to the extent such claims arise due to the negligence, bad faith or willful misconduct of Subservicer or any of the Subservicer’s directors, members, officers, employees or agents.

The Buyer shall be an intended third-party beneficiary of the Subservicing Agreement.

Any conflict between the provisions of this letter agreement and those of the Subservicing Agreement shall be resolved in favor of the provisions of this letter agreement.

No provision of this letter agreement may be amended, countermanded or otherwise modified without the prior written consent of the parties hereto.

If any one or more of the provisions or terms of this letter agreement shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this letter agreement and shall in no way affect the validity or enforceability of the other provisions or terms of this letter agreement.

This letter agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together by one and the same agreement. A signature on a copy of this letter agreement received by any party by facsimile or portable document format (PDF) is binding upon the other Party as an original. The parties shall treat a photocopy of such facsimile or PDF as a duplicate original. The parties agree that a secured electronic signature process is acceptable and binding. This letter agreement may be executed by providing an electronic signature under the terms of the Electronic Signatures Act, 15 U.S.C. § 7001 et. seq., and may not be denied legal effect solely because it is in electronic form or permits the completion of the business transaction referenced herein electronically instead of in person.

THIS LETTER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS LETTER AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to the Buyer promptly upon receipt. Any notices to the Buyer should be delivered to the following address: Nomura Corporate Funding Americas, LLC, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, Attention: Michael Rogozinski, Telephone: 212.667.1578, Facsimile: 646.587.1582.

Very truly yours,

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[ANGEL OAK MORTGAGE, INC.]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[ANGEL OAK MORTGAGE FUND TRS]

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as the Administrator

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[SERVICER][SUBSERVICER]

By:
Name:
Title:

SCHEDULE I TO [SERVICER][SUBSERVICER] NOTICE

The Initial Purchased Assets

Exhibit A

FORM OF ADDITION NOTICE

[         ], 20[    ]

[            ]

[Address]

[Address]

Attention: [          ]

Re:                             Master Repurchase Agreement, dated as of December 6, 2018 (the “Repurchase Agreement”), by and among Angel Oak Mortgage, Inc., Angel Oak Mortgage Fund TRS and Nomura Corporate Funding Americas, LLC (the “Buyer”).

Ladies and Gentlemen:

[        ] (the [“Servicer”][“Subservicer”]) is servicing certain mortgage loans that are Purchased Assets for [Angel Oak Mortgage, Inc.] [Angel Oak Mortgage Fund TRS] (the “Seller”) pursuant to that certain [Servicing][Subservicing] Agreement, dated [       ] (the “Subservicing Agreement”), between [Angel Oak Home Loans LLC] [Angel Oak Mortgage Solutions LLC] [Angel Oak Prime Bridge, LLC] [Cherrywood Mortgage, LLC] [Angel Oak Commercial Bridge, LLC] (the “Servicer”) and [Servicer][Subservicer]. The Seller and the Buyer have previously delivered to the [Servicer][Subservicer] that certain [Servicer][Subservicer] Notice, dated December 6, 2018 (the “[Servicer][Subservicer] Notice”), between the Seller, [AOMI Seller] / [AOMF Seller] and the Buyer and acknowledged by the [Servicer][Subservicer]. The [Servicer][Subservicer] is hereby notified that pursuant to the [Mortgage Loan Purchase and Servicing Agreement], dated as of December 6, 2018 (the “MLPSA”), between the [Servicer][Subservicer] and the Seller, the Seller has acquired certain additional mortgage loans which it has already identified to the [Servicer][Subservicer]. The [Servicer][Subservicer] is hereby notified that the Seller has pledged to the Buyer Additional Purchased Assets attached hereto as Schedule 1, which also constitute Purchased Assets and are subject to the terms of the [Servicer][Subservicer] Notice. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the [Servicer][Subservicer] Notice.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer with a copy to Seller and the Servicer promptly upon receipt by email to the following email addresses: [Buyer’s email address], [AOMI Seller’s email address], [AOMF Seller’s email address] and [Servicer’s email address].

Very truly yours,

[ANGEL OAK MORTGAGE, INC.]

By:
Name:
Title:

[ANGEL OAK MORTGAGE FUND TRS]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[SERVICER][SUBSERVICER]

By:
Name:
Title:

[Angel Oak Home Loans LLC]

[Angel Oak Mortgage Solutions LLC]

[Angel Oak Prime Bridge, LLC]

[Cherrywood Mortgage, LLC]

[Angel Oak Commercial Bridge, LLC]

By:
Name:
Title:

SCHEDULE I TO ADDITION NOTICE

The Additional Purchased Assets

Exhibit B

FORM OF BODY OF EMAILED ADDITION NOTICE

To:     [Servicer][Subservicer]

Copy: Nomura Corporate Funding Americas, LLC

Reference is made to that certain MASTER REPURCHASE AGREEMENT, dated as of December 6, 2018, among ANGEL OAK MORTGAGE, INC., a Maryland corporation (“AOMI Seller” or a “Seller”), ANGEL OAK MORTGAGE FUND TRS, a [AOMF Seller entity type and jurisdiction of formation] (“AOMF Seller” or a “Seller”, collectively, the “Sellers”), and NOMURA CORPORATE FUNDING AMERICAS, LLC, a Delaware limited liability company (the “Buyer”).

[Servicer][Subservicer] is servicing certain mortgage loans for Seller pursuant to that certain Subservicing Agreement, dated [   ] (the “[Servicing][Subservicing Agreement”), between the [Angel Oak Home Loans LLC] [Angel Oak Mortgage Solutions LLC] [Angel Oak Prime Bridge, LLC] [Cherrywood Mortgage, LLC] [Angel Oak Commercial Bridge, LLC] (the “Servicer”) and [Servicer][Subservicer]. The Sellers and the Buyer have previously delivered to the [Servicer][Subservicer] that certain Sub[Servicer][Subservicer] servicer Notice, dated December 6, 2018 (the “[Servicer][Subservicer] Notice”), between the Sellers and the Buyer and acknowledged by the [Servicer][Subservicer]. [The [Servicer][Subservicer] is hereby notified that pursuant to the [Mortgage Loan Purchase and Servicing Agreement], dated as of December 6, 2018 (the “MLPSA”), between the [Servicer][Subservicer] and the Seller, the Seller has acquired certain additional mortgage loans which it has already identified to the Subservicer.] The [Servicer][Subservicer] hereby confirms that it had been notified that the Seller has pledged to the Buyer Additional Purchased Assets identified in the attachment hereto, which also constitute Purchased Assets and are subject to the terms of the [Servicer][Subservicer] Notice. Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the [Servicer][Subservicer] Notice. The [Servicer][Subservicer] is hereby requested to acknowledge receipt of this notice and instruction by emailing confirmation to Buyer at [Buyer’s email address] or any other email provided from time to time by the Buyer with copy to Seller at [Seller’s email address] or any other email provided from time to time by the Seller.

Exhibit C

SUBSERVICING AGREEMENT

EXHIBIT J

FORM OF SELLER POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [Angel Oak Mortgage, Inc.] [Angel Oak Mortgage Fund TRS] (the “Seller”) hereby irrevocably constitutes and appoints Nomura Corporate Funding Americas, LLC (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:

(a)                                 in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement (as amended, restated or modified) dated as of December 6, 2018 (the “Assets”), and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)                                 to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c)                                  (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any REO Property; (ii) to send “goodbye” letters on behalf of Seller and Servicer; (iii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iv) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (v) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (vi) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vii) to settle, compromise or adjust any suit, action or proceeding described in clause (vi) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;

(d)                                 for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;

(e)                                  for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

IN WITNESS WHEREOF Seller has caused this power of attorney to be executed and Seller’s seal to be affixed this      day of [MONTH], 2018.

[Angel Oak Mortgage, Inc.] [Angel Oak Mortgage Fund TRS]

By:
Name:
Title:

[Angel Oak Mortgage Fund TRS]

By:
Name:
Title:

Acknowledgment of Execution by Seller (Principal):

STATE OF	)
	)	ss.:
COUNTY OF	)

On the      day of [DATE], 2018, before me, the undersigned, a Notary Public in and for said State, personally appeared                                   , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as                 for [Angel Oak Mortgage, Inc.] [Angel Oak Mortgage Fund TRS] and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

EXHIBIT K

HOMESENSE UNDERWRITING GUIDELINES

EXHIBIT L

PORTFOLIO SELECT UNDERWRITING GUIDELINES

EXHIBIT M

RESERVED

EXHIBIT N

INVESTOR CASH FLOW UNDERWRITING GUIDELINES

(Attached)

EXHIBIT O

RTL UNDERWRITING GUIDELINES

(Attached)

EXHIBIT P

PLATINUM UNDERWRITING GUIDELINES

(Attached)

EXHIBIT Q

PRIME JUMBO UNDERWRITING GUIDELINES

(Attached)

EXHIBIT R

CHERRYWOOD UNDERWRITING GUIDELINES

(Attached)

EXHIBIT S

CRE BRIDGE UNDERWRITING GUIDELINES

(Attached)

EXECUTION VERSION

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

This Amendment No. 1 to the Master Repurchase Agreement, dated as of April 3, 2019 (this “Amendment”), is by and among Angel Oak Mortgage, Inc. (“AOMI Seller” or a “Seller”), Angel Oak Mortgage Fund TRS (“AOMF Seller” or a “Seller”; and together with AOMI Seller, the “Sellers”), and Nomura Corporate Funding Americas, LLC (the “Buyer”).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of December 6, 2018 (the “Existing Repurchase Agreement”; as amended by this Amendment and as may be further amended, restated, supplemented and otherwise modified from time to time, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon changes.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Amendments.

(a)           Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Market Value” in its entirety and replacing it with the following:

“Market Value” shall mean, as of any date of determination, for each Mortgage Loan, the market value of such Mortgage Loan as determined by the Buyer in its absolute and sole discretion exercised in good faith (which may be performed on a daily basis, at the Buyer’s discretion), expressed as a percentage of the unpaid principal balance of such Purchased Asset (inclusive of, with respect to any Purchased Asset, the related Actual Disbursed Holdback Amount and the related Holdback Amount, if any, held in the applicable Holdback Account and, with respect to any Purchased Asset that is an RTL Mortgage Loan, in the Collection Holdback Sub-Account, as applicable); provided, that, the Market Value of any Mortgage Loan shall be capped at its par value.

(b)           Section 5(c)(iv) of the Existing Repurchase Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following:

(iv)          fourth, to Buyer (A) with respect to any principal payments received on any Purchased Asset that is a Non-QM Mortgage Loan or a Cherrywood Mortgage Loan, an amount equal to the product of (1) the aggregate amount of principal payments then held in the Collection Account and attributable

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to such Purchased Asset, and (2) the applicable Purchase Price Percentage, which amount shall be applied by Buyer to reduce the Repurchase Price of such Purchased Asset; provided that, with respect to any Purchased Asset that is paid in full, the Buyer shall receive the related Repurchase Price for such Purchased Asset and (B) with respect to any principal payments received on any Purchased Asset that is not a Non-QM Mortgage Loan and not a Cherrywood Mortgage Loan, the amount of principal payments that have been received with respect to such Purchased Asset during the immediately preceding Collection Period, which amount shall be applied by Buyer to reduce the Repurchase Price of each Purchased Asset that was sold to Buyer pursuant to a Transaction hereunder;

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent: on the Amendment Effective Date, Buyer shall have received the following documents, each of which shall be satisfactory to Buyer in form and substance: (a) this Amendment, executed and delivered by Sellers and Buyer; (b) that certain Amendment No. 1 to the Pricing Side Letter, dated as of the date hereof, executed and delivered by Sellers and Buyer; and (c) such other documents as Buyer may reasonably request.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused their name to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BUYER:

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:	/s/ Sanil Patel
Name:	Sanil Patel
Title:	Managing Director

[Amendment 1 to Master Repurchase Agreement (Nomura-AO (P2P)) (2019)]

AOMI SELLER:

ANGEL OAK MORTGAGE, INC.

By:	/s/ Michael Fierman
Name:	Michael Fierman
Title:	President

AOMF SELLER:

ANGEL OAK MORTGAGE FUND TRS

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as the Administrator

By:	/s/ Sreenivas Prabhu
Name:	Sreenivas Prabhu
Title:	Managing Partner

[Amendment 1 to Master Repurchase Agreement (Nomura-AO (P2P)) (2019)]

EXECUTION VERSION

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

This Amendment No. 2 to the Master Repurchase Agreement, dated as of June 24, 2019 (this “Amendment”), is by and among Angel Oak Mortgage, Inc. (“AOMI Seller” or a “Seller”), Angel Oak Mortgage Fund TRS (“AOMF Seller” or a “Seller”; and together with AOMI Seller, the “Sellers”), and Nomura Corporate Funding Americas, LLC (the “Buyer”).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of December 6, 2018 (as amended by that certain Amendment No. 1 to the Master Repurchase Agreement, dated as of April 3, 2019, the “Existing Repurchase Agreement”; as amended by this Amendment and as may be further amended, restated, supplemented and otherwise modified from time to time, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon changes.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Amendments.

(a)           Section 2 of the Existing Repurchase Agreement is hereby amended by deleting clause (vi) of the definition of “Eligible Mortgage Loan” in its entirety and replacing it with the following:

(vi) be secured by a first Lien, or with respect to a Second Lien Mortgage Loan, a second Lien, in each case, on a Mortgaged Property that is located in a State in the U.S. or in the District of Columbia;

(b)           Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Eligible Non-QM Mortgage Loan”, “Mortgage” and “Mortgage Loan” in their entirety and replacing them with the following:

“Eligible Non-QM Mortgage Loan” shall mean a Home$ense Mortgage Loan, Portfolio Select Mortgage Loan, a Platinum Mortgage Loan, a Prime Jumbo Mortgage Loan, a Second Lien Mortgage Loan or an Investor Mortgage Loan which (a) complies with the representations and warranties set forth on Schedule 1-A with respect thereto, as applicable, (b) complies with the Non-QM Sub-limits, as applicable, and (c) other than Grade Open Mortgage Loans, has been classified as a Grade A Mortgage Loan or a Grade B Mortgage Loan from an Approved Diligence Provider on or prior to the related Purchase Date (as set forth on the related

1

Asset Schedule). No Grade Open Mortgage Loan shall be an Eligible Mortgage Loan if such Mortgage Loan has been subject to a Transaction for more than sixty (60) days and has not been reclassified as a Grade A Mortgage Loan or Grade B Mortgage Loan and no Grade C Mortgage Loan or Grade D Mortgage Loan shall be an Eligible Mortgage Loan unless otherwise approved in Buyer’s sole and absolute discretion.

“Mortgage” shall mean each mortgage, or deed of trust, security agreement and fixture filing, deed to secure debt, or similar instrument creating and evidencing a first Lien (or with respect to a Second Lien Mortgage Loan, a second Lien) on real property and other property and rights incidental thereto.

“Mortgage Loan” shall mean any first Lien (or with respect to a Second Lien Mortgage Loan, a second Lien), one-to-four-family residential loan, RTL Mortgage Loan or commercial real estate loan evidenced by and including a Mortgage Note and a Mortgage, which in no event shall include any mortgage loan which (a) is subject to Section 226.32 of Regulation Z or any similar state or local law (relating to high interest rate credit/lending transactions), (b) includes any single premium credit life or accident and health insurance or disability insurance or (c) is a High Cost Mortgage Loan.

(a)           Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following new definitions of “First Lien Mortgage Loan” and “Second Lien Mortgage Loan” in the appropriate alphabetical order:

“First Lien Mortgage Loan” means any Mortgage Loan secured by a first Lien on the Mortgaged Property.

“Second Lien Mortgage Loan” means any closed end Mortgage Loan secured by the second Lien on the Mortgaged Property, subject only to one prior Lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

(b)           Section 15 of the Existing Repurchase Agreement is hereby amended by deleting Section 15(j) its entirety and replacing it with the following

(j)            Liens. The Sellers shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer or with respect to any Second Lien Mortgage Loan, a first Lien) or Buyer for any reason ceases to have a valid, first priority security interest (or with respect to any Second Lien Mortgage Loan, a second priority security interest) in any of the Repurchase Assets; or

(e)            The Existing Master Repurchase Agreement is hereby amended by deleting the title and introductory paragraph of Schedule 1-A in their entirety and replacing them with the following:

REPRESENTATIONS AND WARRANTIES RE: HOME$ENSE MORTGAGE LOANS, PORTFOLIO SELECT MORTGAGE LOANS, PLATINUM MORTGAGE LOANS,
PRIME JUMBO MORTGAGE LOANS, INVESTOR MORTGAGE LOANS, SECOND
LIEN MORTGAGE LOANS AND AGENCY MORTGAGE LOANS

2

Each Seller makes the following representations and warranties to Buyer with respect to each Purchased Asset that is a Home$ense Mortgage Loan, a Portfolio Select Mortgage Loan, a Platinum Mortgage Loan, a Prime Jumbo Mortgage Loan, an Investor Mortgage Loan, a Second Lien Mortgage Loan or an Agency Mortgage Loan as of the Purchase Date for the purchase of any such Purchased Asset by Buyer from such Seller and at all times while such Purchased Asset is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of a Seller’s knowledge, if it is discovered by a Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(f)            The Existing Master Repurchase Agreement is hereby amended by deleting clauses (m), (n), (o) and (kk) of Schedule 1-A in their entirety and replacing them with the following:

(m)          Title Policy. The Mortgage Loan (or with respect to any Second Lien Mortgage Loan with an original principal balance of less than or equal to $250,000, the related First Lien Mortgage Loan) is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a Qualified Insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller and its successors and assigns as to the first priority lien (or with respect to any Second Lien Mortgage Loan with an original principal balance of greater than $250,000, second priority lien) of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller and its successors and assigns are the sole insured of such mortgagee title insurance policy. The assignment to the Buyer of the Seller’s interest in such mortgagee title insurance policy does not require any consent of or notification to the Qualified Insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Buyer upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

(n)           Hazard Insurance. The Mortgaged Property and all buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are required by the Underwriting Guidelines as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Accepted Servicing Practices and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan (or

3

with respect to any Second Lien Mortgage Loan, the outstanding principal balance owing on the Mortgage Loan and the related First Lien Mortgage Loan), but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. All such insurance policies are the valid and binding obligation of the insurer are in full force and effect, inure to the benefit of the Buyer upon the consummation of the transactions contemplated by this Agreement and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is, or was at origination of the Mortgage Loan, in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the applicable Requirements of Law, including the current guidelines of the Federal Insurance Administration, is in effect, which policy conforms to the Underwriting Guidelines and was issued by a Qualified Insurer and provides coverage in the an amount equal to not less than the least of (i) the outstanding principal balance of the Mortgage Loan (or with respect to any Second Lien Mortgage Loan, the outstanding principal balance of the Mortgage Loan and the related First Lien Mortgage Loan), (ii) the full insurable value of the Mortgaged Property, and (iii) the maximum amount of insurance that was available under applicable Requirements of Law including the National Flood Insurance Act of 1968, as amended. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor and may not be canceled, reduced or terminated without 30 days’ prior notice. If the Mortgaged Property is a condominium unit, it is included under coverage afforded by a blanket policy for the project.

(o)           No Default. There is no monetary default (including any related event of acceleration), monetary breach or monetary violation existing under the Mortgage or the related Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a monetary violation or event of acceleration. To the Seller’s knowledge, there is no other default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration. Additionally, neither the Seller nor the related Servicer has waived any such default, breach, violation or event of acceleration, and no foreclosure action is currently threatened or commenced with respect to the Mortgage Loan. To the best of Seller’s knowledge, with respect to any Second Lien Mortgage Loan, there is no monetary default (including any related event of acceleration), monetary breach or monetary violation existing with respect to the related First Lien Mortgage Loan, and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a monetary violation or event of acceleration.

(bb)         No HELOC or Reverse Mortgage; No Construction Loan; No Ground Leases or Leasehold Interest; No Manufactured or Mobile Homes. No Mortgage Loan is a home equity line of credit or a reverse mortgage. With the exception of RTL Mortgage Loans, no Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade in or exchange of a Mortgaged Property. No

4

Mortgaged Property is subject to any ground lease. No Mortgaged Property consists of a leasehold interest. No Mortgaged Property, in whole or part, is a manufactured home or mobile home.

(kk)         Valid Lien. The Mortgage is a valid, subsisting, existing, perfected and enforceable first-lien (or with respect to any Second Lien Mortgage Loan, second lien) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance. The Mortgage and the Mortgage Note have not been modified or released, in whole or in part, and do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, including but not limited to any mechanics’ or similar liens or any rights or claims which may give rise to a mechanic’s or similar lien, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) any security agreement, chattel mortgage or equivalent document and (iii) with respect to any Second Lien Mortgage Loan, the related First Lien Mortgage Loan. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first-lien and first priority security interest (or with respect to any Second Lien Mortgage Loan, enforceable second lien and second priority security interest) with respect to each Mortgage Loan on the property described therein and the Seller has the full right to sell and assign the same to the Buyer.

(oo)         Location of Improvements; No Encroachments. The Mortgage creates a first lien or a first priority ownership interest (or with respect to any Second Lien Mortgage Loan, a second lien or a second priority ownership interest) in an estate in fee simple in real property securing the related Mortgage Note. All buildings and improvements subject to the Mortgage which were considered in determining the Appraisal Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit). No buildings or improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above. All improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances. Neither the Seller nor the related Servicer has received notice from the Mortgagor, any governmental authority, or any other person of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license, or certificate with respect to the Mortgaged Property.

(g)           The Existing Master Repurchase Agreement is hereby amended by deleting Schedule 3 in its entirety and replacing it with Annex A attached hereto.

(h)           The Existing Master Repurchase Agreement is hereby amended by deleting all references to “3060 Peachtree Road NW, Suite 500, Atlanta, GA 30305” and “3060 Peachtree Road NW, Suite 500, Atlanta, Georgia 30305” in their entirety and replacing them with the following:

5

“3344 Peachtree Road NE, Suite 1725

Atlanta, GA 30326”

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent: on the Amendment Effective Date, Buyer shall have received the following documents, each of which shall be satisfactory to Buyer in form and substance: (a) this Amendment, executed and delivered by Sellers and Buyer; (b) that certain Amendment No. 1 to the Pricing Side Letter, dated as of the date hereof, executed and delivered by Sellers and Buyer and acknowledged by the Guarantors; and (c) such other documents as Buyer may reasonably request.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[SIGNATURE PAGES FOLLOW]

6

IN WITNESS WHEREOF, the parties have caused their name to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BUYER:

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:	/s/ Jack Kattan
Name:	Jack Kattan
Title:	Managing Director

[Amendment 2 to Master Repurchase Agreement (Nomura-AO (P2P)) (2019)]

AOMI SELLER:

ANGEL OAK MORTGAGE, INC.

By:	/s/ Michael Fierman
Name:	Michael Fierman
Title:	President

AOMF SELLER:

ANGEL OAK MORTGAGE FUND TRS,

By: Angel Oak Capital Advisors, LLC, not in its Individual capacity but solely as the Administrator

By:	/s/ Sreeniwas Prabhu
Name:	Sreeniwas Prabhu
Title:	Managing Partner

[Amendment 2 to Master Repurchase Agreement (Nomura-AO (P2P)) (2019)]

Annex A

SCHEDULE 3

MORTGAGE LOAN PURCHASE AGREEMENTS

1.              That certain Flow Loan Purchase Agreement, dated as of September 10, 2018, by and between Angel Oak Mortgage, Inc. (“AOMI”) and Angel Oak Commercial Bridge, LLC.

2                 That certain Mortgage Loan Purchase Agreement, dated as of October 1, 2018, by and between Angel Oak Mortgage Fund TRS (“AOMF”) and Angel Oak Home Loans LLC.

3.              That certain Mortgage Loan Purchase Agreement, dated as of October 1, 2018, by and between AOMF and Angel Oak Mortgage Solutions LLC.

4.              That certain Mortgage Loan Purchase Agreement, dated as of October 1, 2018, by and between AOMF and Angel Oak Prime Bridge, LLC (“AOPB”).

5.              That certain Mortgage Loan Purchase Agreement, dated as of October 1, 2018, by and between AOMF and AOPB.

6.              That certain Flow Loan Purchase Agreement, dated as of September 10, 2018, by and between AOMI and Cherrywood Mortgage, LLC.

7.              That certain Mortgage Loan Purchase and Servicing Agreement, dated as of October 15, 2018, by and between AOMF and HomeBridge Financial Services, Inc.

8.              That certain Forward Flow Home Equity Loan Purchase Agreement, dated as of November 1, 2018, by and between AOMF and Spring EQ, LLC.

Execution Copy

AMENDMENT NO. 3

TO MASTER REPURCHASE AGREEMENT

This Amendment No. 3 to the Master Repurchase Agreement, dated as of October 29, 2019 (this “Amendment”), is by and among Angel Oak Mortgage, Inc. (“AOMI Seller” or a “Seller”), Angel Oak Mortgage Fund TRS (“AOMF Seller” or a “Seller”; and together with AOMI Seller, the “Sellers”), and Nomura Corporate Funding Americas, LLC (the “Buyer”).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of December 6, 2018 (as amended by that certain Amendment No. 1 to the Master Repurchase Agreement, dated as of April 3, 2019, and as further amended by that certain Amendment No. 2 to the Master Repurchase Agreement, dated as of June 24, 2019, the “Existing Repurchase Agreement”; as amended by this Amendment and as may be further amended, restated, supplemented and otherwise modified from time to time, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon changes.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Amendments. Section 32 is hereby amended by deleting clause (a) in its entirety and replacing it with the following:

(a) The Buyer and the Sellers hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to disclose to its Affiliates and its and their legal counsel, accountants, auditors, or taxing authorities, (ii) it is requested or required by governmental agencies, regulatory bodies or other legal, governmental or regulatory process, (iii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iv) an Event of a Default has occurred and Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder, or (v) notwithstanding anything contained in this Agreement to the contrary, Buyer determines such information is necessary or desirable to disclose in connection with any transaction or potential transaction or any assignment, participation or potential assignment or participation described in Section 11 or Section 21 hereof. Sellers shall be responsible for any breach of the terms of this Section 32(a) by any Person that it discloses Confidential Terms to pursuant to clause (i) above. Sellers shall not, without the written consent of the Buyer, make any communication, press

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release, public announcement or statement in any way connected to the existence or terms of this Agreement or the other Facility Documents or the Transactions contemplated hereby or thereby, except where such communication or announcement is required by law or regulation, in which event the parties shall consult and cooperate with respect to the wording of any such announcement. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that the Sellers may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The provisions set forth in this Section 32 shall survive for one year after the termination of this Agreement.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof subject to Buyer’s receipt of this Amendment, executed and delivered by Sellers and Buyer and such other documents as Buyer may reasonably request.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. GOVERNING LAW AND WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE PARTIES HERETO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused their name to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BUYER:

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:	/s/ David Ritchie
Name:	David Ritchie
Title:	Managing Director

[Amendment 3 to Master Repurchase Agreement (Nomura-AO (P2P))]

AOMI SELLER:

ANGEL OAK MORTGAGE, INC.

By:	/s/ Ashish Negandhi
Name:	Ashish Negandhi
Title:	Vice President

AOMF SELLER:

ANGEL OAK MORTGAGE FUND TRS,

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as the Administrator

By:	/s/ John R. Hsu
Name:	John R. Hsu
Title:	Head of Capital Markets

[Amendment 3 to Master Repurchase Agreement (Nomura-AO (P2P))]

Execution

AMENDMENT NO. 4

TO MASTER REPURCHASE AGREEMENT

This Amendment No. 4 to the Master Repurchase Agreement, dated as of July 21, 2020 (this “Amendment”), is by and among Angel Oak Mortgage, Inc. (“AOMI Seller” or a “Seller”), Angel Oak Mortgage Fund TRS (“AOMF Seller” or a “Seller”; and together with AOMI Seller, the “Sellers”), and Nomura Corporate Funding Americas, LLC (the “Buyer”).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of December 6, 2018 (as amended by that certain Amendment No. 1 to the Master Repurchase Agreement, dated as of April 3, 2019, that certain Amendment No. 2 to the Master Repurchase Agreement, dated as of June 24, 2019 and that certain Amendment No. 3 to the Master Repurchase Agreement, dated as of October 29, 2019, the “Existing Repurchase Agreement”; as amended by this Amendment and as may be further amended, restated, supplemented and otherwise modified from time to time, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon changes.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.         Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definitions in the proper alphabetical order:

“Forbearance Loan” shall have the meaning assigned thereto in the Pricing Side Letter.

“Initial Forbearance Plan” shall have the meaning assigned thereto in the Pricing Side Letter.

“Initial Forbearance Loan” shall have the meaning assigned thereto in the Pricing Side Letter.

“Post Initial Forbearance Plan” shall have the meaning assigned thereto in the Pricing Side Letter.

“Post Initial Forbearance Loan” shall have the meaning assigned thereto in the Pricing Side Letter.

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1.1       The definition of “Eligible Non-QM Mortgage Loan” in Section 2 of the Existing Repurchase Agreement is hereby amended by replacing the “.” appearing at the end of clause (c) with “; and”, and adding the following clauses (d), (e) and (f) with the following:

(d)  other than Forbearance Loans, at any time after the related Purchase Date, is less than ninety (90) Days Delinquent;

(e)   if such Mortgage Loan is a Post Initial Forbearance Loan and the related Post Initial Forbearance Plan requires the related Mortgagor to make Monthly Payments, such Mortgagor has not failed to make two consecutive Monthly Payments due under the Mortgage Note at any time during the period such Mortgagor was subject to the Post Initial Forbearance Plan; and

(f)   if such Mortgage Loan (i) was an Initial Forbearance Loan and is a Post Initial Forbearance Loan and (ii) neither the related Initial Forbearance Plan nor the related Post Initial Forbearance Plan requires the related Mortgagor to make Monthly Payments, such Mortgagor has made at least one Monthly Payment due under the Mortgage Note during the six month period following the date of the Initial Forbearance Plan;

1.2.    The definitions of “Days Delinquent” and “Monthly Payment” in Section 2 of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced by the following:

“Days Delinquent” shall refer to the number of days a Mortgage Loan is delinquent using the MBA Method of Delinquency (unless agreed to by Buyer in its sole discretion, calculated based on the original stated due date for each Monthly Payment as set forth in the related Mortgage Note, without giving effect any, deferrals, payment plans, modifications, amendments and / or other adjustments to such due date).

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan (unless agreed to by Buyer in its sole discretion, utilizing the original stated Monthly Payment as set forth in the related Mortgage Note, without giving effect to any modifications or amendments thereof) as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an Adjustable Rate Mortgage Loan.

2.              Schedule 1-A. Paragraph (cc) of Schedule 1-A to the Existing Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(cc) Loans Current/Prior Delinquencies. All payments required to be made for such Mortgage Loan under the terms of the Mortgage Note have been made. The Mortgage Loan has not been dishonored. Other than Forbearance Loans, no Mortgage Loan has been ninety (90) days or more Days Delinquent since origination date. All delinquency figures are calculated and reported using the MBA Method of Delinquency.

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SECTION 2. Monthly Servicing Report. Seller shall cause Servicer to provide additional data as may be requested by Buyer from time to time in the monthly servicing and remittance report of Servicer.

SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date hereof subject to Buyer’s receipt of this Amendment, executed and delivered by Sellers and Buyer and such other documents as Buyer may reasonably request.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically.

SECTION 6. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 7. GOVERNING LAW AND WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE PARTIES HERETO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused their name to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BUYER:

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:	/s/ Jack Kattan
Name: Jack Kattan
Title: Managing Director

[Amendment 4 to Master Repurchase Agreement (Nomura-AO (P2P))]

AOMI SELLER:

ANGEL OAK MORTGAGE, INC.

By:	/s/ Ashish Negandhi
Name: Ashish Negandhi
Title: Vice President

AOMF SELLER:

ANGEL OAK MORTGAGE FUND TRS,

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as the Administrator

By:	/s/ Dory Black
Name: Dory S. Black
Title: General Counsel

[Amendment 4 to Master Repurchase Agreement (Nomura-AO (P2P))]

Execution

AMENDMENT NO. 5

TO MASTER REPURCHASE AGREEMENT

This Amendment No. 5 to the Master Repurchase Agreement, dated as of December 4, 2020 (this “Amendment”), is by and among Angel Oak Mortgage, Inc. (“AOMI Seller” or a “Seller”), Angel Oak Mortgage Fund TRS (“AOMF Seller” or a “Seller”; and together with AOMI Seller, the “Sellers”), and Nomura Corporate Funding Americas, LLC (the “Buyer”).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of December 6, 2018 (as amended by that certain Amendment No. 1 to the Master Repurchase Agreement, dated as of April 3, 2019, that certain Amendment No. 2 to the Master Repurchase Agreement, dated as of June 24, 2019, that certain Amendment No. 3 to the Master Repurchase Agreement, dated as of October 29, 2019 and Amendment No. 4 to the Master Repurchase Agreement, dated as of July 21, 2020, the “Existing Repurchase Agreement”; as amended by this Amendment and as may be further amended, restated, supplemented and otherwise modified from time to time, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon changes.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Effective as of the date hereof, the Existing Repurchase Agreement is hereby amended as follows:

1.1.Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definitions in the proper alphabetical order:

“DTI” shall have the meaning assigned thereto in the Pricing Side Letter.

“Expense Factor Rationale” shall mean, with respect to any Bank Statement Mortgage Loan, the documentation by the related underwriter of the rationale for selecting the expense factor to calculate income of the related Mortgagor on or prior to the origination date.

1.2.Section 2 of the Existing Repurchase Agreement is hereby amended by the definition of “Eligible Mortgage Loan” in its entirety and replacing it with the following:

“Eligible Mortgage Loan” shall mean a Mortgage Loan that meets the following criteria (unless otherwise agreed to by Buyer in writing in its sole and absolute discretion) at all times (unless otherwise set forth below):

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(i)            have been approved by Buyer as of the related Purchase Date in its sole and absolute discretion;

(ii)           is (a) an Eligible Non-QM Mortgage Loan, (b) an Eligible Cherrywood Mortgage Loan that is initially subject to a Transaction prior to December 4, 2020, (c) an Eligible CRE Bridge Mortgage Loan, or (d) an Eligible RTL Mortgage Loan, as applicable.

(iii)          have been originated by an Originator in accordance with and conforms with the applicable Underwriting Guidelines without exception, other than with respect to any Eligible Mortgage Loan that is an Exception Cherrywood Mortgage Loan;

(iv)          be serviced by a Servicer or Subservicer that has entered into a Servicing Agreement or Subservicing Agreement and Servicer Notice or Subservicer Notice, in each case, in form and substance acceptable to Buyer;

(v)           have an Asset File that has been received by the Custodian (which Asset File shall include, but not be limited to, an original Mortgage Note, with a complete chain of endorsement and endorsed in blank, a complete chain of assignments of mortgage with an assignment in blank, a Mortgage with evidence of recording thereon, and a title policy) on or prior to the related Purchase Date;

(vi)          be secured by a first Lien on a Mortgaged Property that is located in a State in the U.S. or in the District of Columbia;

(vii)         not be secured by a Mortgaged Property that is an Ineligible Property Type;

(viii)        not have a Mortgagor that is subject to an Insolvency Event;

(ix)          have a Mortgagor that is a U.S. Person;

(x)           not be and never have been, at any time since origination, subject to a foreclosure proceeding; and

(xi)          not be an REO Property.

1.3.     The definition of “Eligible Non-QM Mortgage Loan” is hereby amended by deleting clause (d) in its entirety and replacing it with the following:

(d) other than Forbearance Loans subject to Transaction prior to December 4, 2020, at any time after the related Purchase Date, is less than ninety (90) Days Delinquent;

1.4.     The definition of “Eligible Non-QM Mortgage Loan” in Section 2 of the Existing Repurchase Agreement is hereby amended by replacing the “.” appearing at the end of clause (f) with “; and”, and adding the following clauses (g), (h), (i), (j), (k) and (l):

(g) for all Transactions initially occurring on or after January 1, 2021, the Expense Factor Rationale shall be documented for all Mortgage Loans prior to the related Purchase Date in a manner acceptable to Buyer in its sole discretion;

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(h) for Transactions initially occurring on or after December 4, 2020 and prior to January 1, 2021, the Expense Factor Rationale will be documented for all Mortgage Loans that do not meet the expense factor criteria set forth on page 76 of the Underwriting Guidelines dated September 1, 2020, in each applicable case prior to the related Purchase Date in a manner acceptable to Buyer in its sole discretion;

(i) as of any date of determination (A) with respect to Investor Cash Flow Mortgage Loans, has an LTV that is less than or equal to 80%, and (B) with respect all other Mortgage Loans, has an LTV less than or equal to 90%;

(j) as of any date of determination, the related Mortgagor has a FICO score greater than 600;

(k) other than Investor Cash Flow Mortgage Loans, as of any date of determination, has a DTI less than or equal to fifty percent (50%); and

(l) other than Investor Cash Flow Mortgage Loans, Forbearance Loans subject to an initial Transaction prior to December 4, 2020 and other Mortgage Loans that are fewer than thirty (30) Days Delinquent (without giving effect to any deferrals, payment plans, modifications, amendments and / or other adjustments to the related due date), unless otherwise agreed to by Buyer in writing its sole and absolute discretion, is not subject to any forbearance arrangement, deferral, payment plan, modification, amendment and/or other adjustments to the applicable Due Date, whether requested by any party or pursuant to an agreement, or mandated by a Governmental Authority.

1.5.Section 20 of the Existing Repurchase Agreement is hereby amended by adding the following at the conclusion of the section:

Without limiting the generality of the foregoing, promptly (but no later than two (2) Business Days) following request from the Buyer or its authorized representatives at any time, Seller shall furnish to Buyer the applicable credit, compliance and valuation documents, agreements and related files (in a form acceptable to Buyer) relating to any proposed Purchased Asset and / or Purchased Asset.

1.              Schedule 1-A. Paragraph (cc) of Schedule 1-A to the Existing Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(cc) Loans Current/Prior Delinquencies. All payments required to be made for such Mortgage Loan under the terms of the Mortgage Note have been made. The Mortgage Loan has not been dishonored. Other than Forbearance Loans subject to a Transaction prior to December 4, 2020, no Mortgage Loan has been ninety (90) days or more Days Delinquent since origination date. All delinquency figures are calculated and reported using the MBA Method of Delinquency.

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1.6.Exhibit G-1 of the Existing Repurchase Agreement is hereby amended by adding the following fields to Exhibit G-1:

Expense Factor

Business Type

Number of Employees

Date of Underwriting Guideline Used to Originate

Income Related Underwriting Exception Flag (Y/N)

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to Buyer receiving the following:

(a)      this Amendment, executed and delivered by Seller and Buyer; and

(b)      Amendment No. 4 to the Pricing Side Letter executed and delivered by Seller, Guarantor and Buyer.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures In Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. GOVERNING LAW AND WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

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STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE PARTIES HERETO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused their name to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BUYER:

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:	/s/ Jack Kattan
Name	Jack Kattan
Title:	Managing Director

[Amendment 5 to Master Repurchase Agreement (Nomura-AO (P2P))]

AOMI SELLER:

ANGEL OAK MORTGAGE, INC.

By:	/s/ Dory Black
Name:	Dory S. Black
Title:	Secretary

AOMF SELLER:

ANGEL OAK MORTGAGE FUND TRS

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as the Administrator

By:	/s/ Dory Black
Name:	Dory S. Black
Title:	General Counsel

[Amendment 5 to Master Repurchase Agreement (Nomura-AO (P2P))]

AMENDMENT NO. 6

TO MASTER REPURCHASE AGREEMENT

This Amendment No. 6 to the Master Repurchase Agreement, dated as of [  ], 2021 (this “Amendment”), is by and among Angel Oak Mortgage, Inc. (“AOMI Seller” or a “Seller”), Angel Oak Mortgage Fund TRS (“AOMF Seller” or a “Seller”; and together with AOMI Seller, the “Sellers”), and Nomura Corporate Funding Americas, LLC (the “Buyer”).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of December 6, 2018 (as amended by that certain Amendment No. 1 to the Master Repurchase Agreement, dated as of April 3, 2019, that certain Amendment No. 2 to the Master Repurchase Agreement, dated as of June 24, 2019, that certain Amendment No. 3 to the Master Repurchase Agreement, dated as of October 29, 2019, that certain Amendment No. 4 to the Master Repurchase Agreement, dated as of July 21, 2020 and that certain Amendment No. 5 to the Master Repurchase Agreement, dated as of December 4, 2020 the “Existing Repurchase Agreement”; as amended by this Amendment and as may be further amended, restated, supplemented and otherwise modified from time to time, the “Master Repurchase Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon changes.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.                                   Amendments. The Existing Repurchase Agreement is hereby amended as follows:

1.1.                            The definitions of “Change in Control”, “Financial Statements” and “Holdback Trigger Event” in Section 2 of the Existing Repurchase Agreement are each hereby amended by deleting the applicable definition in its entirety and replacing it with the following, each in the appropriate alphabetical order:

“Change in Control” shall mean:

(i)                                     any transaction or event as a result of which AOMI Seller ceases to directly own one hundred percent (100%) of AOMF Seller;

(ii)                                  the sale, transfer, or other disposition of all or substantially all of either Seller’s assets (excluding any such action taken in connection with any Capital Markets Rights transaction);

(iii)                               Angel Oak Capital Advisors, LLC ceases to be the primary active manager of any Seller; or

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(iv)                              the consummation of a merger or consolidation of any Seller with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), if more than fifty-one percent (51%) of the combined voting power of the continuing or surviving entity’s Capital Stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not owners of any Seller immediately prior to such merger, consolidation or other reorganization.

“Financial Statements” shall mean the consolidated financial statements of AOMI Seller prepared in accordance with GAAP for the year or other period then ended.  Such financial statements will be audited, in the case of annual statements, by a nationally recognized independent certified public accounting firm.

Holdback Trigger Event” shall mean, as of any date of determination, (i) AOMI Seller’s Net Asset Value (as such term is defined in the Pricing Side Letter) is less than the Holdback Net Asset Value Threshold or (ii) (x) the aggregate Repurchase Price of the RTL Mortgage Loans or CRE Bridge Mortgage Loans exceeds the Holdback Repurchase Trigger Amount and (y) the aggregate Holdback Amount is greater than the Holdback UPB Trigger Amount.

1.2.                            The definitions of “Guarantor” and “Guaranty” in the Existing Repurchase Agreement are each hereby deleted in each of their entirety, and all references to such terms shall be inapplicable, but solely to the extent of such terms and the related obligations of the Guarantor.  For the avoidance of doubt, all obligations of each Seller shall remain in full force and effect, except as specifically amended hereby.

1.3.                            The representation and warranty set forth in Section 13(a)(vii) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(vii)                           Financial Statements.  [AO to confirm dates] AOMI Seller has heretofore furnished to Buyer a copy of its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year ended December 31, 2020 and the calendar quarter ended March 31, 2021, and the related consolidated statements of income and retained earnings and of cash flows for AOMI Seller and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of a nationally recognized accounting firm.  All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of AOMI Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such monthly periods, all in accordance with GAAP applied on a consistent basis.  Since March 31, 2021, there has been no material adverse change in the consolidated business, operations or financial condition of AOMI Seller and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is AOMI Seller aware of any state of

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facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect.  AOMI Seller has, on March 31, 2021, no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of AOMI Seller except as heretofore disclosed to Buyer in writing.

1.4.                            The representation and warranty set forth in Section 13(a)(xvi) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(xvi)                       Litigation.  There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting either Seller or any of their Subsidiaries or affecting any of the Property of any of them before any federal or state court or before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim in an aggregate amount greater than Five Hundred Thousand Dollars ($500,000), (iii) which, individually or in the aggregate, if not cured or if adversely determined, could be reasonably likely to have a Material Adverse Effect or constitute an Event of Default, or (iv) relates to any violation of the Home Ownership and Equity Protection Act or any state, city or district high cost home mortgage or predatory lending law.

1.5.                The covenant set forth in Section 14(d) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(d)                                 Financial Reporting.  Each Seller shall maintain a system of accounting established and administered in accordance with GAAP, and each Seller shall furnish to Buyer in connection with clauses (i) - (iv) below, via email to nomuracovenants@nomura.com, in a format reasonably acceptable to Buyer:

(i)                    Within ninety (90) days after the last day of its fiscal year, each Seller’s unaudited balance sheet as of the end of such fiscal year, in each case presented fairly in accordance with GAAP;

(ii)                 Within sixty (60) days after the last day of each of the first three (3) fiscal quarters of each fiscal year of each Seller, each of the Sellers’ management certified Financial Statements, including a balance sheet, income statement and cash flow statement, each as of the end of such fiscal quarter and in each case presented fairly in accordance with GAAP;

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(iii)              Within one-hundred and twenty (120) days after the last day of its fiscal year, commencing with the 2021 fiscal year, each of the Sellers’ Financial Statements for such fiscal year, presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a nationally recognized accounting firm;

(iv)             (A) Simultaneously with the furnishing of each of the financial statements to be delivered pursuant to subsection (i)-(iii) above, a certificate of each Seller in form and substance acceptable to Buyer in its reasonable discretion, and certified by an executive officer of the respective Seller, and (B) quarterly, or simultaneously with the financial statements to be delivered pursuant to subsection (ii) above, an officer’s certificate of covenant compliance of each Seller certifying that the related Financial Statements are true and correct in all material respects;

(v)                Within fifteen (15) days after the end of each calendar month, a monthly servicing report of the related Servicer or Subservicer, in form and substance reasonably acceptable to Buyer;

(vi)             Two (2) Business Days prior to each Remittance Date, a monthly remittance report of the related Servicer or Subservicer, in form and substance reasonably acceptable to the Buyer;

(vii)          Within five (5) days after any material amendment, modification or supplement has been entered into with respect to the related Subservicing Agreement, a fully executed copy thereof, certified by the Seller;

(viii)       Within fifteen (15) days after the end of each calendar month, a monthly report listing Mortgage Loans held for each Seller that are not Purchased Assets;

(ix)             Any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to either Seller or the Purchased Assets, as soon as possible after the discovery thereof by either Seller;

(x)                Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of each Seller and their Subsidiaries as Buyer may reasonably request;

(xi)             Within two (2) days after each sale of a Purchased Asset, a copy of the related purchase confirmation (which indicates the Purchased Asset sold, the date sold, the name of the purchaser and the purchaser price); and

(xii)          Access to the related Servicer’s or Subservicer’s online loan data site containing sale data, data tapes and other reports maintained by the related Servicer or Subservicer in accordance with the related Servicing Agreement or Subservicing Agreement.

(xiii)       Within fifteen (15) days after the end of each calendar month, a monthly report listing such month’s Delinquency Percentage and Repurchase Percentage (as each term is defined in the related MSR Purchase Agreement);

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1.6.                The covenant set forth in Section 14(k) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(k)                                 Financial Condition Covenants.  AOMI Seller shall comply with the Financial Condition Covenants set forth in the Pricing Side Letter.

1.7.                The covenant set forth in Section 14(w) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(w)                               Reserved.

1.8.                            The Event of Default set forth in Section 15(s) of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(s)                                   Financial Statements.  AOMI Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of any Seller as a “going concern” or a reference of similar import; or

SECTION 2.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof subject to Buyer’s receipt of (i) this Amendment and (ii) Amendment No. 5 to Pricing Side Letter, dated as of the date hereof, each executed and delivered by Sellers and Buyer and such other documents as Buyer may reasonably request.

SECTION 3.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures In Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to

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the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

SECTION 5.                            Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6.                            GOVERNING LAW AND WAIVER OF JURY TRIAL.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  THE PARTIES HERETO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused their name to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BUYER:

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:
Name:
Title:

[Amendment 6 to Master Repurchase Agreement (Nomura-AO (P2P))]

AOMI SELLER:

ANGEL OAK MORTGAGE, INC.

By:

Name:
Title:

AOMF SELLER:

ANGEL OAK MORTGAGE FUND TRS,

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as the Administrator

By:
Name:
Title:

[Amendment 6 to Master Repurchase Agreement (Nomura-AO (P2P))]